Registration Number __________

                   U.S. Securities And Exchange Commission
                          Washington, D.C. 20549

                                Form SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      FIRST ENTERTAINMENT HOLDING CORP.
                      --------------------------------
               (Name of small business issuer in its charter)

  Nevada                         7900                       84-0974303
  --------------------------------------------------------------------
(State or jurisdiction of  (Primary Standard Industrial   (I.R.S.
Employer
incorporation or           Classification Code Number)   Identification
No.)
organization)


        5495 Marion Street, Denver, Colorado 80216; (303) 382-1500
        ----------------------------------------------------------
       (Address and telephone number of principal executive offices)


        5495 Marion Street, Denver, Colorado 80216; (303) 382-1500
        ----------------------------------------------------------
 (Address of principal place of business or intended principal place of business)

Douglas R. Olson, 5495 Marion Street, Denver, CO 80216; (303) 382-1500
 ----------------------------------------------------------------------
          (Name, address and telephone number of agent for service)
                              With a copy to:
                           Alan L. Talesnick, Esq.
                           Francis B. Barron, Esq.
                           Patton Boggs  LLP
                           1660 Lincoln Street
                           Suite 1900
                           Denver, Colorado 80264
                           (303) 830-1776


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of      Amount      Proposed Maximum  Proposed   Amount
each class    To Be       Offering Price    Maximum    of
of securities Registered  Per Share         Aggregate  Registration
to be                                       Offering   Fee
registered                                  Price
Common Stock  550,000     $.875 (1)         $481,250(1) $134(1)

Common Stock  200,000     $2.00             $400,000    $111
that may be
issued upon
exercise of
Warrants(2)

Common Stock  375,000     $1.00             $375,000    $104
that may be
issued upon
exercise of
warrants(3)

Common Stock   25,000      $1.0312          $ 25,780    $7
That may be
Issued upon
Exercise of
Options(4)

Common Stock  441,650      $.875(1)         $386,444(1) $107(1)
Offered
Pursuant to
Rescission
Offer(5)

TOTAL         1,591,650                       $1,668,474 $463

(1) The price and filing fee were determined in accordance with Rule 457 based upon the average of the high and low prices reported by the OTC Bulletin Board on November 30, 1999, which is within five business days prior to the date of filing of this registration statement.

(2)  Warrant to purchase these are exercisable at $2.00 per shares.
(3)  Warrant to purchase these are exercisable at $1.00 per shares.
(4) Options to purchase these shares are exercisable at $1.0312 per share.
(5) The shares offered pursuant the recession offer are offered in exchanged for shares that were issued in excess of those registered by the Company on a pervious registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  PROSPECTUS DATED DECEMBER 1, 1999
                       SUBJECT TO COMPLETION

                                               SELLING STOCKHOLDER AND
                                   COMPANY RESCISSION OFFER PROSPECTUS

                   FIRST ENTERTAINMENT HOLDING CORP.
                   1,591,650 Shares Of Common Stock


The shares covered by this Prospectus consist of the following:

  Up to 550,000 shares of Common Stock purchased by certain selling shareholders in private placement transactions and upon the exercise of stock options and warrants.
  Up to 600,000 shares of Common Stock that may be issued to certain selling stockholders, when they exercise stock options and warrants issued by the Company.
  Up to 441,650 shares of Common Stock that may be issued by the Company in a rescission offer to up to five persons who previously received shares in transactions that were not registered.
      The selling stockholders have not entered into any underwriting arrangements. The prices for the Common Stock may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the Common Stock. The Company will not receive any of the proceeds from the sale of these shares.

      The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol "FTET". On November 22, 1999, the closing price of the Common Stock was $1.02 per share.

      Investing in the Common Stock involves certain risks. See the "RISK FACTORS" section beginning on page 4.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The date of this prospectus is December 1, 1999

                       PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements.


The Company

	We engage in, or hold controlling interests in entities that engage in radio, live entertainment and internet related businesses. Through our Quality Communications, Inc. subsidiary, we operate an FM radio station in Gillette, Wyoming that plays contemporary country music. Through our Comedy Works, Inc. subsidiary, we operate a comedy club in downtown Denver, Colorado. We also are pursuing internet related businesses.

The Offering By
Selling Shareholders
This prospectus relates to the sale or transfer of up to 1,150,000 shares of common stock. These shares consist of the following:

  Up to 550,000 shares of Common Stock purchased by certain selling shareholders in private placement transactions and upon the exercise of stock options and warrants.
  Up to 600,000 shares of common stock that may be issued to certain selling stockholders when they exercise stock options and warrants issued by the Company.
The common stock may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares. See, "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION".
We will not receive any proceeds from the sale of Common Stock by the selling stockholders. If the options and warrants held by the selling stockholders are exercised, we will use the proceeds from these exercises for general and administrative expenses and working capital.

Rescission Offer
This prospectus also will be used by the Company to make a rescission offer to five persons and entities who were inadvertently issued 441,650 more shares than were registered on a prior registration statement. These shares were issued at various rates between $.20 and $.69 per share in consideration for services provided to the Company valued at an aggregate total of $175,205. Although exemptions from registration of the issuance of the shares may be available, because the issuance of these shares was not registered, the Company is offering to exchange the previously issued shares for shares registered under this Prospectus on a one-for-one basis. See "RESCISSION OFFER" below.

Proposed Name Change
In November 1999, we determined to recommend to the shareholders for their approval that the name of the Company be changed to "F2 Network Group, Inc.". The Company anticipates that the proposed name change will be voted upon by the shareholders at a meeting to be held in December 1999 or January 2000.

Company Offices
Our offices are located at 5495 Marion Street, Denver, Colorado 80216, telephone number (303) 382-1500.

                                RISK FACTORS

     Prospective investors should carefully consider, together with the other information herein, the following factors that affect us.


We have a history of losses and a going concern issue.

     During the period from inception (January 17, 1985) to December 31, 1998, we incurred operating losses in each fiscal year. Cumulative net losses for that period amount to approximately $16,500,000. As of December 31, 1998, we had a stockholders' deficit of approximately $483,000 and had an excess of current liabilities over current assets of approximately $1,500,000. In addition, in some cases, we have been unable to meet our obligations as they become due. The independent certified public accountants' report on our financial statements contain an explanatory paragraph, which, in general, indicates that we have suffered recurring losses from operations, have a working capital deficiency and have defaulted on a substantial portion of our debt. These conditions raise substantial doubt about our ability to continue as a going concern. Management's plans include obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations, although there is no assurance that the Company will be able to do so. In April 1999, we were successful in obtaining financing from the First National Bank of Gillette to pay debt to a creditor totaling $125,000, which came due on March 31, 1999. The financial statements do not include any adjustments that might result from the going concern uncertainties.

We have a limited public market.

     Historically, there has been a limited public market for our shares. We cannot assure that a larger, liquid market will ever develop or that if developed it will be sustained. Individuals may not be able to liquidate their investment on favorable terms at the time they desire to do so.

We would be adversely impacted by potential future sales pursuant to Rule 144.

     At September 30, 1999, there were 11,966,646 shares issued and outstanding. Approximately 2,922,764 shares are "restricted securities", the transfer of which is limited under the Securities Act of 1933, as amended (the "Act"). Under certain circumstances, these restricted securities may become available for resale to the public pursuant to Rule 144 promulgated under the Act. Approximately 95% of these restricted shares have passed the date upon which they may be sold in reliance upon Rule 144. Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed one percent (1%) of the then outstanding common stock. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been one of our affiliates for at least 90 days and who has satisfied a two year holding period. The possibility of the sales under Rule 144 may adversely affect the market price of our securities.

We may not succeed in the negotiation of rights to proprietary rights and may suffer increased costs.

     The negotiation of acquisition, financing, licensing and sub-licensing, production, distribution and sub-distribution agreements can be a critical factor in our business. We cannot be certain of the success of any such negotiations. Any or all of our packaged projects could fail to receive any commitment for financing, production or distribution.

     Even when funds are obtained to pursue a particular project, the project may be delayed because of various events beyond our control such as labor problems, delays in development, lack of qualified personnel, equipment breakdowns, and other circumstances. We intend to seek insurance in order to reduce our exposure to such risks, but our success in obtaining insurance against all such contingencies is unlikely and additional financing may be required under such circumstances. In the absence of a completion bond, and in the event that such financing is not available, or qualified substitute personnel cannot be engaged, the project may have to be abandoned. If, on the other hand, a delayed project can be produced, it might be completed only at a substantially higher cost to us.

The multimedia entertainment business is speculative in nature.

     Profits, if any, from the businesses in which we engage are dependent on widespread public acceptance of, and interest in, each creative project undertaken by our various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which we may have no control, including, among other things, unpredictable critical review, positioning in the market and changeable public tastes. Due to factors such as the unpredictability of audience appeal, many of our completed projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. We may not recoup all or any portion of our investment in a particular project, and cannot guarantee that any project will yield us profits.

We depend on key employees.

     Success of the Company depends on the continued active participation of Douglas Olson, our President and Chief Operating Officer, and Howard Stern, our Chief Executive Officer, even though neither of them devotes 100% of his time to the Company. Our internet business depends on the continued active participation of Michael Marsowicz. There is no employment agreement with any of Mr. Olson, Mr. Stern or Mr. Marsowicz, and we do not carry any "key-man" life insurance on any of them.

We may be unable to identify, acquire or commercialize additional technologies.

     From time to time, if our resources allow, we intend to explore the acquisition and subsequent development and commercialization of additional technologies in the entertainment and internet fields. We cannot predict whether we will be able to identify any additional technologies and, even if suitable technologies are identified, that we will have sufficient funds to commercialize any such technologies or that any such technologies will ultimately be viable.

We cannot predict the status of our property rights.

     Although we have developed, and continue to develop, our own internet content and products, we have entered into license agreements with respect to other internet products. We cannot guarantee that such license rights will provide us with significant protection from competitors. Property rights protection generally is uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with such property rights protection. Therefore, we cannot assure that any rights licensed to us will afford protection against competitors with similar technologies and that we will have the financial resources necessary to enforce our property rights.

     Even though we have licenses, under the terms of our license agreements, we generally are responsible for protecting the intellectual property rights subject to these agreements. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the rights. Further, the cost of the litigation to defend any challenge to uphold the validity and enforceability and prevent infringement of our licensed rights can be substantial. Any or all of the above could result in our business being materially and adversely affected. We may also be required to obtain additional licenses from others to continue to refine, develop, and market new products. We may not be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable.

We need additional funding to sustain our operations.

     In order to continue our business plans fully, we anticipate that we will need additional funding. We do not have a steady source of revenue to provide funding to sustain operations. The availability of a reliable source of revenue to sustain our operations is beyond our control.

We could be adversely impacted by intense competition.

      We compete in the areas of radio broadcasting, comedy club
operation and internet related businesses with other companies.   Many
of these competitors have substantially larger financial and other resources than us. In the internet area, companies with greater financial resources than us have not been able to generate positive cash flow or profits from operating internet related businesses. From time to time, there may be competition for, and shortage of, broadcasting talent and comedians, and internet content and qualified computer technicians. We may therefore not be able to attract the best available talent required to develop our businesses. This competition and these shortages could lead to an increase in costs that could adversely effect us. We also compete with other companies for advertising on our radio station and internet portal. Our internet revenues are based on the ability to attract advertisers. In addition, the low cost of entering internet related businesses may result in additional competition in the future.

Technology changes.

     The internet related businesses in which we operate and intend to operate are characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before us, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We cannot ascertain that we will be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. One or more of the technologies that we may implement in the future may become obsolete. If this occurs, our business, financial condition and results of operations could be materially adversely affected. If we are unable to utilize the most advanced commercially available technology, our business, financial condition and results of operations could be materially and adversely affected.

New government regulations could increase our costs.

     Our current and planned businesses are subject to a variety of federal, state and local government regulations, including regulations concerning the licensing and operation of our radio station, concerning sales of alcohol as they relate to our comedy club business, and concerning internet gaming as they relate to our internet business. Although we intend to be in compliance with applicable government laws and regulations, we cannot predict that significant costs for compliance will not be incurred in the future.

     Our comedy club operations are subject to various regulations concerning health and safety and the dispensing of alcohol. The failure to comply with these regulations could lead to the closing of the club and have a material negative impact on us. In addition, we could be subject to lawsuits resulting from actions of patrons of the comedy club business who become intoxicated. Although we currently believe that we have obtained adequate insurance to protect against these potential liabilities, we cannot predict that this will be the case.

     Our radio business is subject to regulation by the Federal
Communications Commission. Although we do not believe that compliance with FCC regulations will be burdensome, the failure to comply with applicable regulations could result in the loss of the radio station license and a resulting interval adverse affect on us.

We may be unable to obtain foreign government approvals.

     Because of the global reach of the internet, certain of our proposed internet products may be subject to extensive regulation in countries other than the United States. We may not be able to obtain the approvals necessary to market our internet products outside of the United States.

We could be adversely impacted by risks associated with management of growth.

     Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although we cannot predict that this rapid growth will occur, to the extent that it does occur it will place a significant strain on our financial, technical, operational and administrative resources. As we increase services and enlarge the number of projects it is evaluating or in which it is participating, there will be additional demands on our financial, technical and administrative resources. If we fail to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of qualified personnel, we could be adversely effected.

Lack of diverse business operations may lead to a concentration of risks.

     We currently are involved in the radio broadcast business through the ownership of one station in Gillette, Wyoming, in the comedy club business through the ownership of one comedy club in Denver, Colorado, and in the operation of an internet portal and web page development. Although we are pursuing other business opportunities, our revenues currently derive primarily from the one radio station and one comedy club. This lack of diverse business operations subjects us to a certain degree of concentration of risks. Our future success may be dependent upon our success in operating the radio station and comedy club, the development of the internet business, and developing other lines of business that are profitable.

There is limited liquidity in our shares.

      There may be no ready market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. Historically, there has been an extremely limited public market for our shares. We cannot predict that the market will be sustained or will expand. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral.

Penny stock regulation.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or
quoted on the Nasdaq system).   If our shares are traded for less than
$5 per share, as they currently are, the shares will be subject to the SEC's penny stock rules unless (1) our net tangible assets exceed $5,000,000 during our first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or (2) we have had average revenue of at least $6,000,000 for the last three years. We do not meet these requirements. As a result, market transactions in our shares are subject to the penny stock rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our shares are subject to the penny stock rules, the holders of our shares may find it difficult to sell our shares.

No dividends with respect to our shares.

     We have not paid any cash dividends with respect to our shares, and it is unlikely that we will pay any dividends on our shares in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

Forward-Looking Statements And Associated Risk

     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, among other items, (i) the Company's growth strategies, (ii) the Company's products and planned products,
(iii) the need for additional financing, (iv) the need for and uncertainty with respect to necessary regulatory clearances, (v) commercial acceptance of certain of the Company's products and planned products, and (vi) the Company's ability to successfully commercialize its products and to achieve profitability in general. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this prospectus, including the "Risk Factors" section, including, among others, regulatory, financial, market or general economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements in this Prospectus will in fact transpire or prove to basis Prospectus will in fact accurate.




                      PRICE RANGE OF COMMON STOCK
     Our common stock is traded in the over-the-counter market and has been quoted on the OTC Bulletin Board since February 6, 1998, the day after it ceased to be listed on the Nasdaq Stock Market because it did not meet the minimum price requirements. Our trading symbol is "FTET".

     The table below presents the range of high and low closing bid prices for the common stock during each of the quarters indicated. These quotations were obtained from brokers who make a market in the common stock and reflect interdealer prices, without retail mark up, mark down or commission, and may not represent actual transactions.


                                        Closing Bid Price
                                        High        Low
       1999
       First Quarter                           $1.31       $ .1562
       Second Quarter                          $2.0156     $ .6406
       Third Quarter                           $4.125      $1.2188
       Fourth Quarter (through                 $1.34       $ .9688
       October 20, 1999)

       1998
       First Quarter                           $.75        $ .25
       Second Quarter                          $.71        $ .20
       Third Quarter                           $.77        $ .21
       Fourth Quarter                          $.48        $ .12

       1997
       First Quarter                           $2.22       $ .75
       Second Quarter                          $1.47       $ .84
       Third Quarter                           $1.25       $ .72
       Fourth Quarter                          $ .91       $ .66

     On November 11, 1999, the closing sale price for the Company's Common Stock was $.75 per share.

Number Of Stockholders Of Record

     On September 30, 1999, the number of stockholders of record of the Company was approximately 1,170.

DIVIDEND POLICY

     We have not declared or paid any cash dividends on the common stock since the Company's formation and do not presently anticipate paying any cash dividends on the common stock in the foreseeable future.

THE COMPANY

     On December 15, 1997, First Entertainment, Inc. changed its state of incorporation from Colorado to Nevada and changed its name to First Entertainment Holding Corp. We were originally incorporated under the laws of Colorado on January 17, 1985. In November 1999, we determined to change our name to "F2 Network Group Inc.", subject to shareholder approval, which has not yet been obtained. We anticipate that the proposed name change will be voted upon by the shareholders at a shareholders meeting planned for December 1999 or January 2000.

      Currently, we operate or hold controlling interests in three active and two non-operating business segments. The three active segments are known as "Radio", "Live Entertainment" and "Internet".
The non-operating segments are known as "Film" and "Retail". Initially, our business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, we entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which we operate the radio segment of its business. In 1992, we acquired a controlling interest in First Films, Inc. ("FFI"), a publicly held Colorado corporation, under which our film and live entertainment operations are undertaken. In December 1996, we commenced operations of selling infomercial products in freestanding unmanned kiosks in major retail malls including U.S. Military bases. This segment was known as the "retail" segment. In January 1998, we determined to discontinue the operations of the "retail" segment as a result of lower than expected sales. In December 1997, we acquired a 50.8% interest in Global Internet Corp. Global Internet is a development stage company whose planned business activity was to operate an internet gaming site. The investment in Global Internet was written off as of December 31, 1997 and as of December 31, 1998 Global Internet had not yet commenced its planned principal operations. Since early 1999, we have been developing relationships with internet content providers, advertisers and gaming companies in an attempt to create an internet site with links to entertainment and gaming content and to provide internet site development to other parties. In addition, we have been developing its own content in order to establish an internet portal emphasizing entertainment with links to other web sites. The site is located at www.First Entertainment.com.

Radio

      In October 1987, we entered the radio broadcasting business through the acquisition of Quality Communications, Inc. "Quality
Communications", a Wyoming corporation.  Through Quality
Communications, we operate an FM radio station, 100.7, The Fox (the "Radio Station"), located in Gillette, Wyoming.

      In November 1993, the music format of the Radio Station was changed from a top-40 station to a format known as the "Heart of Rock." In February, 1995 the format was changed again to contemporary country. The changes have had a positive effect on its market share and gross revenues. Independent market surveys show the Radio Station has approximately 44% of the market in Gillette, Wyoming. In 1996, the Radio Station started promoting concerts using up and coming country and western singers. The Radio Station was a venue to promote the concerts to add an additional source of revenue for the Radio Station.

     In September 1999, the Company entered into an agreement to purchase an FM radio station (the "New Station") to be built in Lead, South Dakota, and the Federal Communications Commission ("FCC") permits necessary to operate the station. The $300,000 purchase price is to be paid by delivery of $20,000 in cash and a promissory note for $280,000, with no interest, payable over a 15-year period in monthly installments of $1,555.56. The purchase of the New Station is to close after the FCC grants its consent to the assignment of the permits to the Company. At that time, the purchase price will be paid in the manner described above and the Company will commence construction of the facilities necessary to operate the Station. We estimate that construction and installation of the New Station will cost approximately $200,000, including $150,000 of equipment acquisition costs. We intend to fund the costs related to the acquisition and construction of the New Station primarily through equipment leasing arrangements, although approximately $50,000 will be provided from our working capital.

Live Entertainment

     FFI acquired 100 percent of the outstanding stock of Comedy Works, Inc., a Colorado corporation, on September 13, 1990 in exchange for 200,000,000 shares of common stock. Comedy Works was incorporated in 1982 and has operated one comedy club from its Larimer Square, Denver, Colorado location since that time. Comedy Works Larimer Square typically has nine shows per week and has averaged over 1,500 customers per week for the past fifteen years.

     The goal of Comedy Works is to produce first-rate shows in the theater environment. Revenues are generated through both ticket sales at the door and beverage and food sales at tables. The club is open to the public only for shows, which last from 1 to 2 hours each, and number as many as three per night. Non-show times are devoted to preparing and producing a show that changes completely each week, and to promoting and marketing the nightclub.

Internet Activities

     Since 1997, we have attempted to engage in internet related businesses. Through internal resources and relationships with other entities, we developed an internet portal focusing on entertainment. The site, www.FirstEntertainment.com, includes original content
developed by us as well as links to other sites.   We are also
developing relationships with electronic commerce partners and offers web site development services and plans to add web site hosting capabilities. Many of the letters of intent entered into by the Company with potential internet partners have not led to definitive agreements and have been terminated.

     Our internet related businesses are conducted through the Company's First 2 Market, Inc. subsidiary. All That Media, Inc., which was acquired in June 1999, was merged into First 2 Market, Inc. in June 1999. At the time it was acquired by the Company, All That Media was a newly-formed company that specialized in intellectual property development, internet portal development and internet advertising. We issued an option to purchase a total of 500,000 shares of common stock for $.75 per share until October 10, 2001 to the shareholders of All That Media for all the outstanding stock of All That Media. Michael Marsowicz, the President and 50 percent owner of All That Media, received 250,000 of these options. Mr. Marsowicz subsequently was elected to our Board of Directors in August 1999.

     Also in June 1999, we acquired a start-up company named EDRON Associates, Inc. by issuing options to its former shareholders to purchase 300,000 shares of common stock at $1.03 per share for a period of three years. EDRON was a start up company with little revenue and no proprietary or intangible assets at the time of its acquisition by us.


     The following is a summary of our current internet related business.

   Internet Portal.
      We established an internet portal at
"www.FirstEntertainment.com". We are attempting to develop this site into a stand-alone internet site containing entertainment and gaming information as well as a "portal" with links to other sites. We have attempted to provide content on the site internally in order to avoid the expense of obtaining content from outside sources. We believe that the comedy club and radio station businesses provide a source for content. Although we are not yet realizing positive cash flow from our internet activities, we believe that we will be able to obtain positive cash flow through advertising on our web site as well as through "click fees" and commission arrangements with operators of other web sites that are accessed through our web site. We are also pursuing "pay-per-view" events utilizing entertainers in the comedy and country music areas with which we have relationships through the operation of the comedy club and radio station. In an attempt to increase traffic over our web site, we have entered into advertising agreements with Yahoo to place a banner ad and link to our web site on sites operated by Yahoo. We paid Yahoo $136,000 for advertising through December 31, 1999.

   Web Site Development And Hosting
     We also offer web site development services to assist other companies in designing and implementing a presence on the internet.
Web site development is a highly competitive business that is labor intensive and there is no assurance that we will be able to retain qualified personnel to assist in web site development or that we will be able to do so at a cost that allows us to operate this business profitably. We are also considering entering into the web hosting business where we would operate a customer's web site on our computer servers for a monthly fee. Although we would be required to spend additional amounts to purchase computer servers and hire computer maintenance personnel, we believe the revenues that may be generated by this business would offset these costs.

   Possible Internet Gaming Activities
     We also are reviewing the possibility of engaging in internet gaming activities. Currently, we offer games and links to games on our web site. The games offered by the Company do not involve wagering, although some sites reached through links on our site do offer wagering. We are reviewing legal and other issues in connection with whether to allow wagering on our web site and whether to continue providing links to web sites that allow wagering. We will engage in these activities or continue to offer links to sites that offer wagering only if we determine that these activities will not violate applicable laws.

Video

     Initially, we entered the pre-recorded videocassette product market through the design, production and distribution of pre-recorded videocassette travel guides and later expanded into production and distribution of special interest videocassette productions. We are no longer active in the video market, although we have attempted to sell video footage to other companies for use in marketing and internet sites for travel-related companies.

Retail

      In December 1996, we commenced operations of our retail segment through our subsidiary, "The Best of As Seen On TV, Inc." (ASOTV). The segment consisted of selling the most common and most popular infomercial products in free standing unmanned kiosks in retail outlets throughout the United States. We opened our first four unmanned locations in December, 1996, in Pearl Harbor, Andrews Air Force Base and Bolling Air Force Base in Washington, D.C., and Lechmere's in Cambridge, Massachusetts. In March 1997, we terminated our unmanned kiosk operations when the leases to our first four locations were not renewed. Sales volumes at the unmanned kiosk locations were not sufficient to maintain profitable operations. We turned our efforts to operating manned kiosks in major retail malls. Each manned kiosk was approximately 250 square feet and sold the top 50 selling infomercial products. Commencing August, 1997, we opened six manned kiosk locations in six retail malls located in the Denver metropolitan area. The sales volumes for the manned kiosks were less than projected and in January 1998, we determined to discontinue the operations of ASOTV due to operating losses and lack of working capital to further develop the concept.

     The result of operations of ASOTV for the years ended December 31, 1998 and 1997 are disclosed as discontinued operations.

     The assets of ASOTV were written down to their estimated net realizable value resulting in a write down of $490,000 which is included in the accompanying statement of operations for the year ended December 31, 1997 as part of the loss from discontinued operations.

Competition

Radio

     The Radio Station competes with seven other signals available in the area. Two of these radio signals originate from Gillette, Wyoming. We presently enjoy the largest share of the market, based on independent marketing surveys.

Live Entertainment

     Competition is intense in the comedy and music night club entertainment industries. On a national level, we compete for entertainers with companies that are better capitalized, highly visible and have longer operating histories and larger staffs in their respective locations. None of the national comedy clubs have locations in Denver, Colorado. Comedy Works Larimer Square has been in business in Denver, Colorado for 17 years and we believe it to be the highest revenue-producing comedy club in the area. We believe that Comedy Works Larimer Square provides higher-quality acts than its local competitors, reflected in the fact that it charges approximately twice the admission price of its local competitors. The main competitors of Comedy Works Larimer Square are individually-owned and located in shopping centers in the suburbs, while Comedy Works is located in the downtown Denver area.

Internet

      Internet related businesses are subject to intense competition. Companies with greater financial resources than the Company have not been able to generate positive cash flow or profits from operating internet related businesses. In addition, because of the large number of competitors, there is competition for internet content and qualified computer personnel. We may not be able to attract the best available talent to develop our internet business, which could lead to an increase in costs that could have a material adverse effect on our business. We also compete with other companies for advertising on our internet portal. Revenues generated from the internet business are dependent upon advertising. In addition, the low cost of entering internet related businesses may result in additional competition in the future.

Licenses

     The Federal Communications Commission ("FCC") issues radio broadcasters a license to operate within their assigned frequency for seven years. These licenses, upon application, are renewable for additional seven year periods. The FCC issued the Radio Station its original license on October 1, 1983, to operate at a frequency of 100.7 MHz, 24 hours a day, at 100,000 watts of effective radiated power. It was subsequently reissued in October of 1990 and 1997. During the renewal process, the public has an opportunity to express its opinion of how well the particular station is servicing its broadcast area. Extreme public negativity during this period can delay the reissuance process or result in a denial of the reissuance of the license. In addition, frequent violations of FCC rules and regulations can be cause for the denial of the station's license renewal.

     The FCC allots a certain number of frequencies for each broadcast area, based upon community need, population factors and the determination of the economic viability of another station in the designated region. Currently there are no other licenses available in the Gillette area. It is possible to request that the FCC reconsider opening up further frequencies through its rule making body, but this can be a time consuming process. All sales of stations and subsequent transfers of licenses must be approved by the FCC.

Seasonality

Radio

     Although revenues are spread over the entire calendar year, the first quarter generally reflects the lowest and the fourth quarter generally reflects the highest revenues for each year. The increase in retail advertising each fall in preparation for the holiday season, combined with political advertising, tends to increase fourth quarter revenues.

Live Entertainment

     We have found that our highest-revenue months are from July 15 to October 15 of each year. From approximately May 15 to July 15 of each year, business is typically down 30 percent below average, primarily because customers prefer outdoor activities at that time of year. During the holiday season, management has found a slight increase due to once-a-year customers, on vacation or hosting visiting friends or relatives.

Employees

First Entertainment Holding Corp.

     Currently, we employ two executives. We contract the accounting, management information systems and administrative functions to a company owned by Douglas Olson, the President and a Director of the Company, and to other independent consultants.

Radio Station

     The Radio Station employs approximately eight full-time employees and five part-time employees. The full-time employees, are engaged mainly in the administrative radio operations and sales. The part-time employees are engaged in the on-air activities as on-air personalities.

Live Entertainment

     This division has five full-time employees and approximately 26 part-time employees. Full-time employees are management staff and part-time employees are waitresses, bartenders, and door personnel.

Internet

      This division has eight full-time employees and one part-time employee. This division also uses independent contractors, primarily for web site development and maintenance and content development.

Description of Property

First Entertainment Holding Corp.

     Our executive offices are located at 5495 Marion Street, Denver, Colorado 80216. This space is provided to us by Creative Business Services, Inc. ("CBSI") as part of the arrangement between CBSI and the Company. See "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES". In August 1998, we subleased our prior executive office space in an effort to further reduce our operating overhead. We have not been relieved of our obligation as the primary lessee under our prior office lease as a result of the sub-lease. The primary lease expires in August 2002 and provides for monthly rent of $6,824.

Radio Station

     We have facilities in Gillette, Wyoming that house the Radio
Station, 100.7 FM, The Fox. In April 1996, we purchased the land and building which houses the radio station for $300,000 and the land under which the FM tower sits for $125,000.

Live Entertainment

     Comedy Works Larimer Square leases its premises under the terms of a new 10 year lease, which expires January 31, 2008.

     Lease payments in the first year of the lease term, January 1, 1998 to December 31, 1998, were the total of (i) 8% of gross sales of alcoholic beverages, (ii) 6% of gross sales of food related products and (iii) 4% of gross sales relating to door admission.

     Lease payments for the period January 1, 1999 to December 31, 2003 are based on percentage rent as computed above but shall not be less than 75% of the average percentage rent paid during the three year period January 1, 1996 to December 31, 1998. Lease payments for the period January 1, 2004 to January 31, 2008 shall not be less than 75% of the average on percentage rent paid during the three year period January 1, 2001 to December 31, 2003. Average annual percentage rent paid during the period January 1, 1996 to December 31, 1998 was $84,140.

     Our internet related businesses are conducted out of offices located at 2500 East Hallandale Beach Blvd., Suite 605, Hallandale, Florida 33009. These offices consist of approximately 2,300 square feet and are leased pursuant to the terms of a 36 month lease which terminates in July 31, 2002. Monthly rent is approximately $1,872.

Legal Proceedings

     We know of no litigation pending, threatened, or contemplated, or unsatisfied judgments against the Company, or any proceedings of which FEHC or any of our subsidiaries is a party, except as specified below. We know of no legal actions pending or threatened, or judgment entered against any of our officers or directors or any of the Company's subsidiaries in their capacities as such, except as specified below.

      In May 1997, David Spolter and Faige Spolter ("Spolter") filed a lawsuit against the Company in the Superior Court of the State of California. The plaintiffs alleged various federal and state securities violations and sought recovery of their $75,000 investment plus damages. On July 1, 1998 we entered into a settlement agreement whereby the Company agreed to pay Spolter $150,000; $25,000 was paid upon execution of the Settlement Agreement and the remaining $125,000 was payable in monthly installments of $5,000 a month until July 15, 1999 at which time all unpaid principal and interest was due and payable. On July 15, 1999, we paid the remaining principal and interest and the note has been paid in full.

     In 1997, Sharon K. Doud filed a civil action against the Company, A.B. Goldberg and Quality Communications. The lawsuit was filed in the District Court for the Sixth Judicial District of Wyoming (Civil Action No. 21289) and alleged breach of contract, fraud and misrepresentation for failure to convert Class C Convertible Preferred Stock into 91,240 shares of common stock. In April, 1998 a settlement agreement was reached whereby we were required to pay $6,150 in legal fees, issue a promissory note in the principal sum of $125,000 bearing interest at 9.5% per annum due March 31, 1999 and the Class C Convertible Preferred Shares were cancelled. The promissory note and accrued interest were paid in full on April 2, 1999.

     During 1997 and 1998, the Company, certain officers and directors of the Company and other unrelated parties received requests for information from the U.S. Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1997 into various matters. On August 2, 1999, the SEC filed a civil complaint against the Company and A.B. Goldberg in the U.S. District Court in Denver, Colorado. The SEC alleges in its complaint that the Company failed to disclose compensation paid to Mr. Goldberg in the Company's 1995 and 1996 annual reports and in a registration statement and a proxy statement filed by the Company in 1997. In response to this allegation, the Company has disclosed these amounts in the "EXECUTIVE COMPENSATION" section below. The SEC also alleges that the Company failed to timely file certain of its periodic reports. The SEC seeks a permanent injunction against future violations of securities laws by the Company. On October 22, 1999, the Company entered into a consent decree with the SEC. Without admitting or denying the allegations made by the SEC, the Company agreed not to engage in violations of the securities laws in the future. As a result of entering into the consent decree, the civil complaint against the Company will be dismissed. The SEC alleges that Mr. Goldberg received compensation of approximately $350,000 that was not disclosed in the Company's public filings. The SEC alleges that Mr. Goldberg attempted to conceal the compensation by directing the payment of money and stock through his wife, including the issuance of stock that allegedly was not approved by the Company's Board Of Directors. The SEC also alleges that Mr. Goldberg failed to properly disclose his securities holdings in the Company and changes in those holdings. The SEC seeks a permanent injunction, disgorgement, civil money penalties, and an officer and director bar against Mr. Goldberg. Mr. Goldberg has informed the Company that he intends to vigorously defend the claims made against him.

     Pursuant to an agreement entered into between the Company and Balzac, Inc. in April 1997, Balzac Inc. is indebted to the Company in the amount of $985,000, together with interest thereon. Beginning in April 1997, this amount (which at that time was $1 million) was to be repaid over 40 months at 8% per annum by liquidating a minimum of 25,000 shares of Common Stock of the Company per quarter up to a maximum of one million shares held by Balzac, Inc. The Company would be paid any portion of the sales price per share up to $1.00 and Balzac would retain any portion of the sales price over $1.00 per share. Any of the one million shares not sold after 40 months will become the property of the Company. In February 1999, an involuntary bankruptcy petition was filed against Balzac, Inc. by certain of its creditors. The bankruptcy petition was filed in the United States Bankruptcy Court for the Southern District of New York, Case No. 99 B 40646, under Chapter 11 of the Bankruptcy Code. Between March and July 1999, Balzac sold approximately 885,000 shares. The entire $2.06 million of proceeds therefrom are being held by the Bankruptcy Court pending resolution of the various claims for those proceeds. In August 1999, Balzac filed an adversary proceeding with the bankruptcy court, Adversary No. 99-2237, claiming that the Company caused damage to Balzac by failing to register the resale of shares of common stock underlying warrants to be issued to Balzac pursuant to agreements between the Company and Balzac entered into in April 1997. Balzac seeks damages of at least $3,268,356 plus interest thereon. The Company intends to vigorously defend against these charges. In addition, the Company filed a counterclaim against Balzac and third party complaints against two of Balzac's executive officers and directors and Alex Brown, Incorporated. In the counterclaim and third party claims, the Company seeks damages from Balzac, Mr. Deutsch and Mr. Spector for tortious interference with contract and bad faith, and for impairing the Company's security interest in the shares held by Balzac that were to be liquidated to pay amounts owed to the Company. The Company also seeks damages against Alex Brown based on the Company's allegations that Alex Brown, Incorporated interfered with this security interest, as well as breached a trust owed to the Company in failing to liquidate the shares of the Company owned by Balzac. The Company and Balzac have reached a tentative agreement in principle to settle their disputes. A definitive agreement would be required to be entered into and it would be subject to approval by the creditors' committee and the Bankruptcy Court. The agreement in principle provides for the Company to receive $358,000 in cash from the proceeds from Balzac's sale of stock and for Balzac to receive options to purchase 200,000 shares of the Company's Common Stock at $2.00 per share and 375,000 shares of Common stock at $1.00 per share. These options would expire three years after issuance. The transfer of the shares underlying these options is covered by this prospectus.

Available Information

     In accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, materials filed electronically by the Company with the SEC are available at the SEC's Internet web site at http://www.sec.gov.

     This prospectus is part of the Registration Statement on Form SB-2 (together with all amendments and exhibits, referred to as "Registration Statement") under the Securities Act of 1933, as amended
(the "Securities Act"), that the Company filed with the SEC.   The
Registration Statement contains information that is not included in this prospectus.

      Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or document filed as an exhibit to the Registration Statement. Each statement concerning a document that is filed as an exhibit is qualified in all respects by reference to the copy of the document filed as an exhibit. For further information with respect to the Company, reference is made to the Registration Statement.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

     The following is a discussion and comparison of the financial condition and results of operations of the Company as of and for the year ended December 31, 1998, and as of and for the year ended December 31, 1997. Also included is a similar discussion and comparison as of and for the nine month periods ended September 30, 1999 and September 30, 1998. These discussions should be read in conjunction with the Company's Financial Statements, the notes related thereto, and the other financial data included elsewhere in this prospectus.

Results of Operations

     The year ended December 31, 1998 ("1998") compared with the year ended December 31, 1997 ("1997")

     The Company had a net loss from continuing operations of approximately $752,000 in 1998 and $3.1 million in 1997.

     Overall revenues decreased approximately $91,000 or 4%, from $2.3 million in 1997 to $2.2 million in 1998. Live entertainment revenues decreased 3% from $1.39 million in 1997 to $1.35 million in 1998. The Comedy Club has been successful in bringing in highly recognized headliners, some of which performed special engagements during the week when attendance is less than on weekends. Despite decreased
attendance, food sales and liquor sales have increased.   However,
there has been an overall decrease in live entertainment revenue. The decrease is attributable to admission revenues. Overall, the industry has seen a decline in attendance at comedy clubs nationwide, although the Denver comedy club has been able to retain attendance. With the decrease in live entertainment sales in 1998, cost of sales has also decreased 6% from $1.2 million in 1997 to $1.1 million in 1998. The largest component of cost of sales, live entertainment, is labor, including entertainers' compensation, which decreased from $655,472 in 1997 to $590,864 in 1998. All of the $65,000 decrease in labor costs is attributable to a decrease in entertainers' compensation.

      Radio sales have increased 4% from $772,000 in 1997 to $804,000 in 1998 primarily due to an increase in ad sales of $28,000 and an increase in trade show income of $8,000. Although concert income decreased $28,000 in 1998, radio ad-sales increased $28,000. The Radio Station in Gillette, Wyoming is a country music format and began promoting concerts in 1995 for up and coming country music performers. Revenue from concerts was $28,000 in 1998 and $56,000 in 1997. The radio station still has the largest audience share in Gillette, Wyoming. Cost of ad-sales has increased by $25,000, or 5%, from 1997 to 1998 resulting in the primary component in the increase in revenues of $32,000. The single largest component of cost of radio sales is labor which was $290,000 in 1998 and $280,000 in 1997. The radio station has been successful in increasing radio revenues without adding additional employees. The radio station is continuing in its efforts to manage its costs and as such has substantially reduced its operating overhead.

     Video sales in 1997 represent the sale of video distribution rights in the U.S. for $50,000. The Company is no longer active in the video distribution market.

     Other revenue decreased from $112,000 in 1997 to $75,000 in 1998. Other revenue consists primarily of T-shirt, coupon books, cigarette sales and booking agent fees. Other revenues in 1997 include $62,500 from a third party paid to the Company to buy-out its office space.
The unrelated third party needed additional office space and was willing to pay the Company an incentive to move, including the costs of moving. In September 1998, the Company moved to new office space. Other income in 1998 includes $47,000 in rental income from the subleasing of office space, which commenced September 1, 1998. Excluding the $62,500 from other revenue in 1997 and excluding the $47,000 from other revenue in 1998, other income in 1997 was $49,800 as compared to $28,000 in 1998.

     Impairment write downs represents the write down of the Balzac note receivable of approximately $81,400 in 1998 and $902,000 in 1997 to its estimated net realizable value of $0 and $81,340, respectively and a write down of the Company's investment in Global Internet of $557,899 in 1997 to its estimated net realizable value of $0.

     Depreciation and amortization decreased from $141,000 in 1997 to $104,000 in 1998. The decrease of $37,000 is primarily due to the fact that more assets are becoming fully depreciated in 1998 than in 1997.

      Management and administrative fees from affiliates decreased 6% from $240,000 in 1997 to $225,000 in 1998. The underlying agreement, which provides for services valued at $20,000 per month was reduced to $14,000 per month effective September 1, 1998.

     Selling, general and administrative expenses (SG&A) decreased from $1.79 million in 1997 to $787,000 in 1998, a decrease of approximately $1,000,000. The Company made a concerted effort to reduce SG&A during 1998 and 1997, which resulted in significant savings. There were certain transactions which had an adverse effect on SG&A for 1998 and 1997. Legal fees were approximately $170,000 in 1997 compared to $118,000 during 1998. Compensation and consulting fees were approximately $361,000 for 1998 compared to $568,000 for 1997. Nasdaq fees and shareholder expense decreased $16,000 from 1997 to 1998. Travel and entertainment expense also decreased $20,000 between 1997 and 1998. Included in SG&A in 1997 was compensation resulting from the issuance of stock options and warrants totaling $692,000 as compared to $66,000 in 1998. In addition, in 1997 SG&A included a charge of $10,000 resulting from litigation settlements, which did not occur in 1998.

     Notes payable and long-term debt was $1,284,500 in 1997 and $1,184,100 in 1998. The average outstanding balance of long-term debt was $1,173,000 in 1997 as compared to $1,234,300 in 1998. The increase in interest expense between 1997 and 1998 is because overall the weighted average balance in notes payable in 1997 was less than in 1998. At December 31, 1997 the Company accrued $275,000 as the result of a litigation settlement subsequent to year-end. These amounts did not accrue interest during 1997. Interest on the litigation settlements in 1998 was $15,400.

     The nine months ended September 30, 1999 compared with the nine months ended September 30, 1998

      For the nine months ended September 30, 1999 the Company incurred a loss from continuing operations of approximately $2.2 million as compared to a loss from continuing operations of approximately $587,000 for the nine months ended September 30, 1998. The increase in the net loss for the nine months ended September 30, 1999 as compared to September 30, 1998 is primarily the result of compensation related to the issuance of common stock options and an increase in common stock issued for services, which increased approximately $1,260,000.

     Overall, revenues for the nine months increased by approximately $383,000, from $1,566,000 in 1998 to $1,949,000 in 1999. Most of the increase is from live entertainment revenue which increased $272,000 and other income increased $69,000. The increase in live entertainment revenues was due to increased attendance as a result of more big name acts in the first quarter of 1999. Although big name headliners usually draw more attendance, their cost is also substantially higher. Big name headliners were not as available for club acts in 1998 as compared to 1999.

     The Company no longer distributes any videotapes, therefore sales are minimal.

     Radio sales is comprised of radio advertising, concert income, trade show income and super saver advertising income. In 1998, total radio revenue was $587,300 of which radio advertising was $509,000 or 82% of the total radio sales. In 1999, total radio revenue was $619,000 of which radio advertising was $513,000 or 86% of the total radio sales. Radio advertising sales increased $5,000 or 1.0% in 1999 compared to 1998. The primary reason for the overall increase in radio revenue of approximately $32,000 in 1999 compared to 1998 was an increase in concert income of $12,000, supersaver advertising income of $11,000 and trade show income of $5,000.

     Other income at September 30, 1999 and 1998 represents rent income, T-shirt, coupon books and cigarette sales. The primary reason for the increase in other income is sublease income which commenced September, 1998. In the first nine months of 1999, sublease income was $71,000 as compared to $6,000 for the first nine months of 1998.

     Cost of sales live entertainment increased as a result of an increase in revenues and the percent of cost of sales to sales increased from 86% in 1998 to 91% in 1999. Although attendance increased, the labor cost also increased, which resulted in a lower gross profit. Labor costs, which includes entertainers salaries, increased from $410,000 in 1998 to $591,000 in 1999. Labor costs as a percentage of revenues was 44% in 1998 and 49% in 1999.

     Cost of goods sold radio, increased approximately $26,000 comparing 1999 to 1998. The cost of sales radio as compared to radio sales was 72% in 1999 and 71% in 1998.

     The Company commenced its internet division on June 28,1999 and for the quarter ended September 30, 1999 this division has focused on putting together the team of internet engineers, programmers, web site developers, content development and sales and marketing as well as establishing strategic relationships with e-commerce partners, traffic partners and content development.

     Costs and expenses for the period ended September 30, 1999 for the internet division totaling $348,000 are comprised of $170,000 in advertising, $124,000 in salaries and contract labor, $14,000 in recruiting fees and $40,000 in other operating costs.

     The goal of this division is to continue to expand the multimedia internet entertainment through the exploitation of our existing assets in an internet model, in addition to the growth of our retail website development, advertising, marketing, rich media development, e-commerce and syndicated affiliate programs. In addition, we are constantly identifying companies with compatible internet e-commerce and for rich media development capabilities or business models that through strategic alliances, mergers or acquisitions, could help us reach our ultimate goal much sooner.

     We have not yet completed a full analysis of the working capital needed to develop the internet business, which will include retail website, development, advertising and marketing, rich media development, affiliate program development and e-commerce development, although working capital currently is not sufficient to fund the internet division and its needs for additional staff for the next year. The Company has been issuing stock to internet division employees and consultants to fund salaries, wages and consulting fees thereby reducing the requirement for working capital. There can be no assurances that the Company would be successful in obtaining the working capital necessary to complete the business plan for the internet segment and commerce profitable operations.

     A substantial portion of the Company's assets are fully depreciated and additions to property and equipment was $160,000 for 1999. In February, 1999 the comedy club completed a major remodeling project which costs $150,000. The remodeling costs are being amortized over the life of the lease, approximately nine years. As a result of the depreciation associated with the remodeling costs, depreciation expense for 1999 increased over 1998.

     Management and administration fees, affiliate represents fees paid to a related party for accounting and administrative functions which are outsourced to the related company. Monthly fees were approximately $21,000 a month for the period January 1,1998 through August 31,1998 and $14,000 a month for the period September 1, 1998 and through April 30,1999, $18,000 a month for the period May 1, 1999 to July 31, 1999 thereafter increasing to $22,000 a month.

     General and administrative costs increased approximately $1.35 million in 1999 as compared to 1998. The increase is primarily attributable to compensation costs of approximately $1,029,000 associated with options issued 1999 and accounted for in accordance with SFAS 123 and APB 25. In addition, common stock issued for services increased $230,000 comparing 1999 to 1998, an increase of 58%.

     Interest expense increased 1999 over 1998 as a result of an increase in notes payable of approximately $275,000 due to litigation settlements in April and July, 1998 and an increase in notes payable of 150,000 in February, 1999 associated with leasehold improvements at Comedy Works in which interest did not accrue until after the first quarter of 1998 for the litigation settlements but were in effect for the entire six months of 1999.

Liquidity and Capital Resources

      As of September 30, 1999, the Company had a working capital deficit of approximately $1.2 million. Despite a loss of approximately $2.1 million, net cash used in operating activities was only $383,000 primarily due to common stock options granted and common stock issued for services of $1.66 million. The Company has been able to issue common stock for services thereby reducing the need for working capital.

     The Company's ability to continue as a going concern will largely depend on its ability to extend existing debt obligations, generate working capital through debt or equity financing and profitable operations. Working capital deficiencies have hindered the Company's ability to fund certain business segments. Working capital is needed to further develop both existing lines of business and new lines of business and the new internet line of business. The likelihood of obtaining the necessary equity financing is uncertain at this time.

      The Company has been successful for the first nine months ended September 30, 1999 and in 1998 in financing some of its operations through the issuance of common stock in exchange for services. In 1999, the Company issued 581,584 shares of common stock valued at $627,200 or an average of $1.08 per share. In 1998, the Company issued 1,169,706 shares of common stock valued at $396,000 or an average of $.34 per share. In February 1998, the Company was delisted from NASDAQ which had adversely affected the price of the stock for most of 1998. Of the total costs and expenses of $2.1 million in 1998 and $4.1 million in 1999, $396,000 was paid in stock in 1998 and $627,200 was paid in stock in 1999. Stock issued as a percentage of revenue was 19% in 1998 and 15% in 1999.

     Commencing with the new lease for the Comedy Works space in Larimer Square in Denver, Colorado, effective January 1, 1998, Comedy Works began a significant remodeling project. The remodeling was completed in February, 1999. The total remodeling costs were approximately $300,000 of which $150,000 was paid by the landlord (lessor) as tenant improvements and $150,000 was paid by Comedy Works. The landlord (lessor) has agreed to finance the Company's portion of the remodeling cost payable monthly at 12% per annum over 10 years. The monthly payments are approximately $2,300.

     The Company had a note payable in the amount of $88,000 which came due in July, 1999 that was paid in full and had a note payable for approximately $125,000 that was due October, 1999 but was extended by the bank to October, 2000 with monthly payments of $2353.
Additionally, working capital is needed for marketing the internet site, although the Company has not yet determined the marketing budget, the Company currently anticipates spending $45,000 on both traditional and internet advertising. This is in addition to $136,000 spent to market the Company's site on sites operated by Yahoo. The Company also purchased a radio station in Leeds, South Dakota. The Agreement, required a $20,000 non-refundable down payment, with the remaining $280,000 payable monthly over 15 years upon the approval of the transfer of the license by the FCC. As of November 1, 1999 the FCC had not yet approved the transfer. The Company estimates that it will require approximately $150,000 to $200,000 in equipment to commence operations which the Company expects to finance through equipment leasing.

     The Company has also increased its staff related to internet web development, internet advertising and marketing. Commencing June 28, 1999, the monthly obligation for salaries and overhead is approximately $45,000. First 2 Market, the internet segment subsidiary, does not yet generate significant revenues and is not expected to be profitable 1999. In July and September, 1999, the Company entered into marketing/advertising agreements with Yahoo totaling $136,000. Currently, the Company has limited working capital and does not have sufficient working capital to meet its existing debt obligations and other working capital needs contemplated under the various definitive agreements executed in the first quarter of 1999.

     In 1999 through September 30, 1999, the Company raised $646,875 in private placement equity financing through the sale of common and preferred stock and the exercise of common stock options, but there can be no assurance that the Company would be successful in raising the additional equity financing needed as contemplated under the letters of intent or the definitive agreements executed in 1999. In some cases, the Company has not yet completed its due diligence procedures which includes an analysis of the working capital needed. For those letters of intent in which the Company is still performing due diligence and other evaluation procedures it is not possible to estimate the working capital needed to consummate these agreements and execute the business plan.

     A valuation allowance offsetting the Company's net deferred tax asset has been established to reflect management's evaluation that it is more likely than not that all of the deferred tax assets will not be realized.

Year 2000 Compliance

     Year 2000 compliance is the ability of computer hardware and software to respond to the problems posed by the fact that computer programs traditionally have used two digits rather than four digits to define an applicable year. As a consequence, any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing interruption of operations, including temporary to perform accounting functions and processing credit card payment and delays in the receipt of payments from credit card companies purchasers of oil and gas production, if any. The Company currently is reviewing the Company's computers and software as well as other equipment that utilizes imbedded computer chips, such as cash registers, facsimile machines and telephone systems. The Company believes that its review will be completed prior to November 30,1999 although to date no systems have been determined to be Year 2000 Non-Compliant. Substantially all of the internal accounting function has been outsourced to a related party company.
The Company has been assured by the related party company that its accounting software and computers, file servers and other network systems are Year 2000 Compliant and that services should not be interrupted.

     Until the Company's Year 2000 review has been completed, the Company has no estimate of the cost to correct any potential deficiency in Year 2000 compliance for its computers and equipment. Upon the completion of the Company's Year 2000 review, the Company intends to develop a contingency plan to address potential Year 2000 problems.

Recent Accounting Pronouncements

     In June 1997, FASB issued Statement of Financial Accounting Standards No. 130, entitled "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, entitled "Disclosure about Segments of Enterprise and Related Information" (SFAS
131). SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive Income is defined to include certain changes in equity but not those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. SFAS 131 supersedes Statement of Financial Accounting Standards No. 14, entitled "Financial Reporting for Segments of a Business Enterprise." SFAS 131 revises standards of the way public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing segment performance.

     SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The Company adopted SFAS 130 and 131 and restated all prior periods. The adoption of SFAS 130 and 131 did not have a material effect on its results of operations for 1998 and 1997.

     In February 1998, the FASB issued SFAS No. 132 "Employers' Disclosure about Pensions and Other Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. The adoption of this statement had no impact on the Company's financial statements.

     The FASB has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements.

     The FASB recently issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking
Enterprises"  "SFAS No. 134".   SFAS No. 134 establishes new reporting
standards for certain activities of mortgage banking enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. This statement is effective for the fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no impact on the Company's consolidated financial statements.



                            MANAGEMENT

     The directors and executive officers of the Company, their respective positions and ages, and the year in which each director was first elected, are set forth in the following table. Each director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Additional information concerning each of these individuals follows the table.

Name              Age   Position                Tenure as Officer
                                                or Director
Doug Olson        50    President,Chief         February 1999 to
                        Operating               present
                        Officer and Director
Howard Stern      44    Chief Executive Officer February 1999 to
                        And a Director           present
Wende Curtis      35    Secretary               February 1999 to
                                                present
A. B. Goldberg    51    Director                April 1993 to present
Michael Marsowicz 36    Director                August 1999 to present
Philip Puccio     55    Director                October 1999 to present
William Rubin     38    Director                November 1998 to
                                                present

All of the Director's terms expire at the next annual meeting of shareholders or when their successors have been elected and qualified. The Officers of the Company serve at the pleasure of the Board of Directors.

     The following sets forth background information concerning the above Directors and Executive Officers:

     Douglas Olson has served as President of the Company since August 1999, as Chief Operating Officer since November 1999, and as a Director of the Company since February 1999. Mr. Olson previously served as the President and a Director of the Company from March 1993 to February 1995 and as Chief Executive officer from August 1999 until November 1999. Since February 1995, Mr. Olson has been the President and owner of Creative Business Services, Inc. ("CBSI"), which provides accounting and management information services. The Company outsources its accounting function to CBSI.

     Wende Curtis has served as the Secretary of the Company since February 1999. Since June 1993, Ms. Curtis also has served as the President and General Manager of the Company's Comedy Works, Inc. subsidiary. Ms. Curtis received a B.A. degree from Colorado State University, Fort Collins, Colorado, in 1987.

     Abraham "A.B." Goldberg has served as a Director of the Company since April 1998. From February 1995 until August 1999, he served as President and Chief Executive Officer of the Company. Mr. Goldberg previously served as a producer of First Films and as Executive Producer and Financial Consultant since January 1987. Mr. Goldberg served as President of Harvard Financial Group, an independent investment consulting firm, from November 1976 through April 1982. Since April 1982, Mr. Goldberg has consulted with a variety of businesses, including First Films. Mr. Goldberg earned a Bachelor's Degree in Finance from the University of Colorado, Boulder, Colorado in 1969 and attended the University of Denver College of Law. Mr. Goldberg was elected President and Chief Executive Officer in February 1995.

     Howard Stern has served as a Director of the Company since February 1999 and as Chief Executive Officer since November 1999. He has been in the life insurance business since his junior year in college at the University of Pittsburgh in 1975. A Bronze, Silver and Gold Award winner with Northwestern Mutual, Howard became a provisional applicant to the Million Dollar Round Table at the age of 21. He became a Life and Qualifying Member in 1994 and has consistently qualified for the Top of the Table for the last five years.

     In July 1993, Mr. Stern joined The New York Life Insurance Company where he was extremely active in product development. As a charter member of New York Life's Chairman's Cabinet, his awards and accomplishments included the Professional Experienced Agent Award in 1993 & 1995, New York Life's Agent of the Year in 1995 & 1997, the Seymour Smoller Distinguished Service Award in 1996, and the Fort Lauderdale Individual Life Leader in 1994, 1995, 1997 and 1998.

     Mr. Stern achieved the position of Council Vice President in 1997, finishing second among all New York Life agents nationally, and in 1998 became Council President. Mr. Stern was a 1998 faculty member of NYLIC University's "Leader For Life" Program.

     On October 8, 1998, Mr. Stern ended his relationship with the New York Life Insurance Company and signed a Career Agent's contract with MassMutual Life Insurance Company.

     Mr. Stern has served as a consultant to several life insurance companies, both domestically and abroad, on the development of Variable Products marketing and training, and has been a featured speaker at industry functions. He is a member of the Advanced Association of Life Underwriters (AALU), National Association of Life Underwriters (NALU), Broward County Life Underwriters, and a member of the American Society of CLUs, (BCLUA).

     Mr. Stern is a panel member of the National Association of Securities Dealers (NASD) Arbitration Board. He currently is licensed in 20 states for the sale of Life Insurance and Variable Products. He is an approved "CE" Instructor in 48 states and in 1998 taught 8 classes nationally for the American College.

     William "Bill" Rubin has been a commercial loan officer for Enterprise Social Investment Corporation since 1992, and has served as a vice president with various financial institutions. Mr. Rubin's responsibilities included underwriting and originating construction and real estate current employment loans, workout and restructuring of real estate loans, and management of loan portfolios in excess of $150 million. Mr. Rubin earned a BBA in Finance and Accounting from Southern Methodist University in 1983. Mr. Rubin serves as a director for Assets Management.

     Michael Marsowicz has served as Chief Technology Officer of the Company since July 1999 and as a Director of the Company since August 1999. During 1998 and 1999, Mr. Marsowicz served as Chief Technology Officer for Maxnet, Inc., Virtual Financial Holdings, and the Presentation Network, all of which were involved in the technology industry. From 1995 until 1998, Mr. Marsowicz was the Chief Technology Officer of Net Health Care. Mr. Marsowicz previously served in technical support positions at New York Life from 1993 until 1995.

     Philip Puccio has served as a Director of the Company since September 1999. Mr. Puccio also serves as President and Chief Executive Officer of Coleman and Company Securities, Inc., where his responsibilities include complete management of that firm and all its personnel. Mr. Puccio has been engaged in the securities industry for over 30 years. From 1975 until 1985, Mr. Puccio served a Director and Executive Vice President at Drexel, Burnham, Lambert and Company. From 1985 until 1989, Mr. Puccio served as Managing Director of World Wide Sales and Equity Trading for Dillon, Read and Co. From 1989 until 1991, Mr. Puccio served as Managing Director and Senior Vice President of World Wide Sales and Trading for Prudential Securities, Inc. In 1991, Mr. Puccio retired from active management and became a consultant to brokerage firms that required expertise in developing trading and sales divisions. Mr. Puccio retired from the securities industry in 1994 and devoted himself to managing personal and outside capital until accepting his current position with Coleman and Company Securities, Inc. in early 1998.

     No family relationship exists between or among any of the persons named above. None of the Company's Directors are directors of any other company that has a class of equity securities registered under, or required to file reports pursuant to, Section 15(d) of the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934, or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any of the named directors or officers and any other persons pursuant to which any director or officer was selected or nominated as a director or officer.

                       EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the Company's last three completed years by the former Chief Executive Officer of the Company. No other executive officer's compensation exceeded $100,000 during the year ended December 31, 1998 (the "Named Executive Officers"). The figures in the following table are for fiscal years ended December 31, 1998, 1997, and 1996:

                         Summary Compensation Tables

Name and             Fiscal    Salary  Bonus       Other Annual
Principal Position    Year      ($)    ($)(1)      Compensation
                                                      ($)(2)
Abraham Goldberg     1998      $14,500 -0-         -0-
Former Chairman of   1997      $24,000 -0-         $47,500(7)
The Board, former    1996      $24,000 -0-         $72,000(7)
President, former
Chief Executive
Officer, and a
Director(6)



                        Long Term   Compensation
                        Awards          Payouts
Name and             Restricted  Securities LTIP      All Other
Principal Postion    Stock       Underlying Payouts   Compen-
                     Award(s)    Options/SA ($)(4)    sation
                     ($)         Rs (#)(3)            ($)(5)
Abraham B. Goldberg  -0-         -0-        -0-       -0-
(6)Former Chairman   $76,500(8)  -0-        -0-       $47,550
of the Board,        -0-         -0-        -0-       $84,000
former President,
former Chief
Executive Officer,
And a director

(1) The dollar value of bonus (cash and non-cash) paid during the year indicated.

(2) Consists of compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(3) The sum of the number of shares of Common Stock to be received upon the exercise of all stock options granted.

(4) The Company does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

(5) The amounts shown in this column represent amounts that are alleged by the SEC to be compensation for Mr. Goldberg in the lawsuit described in the "LEGAL PROCEEDINGS" section of this Prospectus. The amounts alleged by the SEC to constitute compensation include the following: (a) a total of $148,300 alleged to have been paid by CBSI to Munchkintown, a company owned by Mr. Goldberg's wife, including approximately $30,000 alleged to have been paid in 1995, approximately $72,000 alleged to have been paid in 1996, and approximately $46,300 alleged to have been paid in 1997, and (b) payments alleged to have been made by Michael Payne to Mr. Goldberg through Munchkintown of $42,300 in May 1995 and $21,671 made in July 1995. Other amounts alleged to have been paid to Mr. Goldberg in the SEC complaint are included under the headings "Other Annual Compensation" and "Restricted Stock Awards" and are described in footnotes (7) and (8), respectively, below. In addition to the amounts shown in the above table, the SEC alleged in its complaint that the Company failed to disclose as compensation total payments of $73,971.25 from Michael Payne to Mr. Goldberg through Munchkintown in 1995 and a payment of $1,500 to Mr. Goldberg through Munchkintown by Foremont, Inc. in 1995.

(6) Mr. Goldberg resigned from his positions as President, Chief Executive Officer and Chairman Of The Board on August 9, 1999. At that time, Douglas Olson was elected President and Chief Executive Officer and Howard Stern was elected as Chairman Of The Board.

(7) Includes payments to Mr. Goldberg's wife and an entity owned by Mr. Goldberg's wife in the amount of $5,500 for 1997 and $12,000 for 1996. See below, "TRANSACTIONS BETWEEN THE COMPANY AND RELATED
PARTIES".

(8) Consists of the value of common stock transferred to NMG, LLC, which is owned by Mr. Goldberg's wife. See below "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES".

     From time to time, the Company has granted shares of its common stock as additional compensation to its officers and key employees for their services, as determined by the Company's Board of Directors. During 1998 and 1997, no shares were granted to officers or key employees.

     As of December 31, 1998, the Company had no group life, health, hospitalization, medical reimbursement or relocation plans in effect which discriminate, in scope, terms, or operation, in favor of officers or directors of the Company and that are not generally available to all salaried employees. Further, the Company has no pension plans or plans or agreements which provide compensation in the event of termination of employment or change in control of the Company.

Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans

     Other than the Company's stock option plans, the Company has no employee retirement plan, pension plan, or long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

Compensation of Directors

     During the year ended December 31, 1998, no compensation was paid to directors of the Company. The Company reimburses Directors for out-of-pocket expenses incurred by them in connection with Company business.

Employment Contracts And Termination Of Employment And Change-In-
Control Arrangements

     The Company does not have any written employment contracts with respect to any of its officers or other employees. The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company or from a change-in-control of the Company or a change in an executive officer's responsibilities following a change-in-control.

Option Grants

     On March 11, 1999, the Company issued options to the Company's directors and certain consultants to purchase 1,000,000 shares of common stock at $.21 per share until March 11, 2002, which vested immediately. In addition, contingent options for a total of 950,000 shares were issued to the Company's directors if an internet gaming licensing agreement was executed with Starnet Communications and a definitive software licensing agreement with Global Games Holdings. These agreements were subsequently executed. Options earned from the March 11, 1999 issuance are as follows: A.B. Goldberg 1,000,000, Doug Olson 250,000, Howard Stern 250,000, and Bill Rubin 250,000. On September 14, 1999, the Board of Directors determined to reduce the number of shares that may be purchased pursuant to these options granted to the Company's directors by 875,000. Mr. Goldberg opposed this resolution of the Board. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's position that the Company does not have the right to cancel options previously issued to Mr. Goldberg and that Mr. Goldberg does not intend to relinquish those options. On November 17, 1999, the Board clarified its option cancellation of September 14, 1999 based on the fact that both of the agreements for which the cancelled options had been granted either had been or would be cancelled without having resulted in any business for the Company. Mr. Goldberg's counsel also objected to and denied the effectiveness of this action. In October 1999, a committee of the Board, based on information not available to the Board in March 1999, cancelled the remainder of the options granted to Mr. Goldberg in March 1999. See "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES".

     At the meeting of the Board of Directors held on March 18, 1999, the Board approved the issuance of options to purchase common stock for each of the Company's Directors, as well as a consultant to the Company. The options are exercisable at a price of $.53 per share until March 18, 2002. Options to purchase an aggregate of 1,200,000 shares were issued. The options are contingent upon the Company's common stock trading at a price of at least $1 per share on December 31, 1999. In September 1999, the of Directors determined to cancel all these options. Mr. Goldberg opposed this resolution of the Board. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's position that the Company does not have the right to cancel options previously issued to Mr. Goldberg and that Mr. Goldberg does not intend to relinquish those options.

     In May 1999, the Company granted options to purchase 750,000 shares to each of the Company's Directors. 250,000 of these options become exercisable on each of January 1, 2000, 2001 and 2002 if the recipient continues to be a director on those respective dates. These options are exercisable at a price of $1.34 per share until January 1, 2005. In July, 1999, the Board agreed that the 250,000 options issued to Mr. Goldberg that were to become exercisable on January 1, 2000 would become exercisable immediately. In October 1999, the Board, based on information that was not available in July 1999, determined that the options to purchase 250,000 shares that were allowed to vest in July 1999 should not have been allowed to vest. These options are no longer treated by the Company as vested. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's position that the Company does not have the right to cancel the vesting of these options and that Mr. Goldberg does not intend to relinquish these options.

                  BENEFICIAL OWNERS OF SECURITIES

     The following table sets forth certain information regarding ownership of the Common Stock of the Company as of October 22, 1999 by: (i) each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding common stock of the Company;
(ii) each director of the Company; and (iii) all executive officers and directors of the Company as a group.

Name and Address                 Beneficial         Percent
of Beneficial Owner              Ownership (1)      of Class

A. B. Goldberg                   1,174,338(2)(3)     9.0%
2805 East Long Court
Littleton, CO 80121

Doug Olson                       833,386 (3)(4)      6.8%
5495 Marion Street
Denver, CO 80216

Howard Stern                     266,550 (3)      2.2%
500 Corporate Drive
Suite 200
Ft. Lauderdale, FL 33334-3603

William Rubin                    250,000 (3)      2.0%
313 East Fort Ave.
Baltimore, MD 21230

Wende Curtis                      15,250              *
5495 Marion Street
Denver, CO 80216

Michael Marsowicz                    250,435 (5)              2.0%
2500 E. Hallandale Beach Blvd.
Hallandale, FL  33009

Philip C. Puccio                     500,000 (6)              4.0%
c/o Coleman and Company Securities, Inc.
575 Lexington Avenue
New York, NY  10022

Officers and Directors         2,675,000 (2)(3)(4(5)(6))     22.8%
   as a Group (5 persons)

Creative Business                 20,000 (3)(4)         *
Services, Inc.
5495 Marion Street
Denver, CO 80216

Global Casinos, Inc.           1,500,000 (7)                11.1%
5373 N. Union Blvd., Suite 100
Colorado Springs, CO  80918

Balzac, Inc.
1107 Broadway
Suite 1510
New York, NY 10010               575,100(8)               4.6%
     *Less than one percent.


(1) "Beneficial Ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes shares owned by Nannette Goldberg, the wife of A. B. Goldberg, and shares owned by his mother and his two children. A.B. Goldberg is a director of the Company. Also includes options to purchase 900,000 shares for $.21 per share until March 11, 2002that the Board Of Directors has cancelled but that Mr. Goldberg asserts are still exercisable. See "EXECUTIVE COMPENSATION?Option Grants"and "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES". All Forms 4 and 5 required to be filed for Changes in Beneficial Ownership and Annual Statement of Beneficial Ownership have not been filed by this director.

(3) Includes options to purchase 250,000 shares for $1.34 per share until January 1, 2005 that will become exercisable on January 1, 2000 if the named person continues to be a director on that date, See"EXECUTIVE COMPENSATION - Option Grants" and "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES".

(4) Includes shares personally owned by Doug Olson, President, Chief Executive Officer and a director of the Company, and shares owned of record by Creative Business Services, Inc. ("CBSI"). Mr. Olson is the President and sole shareholder of CBSI. These shares and options are included twice in the table. They are listed as being held beneficially by both CBSI and by Mr. Olson. Also includes currently exercisable options held by Mr. Olson to purchase 25,000 shares for $.21 per share until March 11, 2002.

(5) Includes currently exercisable options to purchase 75,000 shares for $.75 per share until October 10, 2001.

 (6) Consists of 500,000 shares underlying options to purchase Common Stock for $.875 per share until July 7, 2004. Phillip C. Puccio, a Director of the Company, is the President of Coleman and Company Securities, Inc. These options were issued to Coleman and Company Securities, Inc. as consideration for investment banking services provided to the Company.

(7) Consists of currently exercisable warrants to purchase 250,000 shares of Common Stock at $1.00 per shares.

(8) Includes 375,000 shares underlying warrants to purchase common stock for $1.00 per share for three years. Also includes an additional 200,000 shares underlying warrants to purchase common stock for $2.00 per share for three years. These warrants are to be issued pursuant to a tentative settlement agreement with Balzac as described above under "THE COMPANY-Legal Proceedings."

Compliance with Section 16

     Forms 4 and 5 required to be filed for Changes in Beneficial
Ownership and Annual Statement of Beneficial Ownership have not been timely filed by A.B. Goldberg, a director of the Company, and by those directors who resigned in August 1998.



         TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES

     Commencing April 1995, the Company contracted out substantially all administrative, management and accounting functions of the Company to Creative Business Services, Inc. ("CBSI"). CBSI is wholly-owned by Douglas R. Olson, the President and a Director of the Company. Monthly fees for such services were $21,000 for the period January 1, 1997 through August 31, 1998, and thereafter the fees were reduced to $14,000 per month through July 1999. Commencing August 1999, the fees were increased to $21,000 per month due to the Company's increased activities. These are paid in cash or shares of Common Stock based on market prices. Total annual fees paid by cash and by the issuance of common stock for 1998 and 1997 were $225,000 and $252,000, respectively, with the 1997 figure consisted of 329,000 shares of Common Stock and no cash and the 1998 figure consisted of 339,766 shares and $37,526 in cash.

     In July 1997, the Company acquired 100,000 shares of common stock of ASOTV from NMG, LLC, an entity owned by the wife of A.B. Goldberg, a director and former president of the Company's, in exchange for 100,000 shares of Common Stock of the Company. The 100,000 shares of the Company's Common Stock were used by Mr. Goldberg and his wife to settle a lawsuit against them and other defendants, including Mr. Goldberg's mother. The value of the Common Stock issued to NMG, LLC of $50,000 has been classified as officer compensation in the accompanying consolidated statements of operations included in the "FINANCIAL STATEMENTS" section of this Prospectus.

     Consulting fees were paid to the wife of A.B. Goldberg for the year ended December 31, 1997 in the amount of $5,500. The amounts paid to the wife of A.B. Goldberg have been classified under officer compensation in the consolidated statements of operations included in the "FINANCIAL STATEMENTS" section of this Prospectus and in the Summary Compensation Table included in the "EXECUTIVE COMPENSATION" section of this Prospectus.

     The Company's internet related businesses are conducted through the Company's First 2 Market, Inc. subsidiary. All That Media, Inc., which was acquired by the Company in June 1999, was merged into First 2 Market, Inc. in June 1999. At the time it was acquired by the Company, All That Media was a newly-formed company that specialized in intellectual property development, internet portal development and internet advertising. The Company issued an option to purchase a total of 500,000 shares of the Company's common stock for $.75 per share until October 10, 2001 to the shareholders of All That Media for all the outstanding stock of All That Media. Michael Marsowicz, the President and 50 percent owner of All That Media, received 250,000 of these options. Mr. Marsowicz subsequently was elected to the Company's Board of Directors in September 1999.

     On July 7, 1999, the Company entered into an agreement with Coleman and Company Securities, Inc. ("Coleman") pursuant to which Coleman agreed to act as the Company's exclusive investment advisor, exclusive private placement agent and exclusive investment banker.
This agreement has a term of 12 months. As compensation, the Company agreed to pay Coleman a total of $40,000 and to issue Coleman options to purchase 500,000 shares of common stock at a purchase price of $.875 per share at any time during the five-year period commencing on July 7, 1999. The Company granted Coleman registration rights concerning the transfer of the shares of common stock that may be issued upon the exercise of these warrants. The Company also agreed to pay Coleman an amount equal to 10% of the funds raised by Coleman, a three percent non-accountable expense allowance with respect to those funds, and placement agent warrants with an exercise price no more favorable than that given to investors in any private placement transaction in which Coleman participates equal to 10 percent of the amount of equity raised by Coleman. In addition, if the Company enters into a merger acquisition or sale transaction with the party introduced by Coleman, the Company agrees to pay Coleman five percent of the first $2,000,000 of value of that transaction, four percent of the following $2,000,000 of value, three percent of the following $2,000,000 of value, two percent of the following $2,000,000 of value, and one percent of the balance of the value of the transaction. The Company also agreed to pay Coleman an amount equal to 10 percent of the amount raised by the Company from financing sources introduced by Coleman to the Company if those amounts are raised within 24 months after the introduction. The Company granted Coleman a right of first refusal to undertake any financing on behalf of Company within the term of the agreement. In September 1999, subsequent to entering into the agreement with Coleman, the Company elected Philip C. Puccio as a Director of the Company. Mr. Puccio is the President and Chief Executive Officer of Coleman.

     On October 7, 1999, the Company's Board Of Directors established a Related Parties Transactions Committee primarily for the purpose of dealing with issues between the Company and Mr. A.B. Goldberg. Mr. Goldberg is a director of the Company. From February 1995 until August 9, 1999, Mr. Goldberg was the Chief Executive Officer of the Company. The Related Parties Transactions Committee consists of four directors of the Company.

     The Related Parties Transactions Committee held a meeting on October 7, 1999 and determined, among other matters, that all outstanding stock options previously granted by the Company to Mr. Goldberg are null and void and/or cancelled. As indicated under "EXECUTIVE COMPENSATION-Option Grants", the Company previously cancelled, on a pro rata basis, certain stock options previously granted to Mr. Goldberg and the other directors of the Company (the "Prior Cancellations"). At that time, Mr. Goldberg's counsel informed the Company that Mr. Goldberg does not intend to relinquish those stock options even though the other directors all indicated their intent to do so. The Company anticipates that Mr. Goldberg may elect to litigate with the Company concerning the Prior Cancellations as well as the stock options cancelled by the Related Parties Transactions Committee.

                  DESCRIPTION OF SECURITIES

     The authorized stock of the Company consists of 50,000,000 authorized shares of Common Stock, par value $.008 per share, 11,966,646 shares of which were outstanding as of September 30, 1999; and 5,000,000 authorized shares of Preferred Stock, $0.001 par value, consisting of 1,500,000 shares of Class A Preferred Stock; 1,000,000 shares of Class B Preferred Stock; and 1,000,000 shares of Class C Preferred Stock. A total of 10,689 Class A Preferred Stock, no Class B Preferred Stock, and no Class C Preferred Stock were issued and outstanding as of July 31, 1999.

     There are no preemptive rights with respect to any of the capital stock of the Company.

Common Stock

     Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     All shares of Common Stock issued and outstanding are, and those offered by this Prospectus, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock

     A total of 1,500,000 shares of the Company's $0.001 per share Preferred Stock has been designated Class "A" 7% Cumulative, Non-Participating, Convertible Preferred Stock. The Class A Stock has a 7% dividend and the Company was required to redeem the 10,689 outstanding shares of Class A Stock on November 18, 1996 at a price of $1.00 per share. The Company has not yet redeemed the Class A Stock and the holders have not made a demand for redemption. The Class A Stock is convertible into common shares of the Company at the rate of two shares of Common Stock for every share of Class A Stock. The rights of Class A preferred stock are superior to all other Preferred Stock.

     A total of 1,000,000 shares of the Company's Preferred Stock has been designated Class "B 6% Cumulative dividend, payable quarterly if and when declared, and is redeemable by the Company at face value and convertible into common shares of the Company at the option of the holder. The rights of Class B preferred stock are subordinate to Class A Preferred Stock.

     A total of 1,000,000 shares of the Company's Preferred Stock has been designated Class "C" Convertible non-dividend Preferred Stock. The Class C Preferred Stock is convertible into common stock of the Company at a conversion price per share of Class C preferred stock equal to the average previous thirty day bid price of the Common Stock on the date of conversion. The rights of Class C preferred stock are subordinate to Class A and Class B Preferred Stock.

Transfer Agent and Registrar

     The transfer agent for the Company's Common Stock is American Securities Transfer and Trust, Incorporated, 12039 West Alameda
Parkway, Suite Z-2, Lakewood, Colorado 80228.  The telephone number is
(303) 986-5400.  The Company serves as transfer agent for its Preferred
Shares.

             INACTIVE TRADING OF THE COMMON STOCK

     Although the Company's Common Stock is publicly held, there historically has not been an active trading market for the Common
Stock.  See "RISK FACTORS - Inactive Trading Of The Common Stock;
Possible Volatility Of Stock Price".

     To the extent that there is trading in the Company's Common Stock, of which there is no assurance, the Common Stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board. It is not quoted on the Nasdaq stock market system or any exchange. The closing sale price for the Common Stock on October 26, 1999 was $1.02. It should be assumed that even with this OTC Bulletin Board price quote, there is an extremely limited trading market - and very little liquidity - for the Company's Common Stock.

           SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

     This prospectus concerns the transfer by the selling stockholders of up to 1,150,000 shares of Common Stock. These shares consist of the following:

      Up to 550,000 shares of Common Stock purchased by certain of the selling shareholders in private placement transactions and upon the exercise of stock options and warrants.
      Up to 600,000 shares of Common Stock that may be issued to certain selling stockholders when they exercise stock options and warrants issued by the Company.
     The selling stockholders may transfer their Common Stock at the prices that they are able to obtain in the market or in negotiated transactions. The Company will not receive any proceeds from the transfer of the Common Stock by the selling stockholders.

     It is anticipated that the selling stockholders will offer the Common Stock in direct sales to private persons and in open market transactions. The selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts or other compensation by the selling stockholders. The selling stockholders also may pledge as collateral for loans the Common Stock to be issued upon conversion of those securities. This prospectus may be used by the lender who receives the pledge of those securities to sell shares of Common Stock if a loan is not repaid. The selling stockholders have informed the Company that they have not entered into any underwriting arrangement or other agreements with brokers to transfer any or all of the Common Stock offered under this prospectus.

     The following table sets forth the name of each selling stockholder, the number of shares of Common Stock held by the selling stockholders before this offering (including shares issuable upon exercise of optional), the number of shares of Common Stock to be sold by the selling stockholders, and the number of shares owned by the selling stockholders after this offering. For additional information concerning the beneficial ownership of shares by certain of the selling stockholders, see "BENFICIAL OWNERS OF SECURITIES".


                         Number Of
                         Shares Of
                         Common Stock   Number Of      Number Of
                         Owned Before   Shares to be   Shares Owned
Name                     Offering(1)    Offered(2)     After Offering

Neil Berman              320,000        300,000        20,000
Balzac, Inc.             575,100(3)     575,000(3)     100
Jeff Trilling            75,000         75,000         -0-
Greg Welch               75,000         75,000         -0-
James Wexler             100,000        100,000        -0-
John Raybin              25,000(4)      25,000(4)      -0-
TOTALS                   1,145,100      1,150,000      20,100


(1) The number of shares owned before the offering includes all shares underlying options, even if not currently exercisable.

(2) The number of shares of Common Stock to be sold assumes that the selling stockholders sell all the shares of Common Stock being registered.

(3) Includes 375,000 shares underlying warrants to purchase Common Stock for $1.00 per share for three years. Also includes an additional 200,000 shares that underlie warrants to purchase common stock for $2.00 per share for the next three years. These warrants are to be issued pursuant to a tentive settlement agreement with Balzac as decribed above under "THE COMPANY- Legal Proceedings.

(4) Consists of 25,000 shares underlying options to purchase Common Stock for $1.0312 per share until October 14, 2009.

                           RESCISSION OFFER

     This Prospectus also concerns the Company's offer of rescission to five persons (the "Rescission Offerees") who were inadvertently issued shares in excess of those registered on a prior registration statement on Form S-8.

     Reason. In December 1997, the Company registered the issuance of up to 500,000 shares of common stock to employees and consultants.
This registration was accomplished by filing a registration statement on Form S-8 with the SEC. Through clerical errors and oversight, the Company inadvertently issued 441,650 more shares (the "Overage Shares") than were registered on that Form S-8. These shares were issued to the Rescission Offerees at various rates from $.20 to $.69 per share in consideration of services provided to the Company in the total amount of $175,205. Although the Company believes that exemptions from registration may be available with respect to the issuance of these shares, the Company is offering to rescind the issuance of the Overage Shares in an attempt to limit potential liability for sales of unregistered securities. The Company is offering to issue shares registered under the registration statement of which this Prospectus is a part in exchange, on a one-for-one basis, for the shares previously issued improperly.

     Remedies. Potential remedies available to the Rescission Offerees against the Company include claims for amounts by which they were damaged as a result of the receipt of securities that were not registered and seeking rescission of the sale of unregistered securities to them. Each of these potential remedies involves making the Rescission Offeree financially whole so that the Rescission Offerees have not been damaged as a result of the receipt of unregistered securities. There is no assurance that the Rescission Offer will insulate the Company from exposure to any such remedies. There also is no assurance that the SEC or state securities authorities will not pursue fines or penalties from the Company.

     Duration. The rescission offer will be open for a period of 30 days after delivery of this Prospectus and the form of release to each Rescission Offeree.




             SECURITIES AND EXCHANGE COMMISSION POSITION
                  ON CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, the Company's Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company's Bylaws grant this indemnification to the Company's officers and directors.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, acted as counsel for the Company in connection with this offering, including the validity of the issuance of the securities offered hereby.

                         EXPERTS

     The audited financial statements of the Company appearing in this Prospectus have been examined by Gordon, Hughes & Banks, LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

          DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                     CAUTIONARY STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act Of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Prospectus, including without limitation the statements under "PROSPECTUS SUMMARY", "RISK FACTORS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and "BUSINESS AND PROPERTIES" regarding the Company's financial position, business strategy, plans and objectives of management of the Company for future operations and capital expenditures, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that such expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the "RISK FACTORS" section and elsewhere in this Prospectus. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this Prospectus are expressly qualified in their entirety by the Cautionary Statements.

FINANCIAL INFORMATION

        FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES

Index to Consolidated Financial Statements


Report of Independent Certified Public Accountant

Consolidated Balance Sheets as of December 31, 1998 and 1997

Consolidated Statements of Operations for each of the years ended
December 31, 1998 and 1997

Consolidated Statements of Stockholders' (Deficit) for each of the years ended December 31, 1998 and 1997

Consolidated Statements of Cash Flows for each of the years ended
December 31, 1998 and 1997

Notes to Consolidated Financial Statements

Consolidated Balance Sheet as of September 30, 1999
   (Unaudited)

Consolidated Statements of Operations (Unaudited)
   For the six months ended June 30, 1999 and 1998

Consolidated Statement of Shareholders' (Deficit)
   For the nine months ended September 30,1999 (Unaudited)

Consolidated Statements of Cash Flows (Unaudited) for the nine months ended September 30, 1999 and 1998

Notes to Consolidated Financial Statements (Unaudited)


Report of Independent Certified Public Accountants

Board of Directors and Stockholders
First Entertainment Holding Corp.
Denver, Colorado

We have audited the accompanying consolidated balance sheets of First Entertainment Holding Corp. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Entertainment Holding Corp. and Subsidiaries as of December 31, 1998 and 1997 and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and E to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency of approximately $1.5 million and is in default on a substantial portion of its debt. The Company has limited cash to pay for operations. In addition, substantial amounts of debt become due in 1999 and there is no assurance that the Company will have the cash to pay the debts when they become due, or alternatively, to raise additional equity funding or to successfully restructure the debts, both of which have happened in the past. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note
A. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note C to the financial statements, an error resulting in the understatement of general and administrative expenses and net loss of $258,000 for the year ended December 31, 1997 was discovered by the Company in 1999. Accordingly, an adjustment has been made to general and administrative expense for 1997 and to capital in excess of par and retained deficit as of December 31, 1998 and 1997.

Gordon, Hughes & Banks, LLP

March 17,1999, except for Note C as to which
 The date is June 11, 1999
Englewood, Colorado


















































FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

December 31, 1998 and 1997
                                                   1998           1997
ASSETS

CURRENT
Cash and cash equivalents                   $   109,450   $     18,049
Trade accounts receivable, net
 allowance for doubtful accounts of
  $2,500 and $3,885, respectively               101,568         97,271
Note receivable, other                                          20,335
Note receivable officer                          15,010         25,524
Stock subscription, receivable                                  25,000
Inventories                                      14,732         23,377
Prepaids and other current                       28,508         22,127
----------------------------------------------------------------------
                                                269,268        231,683
----------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Equipment and furniture                         709,325        760,593
Building and leasehold improvements             532,257        532,257
Land                                            125,000        125,000
----------------------------------------------------------------------
                                              1,366,582      1,417,850
Less accumulated depreciation
 and amortization                               845,810        874,067
----------------------------------------------------------------------
                                                520,772        543,783
----------------------------------------------------------------------
OTHER ASSETS
License, net of accumulated amortization
 of $545,697 and $482,980, respectively         725,684        788,401
Note receivable                                                 61,105
Other                                             4,126          3,760
----------------------------------------------------------------------
                                                729,810        853,266
----------------------------------------------------------------------

TOTAL ASSETS                                 $ 1,519,850    $1,628,732

"See accompanying reports of independent certified public accountants and notes to consolidated financial statements."



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Balance Sheets, continued

December 31, 1998 and 1997

                                                   1998           1997
LIABILITIES AND STOCKHOLDERS'(DEFICIT)

CURRENT LIABILITIES
Accounts payable                                 $ 188,920    $ 172,575
Accrued liabilities                                142,458      168,902
Accrued interest                                   430,107      394,340
Notes payable and current
 portion of long-term debt                         993,384      850,376
Notes payable, related parties                       3,000        3,000
Net liabilities of discontinued operations          57,305       53,051
-----------------------------------------------------------------------
                                                 1,815,174    1,642,244
-----------------------------------------------------------------------

LONG-TERM DEBT, NET OF CURRENT PORTION             187,699      431,120
-----------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.001 par value;
 authorized 5,000,000 shares;
Class A preferred stock, 1,500,000
 shares authorized, 10,689 shares issued
 and outstanding, liquidation value $15,000             10           10
Class B preferred stock, 1,000,000 shares
 authorized, 13,040 and 91,147 shares
 issued and outstanding                                 13           91
Class C preferred stock, 1,000,000
 shares authorized no shares issued
  and outstanding
Common stock, $.008 par value; authorized
 50,000,000 shares; 9,610,170 and 6,412,304
 shares issued and outstanding                      76,882       51,299
Capital in excess of par value                  15,924,086   15,205,897
Accumulated (deficit)                          (16,484,014)(15,701,929)
-----------------------------------------------------------------------
                                                  (483,023)   (444,632)
-----------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIT)                                       $1,519,850  $ 1,628,732
=======================================================================

"See accompanying reports of independent certified public accountants and notes to consolidated financial statements."




FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

For the Years Ended December 31, 1998 and 1997
                                               1998           1997
<S
REVENUE
Live entertainment                         $   1,353,667    $ 1,389,533
Radio                                            804,004        771,992
Video                                                213         50,239
Other                                             75,049        112,327
-----------------------------------------------------------------------
                                               2,232,933      2,324,091
-----------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales, live entertainment              1,135,734      1,211,509
Cost of sales, radio                             551,502        526,215
Cost of products sold, video                          44         13,239
Impairment write downs                            81,340      1,460,018
Depreciation and amortization                    104,160        141,176
Management and administrative fees, affiliate    224,850        240,000
Selling, general and administrative              786,730      1,790,049
-----------------------------------------------------------------------
                                               2,884,360      5,382,206
-----------------------------------------------------------------------

OPERATING (LOSS) FROM CONTINUING
 OPERATIONS                                     (651,427)   (3,058,115)
-----------------------------------------------------------------------
OTHER INCOME (EXPENSE)
Interest expense                                (104,725)      (95,333)
Other, net                                         4,211         1,206
----------------------------------------------------------------------
                                                (100,514)      (94,127)
-----------------------------------------------------------------------

(LOSS) FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST                        (751,941)   (3,152,242)

MINORITY INTEREST IN NET (LOSS) OF SUBSIDIARY                   11,473
----------------------------------------------------------------------
(LOSS) FROM CONTINUING OPERATIONS               (751,941)   (3,140,769)
-----------------------------------------------------------------------
DISCONTINUED OPERATIONS
(Loss) from discontinued operations,
 including provision for operating losses
  during phaseout period                         (30,144)     (731,453)
-----------------------------------------------------------------------
NET (LOSS)                                    $ (782,085)  $(3,872,222)
=======================================================================
NET (LOSS) PER COMMON SHARE, CONTINUING
OPERATIONS BASIC AND DILUTED                  $     (.10)  $      (.52)
=======================================================================
NET INCOME (LOSS) PER COMMON SHARE,
DISCONTINUED OPERATIONS                       $         -  $      (.12)
=======================================================================
NET (LOSS) PER COMMON SHARE,
 Basic and Diluted                            $     (.10)  $      (.64)
=======================================================================
WEIGHTED-AVERAGE NUMBER OF
SHARES OUTSTANDING BASIC AND DILUTED           7,967,926     6,026,318

"See accompanying reports of independent certified public accountants and notes to consolidated financial statements.

















































FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 1998 and 1997

                           Class A      Class B          Class C
                     Preferred Stock   Preferred Stock  Preferred Stock
                        Shares  Amount  Shares  Amount   Shares
Amount
BALANCES,
JANUARY 1, 1997        10,689   $ 10     0      $ 0       125,000 $125

Preferred stock
 issued for:
Cash, net of
 offering costs                          47,067   47
Cancellation of
 treasury stock
Cancellation of
 preferred stock
  in connection with
   litigation settlement                                 (125,000)(125)
Common stock
 issued for:
Consulting services
Exercise of stock
 options
Accrued Bonuses
Accounts Payable
Business acquisition                     44,080   44
Common stock options and
 Warrants
Amortization of deferred
 compensation
Net loss
-----------------------------------------------------------------------
BALANCES,
 DECEMBER 31,
  1997                 10,689  $ 10      91,147   $ 91        0      $0

Preferred Stock
 issued for:
 Cash                                    16,000   16

Common stock
 issued for:
Cash, net of
 offering costs
Consulting services
Accounts
Life insurance
 premiums
Conversion from
 preferred stock                        (95,387) (95)
Business acquisition
Exercise of warrant
Common stock
 options and
  Warrants issued
Net (loss)
-----------------------------------------------------------------------
-
BALANCES
DECEMBER 31,
 1998               10,689   $10         11,760  $12         0      $ 0
=======================================================================

                      Common   Stock     Capital In      Accumulated
                    Shares     Amount    Excess of       (Deficit)
                                         Par Value
BALANCES,
JANUARY 1,
 1997             5,292,238  $ 42,338  $13,460,958    $(11,829,707)

Preferred stock
 issued for:
Cash, net of
 offering costs                            262,703
Cancellation of
 treasury stock   (221,534)    (1,772)    (483,052)
Cancellation of
 preferred stock
  in connection
   with litigation
     settlement                           (124,875)
Common stock
 issued for:
Consulting
 Services         751,600       6,013      670,202
Exercise of stock
 Options          150,000       1,200       73,800
Accrued Bonuses   420,000       3,360      254,240
Accounts Payable   20,000         160       13,040
Business acquisition                       386,856
Common stock
 options and
  Warrants issued                          692,025
Amortization
 of deferred
  compensation
Net loss                                                (3,872,222)
-----------------------------------------------------------------------
BALANCES,
 DECEMBER 31,
  1997          6,412,304    $ 51,299   15,205,897    ($15,701,929)








Preferred Stock
 issued for:
 Cash                                       44,984

Common stock
 issued for:
Cash, net of
 offering costs   771,667       6,173      162,127
Consulting
 Services         986 016       7,888      352,855
Accounts payable   83,750         670       49,493
Life insurance
 Premiums         130,000       1,040       37,960
Conversion from
 preferred
  stock         1,176,333       9,411       (9,316)
Business
 acquisition       50,000         400       13,100
Exercise of
 Warrant              100           1           99
Common stock
 options and
  Warrants issued                           66,888
Net (loss)                                                (782,285)
-----------------------------------------------------------------------
BALANCES
DECEMBER 31,
 1998           9,610,170     $76,882  $15,924,087    ($16,484,014)
=======================================================================

                          Deferred         Treasury       Total
                        Compensation        Stock
BALANCES,
JANUARY 1,
 1997                   $ (45,807)          $ (484,824) 1,143,093

Preferred stock
 issued for:
Cash, net of
 offering costs                                           262,750
Cancellation of
 treasury stock                                484,824
Cancellation of
 preferred stock
  in connection
   with litigation
     settlement                                          (125,000)
Common stock
 issued for:
Consulting
 Services                                                 676,215
Exercise of stock
 Options                                                   75,000
Accrued Bonuses                                           257,600
Accounts Payable                                           13,200
Business acquisition                                      386,900
Common stock
 options and
  Warrants issued                                         692,025
Amortization
 of deferred
  compensation             45,807                          45,807
Net loss                                               (3,614,222)
-----------------------------------------------------------------------

BALANCES,
 DECEMBER 31,
  1997                          0          $     0      ($444,632)

Preferred Stock
 issued for:
 Acquisition
  of property                                              45,000

Common stock
 issued for:
Cash, net of
 offering costs                                           168,300
Consulting
 Services                                                 360,743
Accounts payable                                           50,163
Life insurance
 Premiums                                                  39,000
Conversion from
 Preferred
  stock                                                         0
Business
 acquisition                                               13,500
Exercise of
 Warrant                                                      100
Common stock
 options and
  Warrants issued                                          66,888
Net (loss)                                               (782,085)
-----------------------------------------------------------------------
BALANCES
DECEMBER 31,
 1998                           0         0             ($483,023)
=======================================================================
=

"See accompanying report of independent certified public accountants and notes to consolidated financial statements."










FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

For the Years Ended December 31, 1998 and 1997

                                                 1998          1997
OPERATING ACTIVITIES
Net (loss)                                   $  (782,085)  $(3,872,222)
Adjustments to reconcile net
 (loss) to net cash used in operations
Depreciation and amortization                    104,160       141,176
Impairment write downs                            81,340     1,460,018
Assets write downs included in
 discontinued operations                                       445,596
 Litigation settlement                                         150,000
 Loss on disposition of property and equipment     9,322
 Issuance of stock for services and common
  stock options and warrants, net                466,631     1,368,240
 Amortization of deferred compensation                          45,807
 Minority interest in net loss of subsidiary                   (11,473)
 Changes in operating assets and liabilities:
  Receivables                                     31,317        (6,742)
  Inventories                                      8,645           366
  Other assets                                    (6,747)       (7,711)
   Accounts payable                               66,408        40,207
   Accrued liabilities                            22,823       (48,305)
  Cash provided by discontinued operations         4,354
----------------------------------------------------------------------

NET CASH, PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                              6,168      (295,043)
----------------------------------------------------------------------

 "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."

















FIRST ENTERTAINMENTHOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

For the Years Ended December 31, 1998 and 1997

                                                   1998            1997
INVESTING ACTIVITIES
Capital expenditures                             (27,754)      (20,620)
Advances to related parties                                    (10,000)
Cash used in discontinued operations                           (41,786)
-----------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY
INVESTING ACTIVITIES                             (27,754)      (72,406)
-----------------------------------------------------------------------
FINANCING ACTIVITIES
Principal payments on debt                      (100,413)      (51,380)
Proceeds from issuance of stock
 of subsidiary                                                  50,000
Proceeds from issuance of common and
 preferred stock, net                            213,400       337,750
----------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES        112,987       336,370
----------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                              91,401      (31,079)

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR                                 18,049       49,128
---------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
END OF YEAR                                   $  109,450     $ 18,049
=====================================================================
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
 Interest paid                                $   68,135     $ 25,798
=====================================================================

 Income taxes paid                            $        0     $      0
=====================================================================

 "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."





FIRST ENTERTAINMENT HLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

For the Years Ended December 31, 1998 and 1997

                                                    1998           1997
SUPPLEMENTAL SCHEDULE OF
NONCASH INVESTING AND
FINANCING ACTIVITIES

Accounts payable and accrued expenses
 converted into common stock                      $ 50,163    $ 270,800
=======================================================================

Issuance of preferred stock
  for acquisitions                                $ 13,500    $ 386,900
=======================================================================

Note Payable issued in exchange for
 preferred stock                                  $      0    $ 125,000
=======================================================================

Common stock and options and warrants
 issued for services                             $ 427,631  $ 1,368,240
=======================================================================

Common stock issued for life
 insurance premiums                              $  39,000  $        0
=======================================================================

"See accompanying reports of independent certified public accountants and notes to consolidated financial statements."





FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE A  NATURE OF BUSINESS AND GOING CONCERN

On December 15, 1997, First Entertainment, Inc. changed its state of incorporation from Colorado to Nevada and changed its name to First Entertainment Holding Corp. (the "Company" or "FEHC"). The change was effected by a merger of First Entertainment, Inc. into First Entertainment Holding Corp, a newly formed Nevada Corporation. Upon completion of the merger, the Colorado Corporation ceased to exist. The transaction was accounted for on a basis similar to a pooling of interests with no change in the historical financial statements of the Company. The newly formed Corporation had no operations prior to the merger.

The Company was originally incorporated as a Colorado corporation on January 17, 1985. The Company and its subsidiaries are involved in entertainment through several media; its live entertainment segment owns and operates a comedy club in Denver, Colorado and its radio station, 100.7 "The Fox", operates in Gillette, Wyoming. In January 1998, the Company determined to discontinue the operations of its retail segment.

During the period from inception (January 17, 1985) to December 31, 1998, the Company has incurred cumulative net losses of approximately $16 million and, as of December 31, 1998, had an excess of current liabilities over current assets of approximately $1.5 million and is in default on approximately $386,000 notes payable. The Company has a note payable due March 31, 1999 in the amount of $125,000. Although the Company does not have the funds to pay this note it has received a verbal commitment from the First National Bank of Gillette to provide the financing to pay off the note. . The Company also has a note payable due July 31, 1999 in the amount of $66,000 and unless the terms are extended or the Company raises sufficient funding to pay the
note when it comes due, the Company may default on the note.    These
conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. The Company has no arrangements in place for such equity or debt financing and no assurance can be given that such financing will be available at all or on terms acceptable to the Company. Any additional equity or debt financing may involve substantial dilution to the interests of the Company's shareholders as well as warrants and options holders. If the Company is unable to obtain sufficient funds to satisfy its cash requirements, it may be forced to curtail operations, dispose of assets or seek extended payment terms from its vendors. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Management's plans with regard to the Company's ability to continue as a going concern include continued raising of equity financing in the U.S. and/or international markets, restructuring of its debt obligations and undertaking mergers or acquisitions to improve market share or operational synergies and improving efficiency of operations. There are no assurances that any of these events will occur or that the Company's plan will be successful.

The Company does not have sufficient revenues to generate income from operations; therefore, it is necessary for the Company to increase revenues either by expansion or by acquisition or significantly reduce its operating costs. The Company has been able to issue stock for management and accounting services, thereby reducing the need for cash to pay for operating expenses. If the Company would be unable to issue stock for services, because there would be no liquidity for the stock, this would have a severe impact upon the Company and its ability to operate. The value of services paid by issuance of stock was approximately $400,000 in 1998 and $676,000 in 1997. Net cash provided by operations was $6,168 in 1998 and, unless operations become more profitable, the Company most likely will not have sufficient cash for use in operations through December 31, 1999.




FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

NOTE B  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation
The accompanying consolidated financial
statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expense during the reporting periods. Actual results could differ from those estimates.

Inventories
Inventories are stated at the lower of cost or market value (first-in, first-out basis). Inventories are comprised of liquor supplies.

Property and Equipment
Production equipment, furniture and other equipment are recorded at cost and depreciated using straight-line and declining balance methods over the estimated useful lives of the assets, ranging from three to fifteen years.

Leasehold improvements are recorded at cost and are amortized on a straight-line basis over their estimated useful lives, but not in excess of the lease term.

The cost and related accumulated depreciation and amortization of assets sold or retired are removed from the appropriate asset and accumulated depreciation and amortization accounts and the resulting gain or loss is reflected in operations.

Maintenance and repairs are charged to operations as incurred and expenditures for major improvements are capitalized.

License, Goodwill and Intangibles
Broadcast licenses, goodwill and
intangibles, recorded at cost, are amortized on a straight-line basis over a period of 10 to 20 years.

Periodically the Company reviews the recoverability of its intangible assets based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the intangible assets. Should the aggregate future cash flows be less than the carrying value, a write-down would be required measured by the difference between the discounted future cash flow and the carrying value of the intangible assets under SFAS No. 121.

Long Lived Assets
Long lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value or discounted cash flows.

Revenue Recognition.
Broadcast and ad fees are recorded as revenue when the broadcast or ad is aired. Live Entertainment revenues are recognized at the time of the performance, generally nightly. Retail sales are recognized at the time the merchandise is sold and are net of returns.

Net Loss Per Share
As of December 31, 1997, the Company adopted
Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS No. 128). This pronouncement provides a different method of calculating earnings per share than was used in accordance with Accounting Board Opinion (APB No. 15), "Earnings per Share". SFAS No. 128 provides for the calculation of "Basic" and "Dilutive" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity. For all prior periods, weighted average and per share information has been restated in accordance with SFAS No. 128. The adoption of SFAS No. 128 did not effect earnings per share calculations for the year ended December 31, 1997. For the years ended December 31, 1998 and 1997, total stock options and stock warrants of 2,699,900 and 2,409,375 were not included in the computation of diluted earnings per shares because their effect was anti-dilutive, therefore basic and fully diluted earnings per share are the same.

Concentration of Risk
Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash equivalents and accounts receivable with the Company's various customers. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced losses in such accounts.

Reclassifications
Certain balances in the 1997 consolidated financial statements have been reclassified in order to conform to the 1998 presentation. The reclassifications had no effect on financial condition or results of operations.


Income Taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"). Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Deferred Compensation
Deferred compensation results from granting stock options at option prices less than the fair market value of the stock on the date of grant, under agreements with terms extending beyond one year. Deferred compensation is initially charged to stockholders' equity and amortized to expense over the term of the related agreement.



Cash Equivalents
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Financial Instruments
The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value;

Accounts Receivable, Accounts Payable and Accrued Liabilities
Fair values of accounts receivable, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

Notes Payable
These notes substantially bear interest at a
floating rate of interest based upon the 	lending  institutions' prime
lending rate. Accordingly, the fair value approximates their reported carrying amount at December 31, 1998 and 1997.

Mortgage Notes
Estimated based upon current market borrowing rates for loans with similar terms and maturities.

The estimated fair values of the Company's financial instruments for continuing operations are as follows:

                           December 31, 1998        December 31, 1997
Financial Liabilities      Carrying   Fair         Carrying   Fair
Notes Payable             Amount     Value        Amount      Value
 and Mortgage Notes    $1,181,083  $1,181,083  $1,281,496  $1,281,496

Stock Option and Award Plans
The Company applies APB Opinion 25,
"Accounting for Stock Issued to Employees", and related Interpretations in accounting for all stock option plans. Following the guidance of APB Opinion 25, compensation cost has been recognized for stock options issued to employees as the excess of the market price of the underlying common stock on the date of the grant over the exercise price of the Company's stock options on the date of the grant.

SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Recent Accounting Pronouncements:
---------------------------------

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS No. 130 for 1998 and it did not have a material effect on its financial position or result of operations.

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" is effective for financial statements with fiscal years beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of interim and annual periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, geographic areas in which they operate and their major customers. The Company has adopted SFAS NO. 131 in 1998; but it did not have a material effect on its results of operation for 1998 and 1997.

Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits" is effective for financial statements with fiscal years beginning after December 31, 1997. Earlier application is permitted. The new standard revise employers' disclosures about pension and other post retirement benefit plans but do not change the measurement or recognition of those plans. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of the plan assets that will facilitate financial analysis, and eliminates certain disclosures previously required but no longer useful. The Company adopted SFAS No. 132 in 1998 and it did not have a material impact on its results of operation.

The FASB has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements.

The FASB recently issued Statement of Financial Accounting Standards No. 134. "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises." (SFAS No. 134) SFAS No. 134 establishes new reporting standards for certain activities of mortgage banking enterprises that conduct operations that are substantially similar to the primary operations of mortgage banking enterprises. This statement is effective for the fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no impact on the Company's consolidated financial statements.


NOTE C RESTATEMENT OF FIANCIAL INFORMATION
-------------------------------------------

The Company has restated its consolidated financial statements for the year ended December 31, 1997. This action was taken as a result of the Company identifying that it had not accounted for stock warrants issued to Global Casinos in May 1997. The 1997 consolidated financial statements have been restated to account for warrants issued to Global Casinos in accordance with SFAS 123 resulting in compensation expense of $258,000. All material adjustments necessary to correct the financial statements have been recorded. The impact of this adjustment on the Company's consolidated financial results as originally reported is summarized below:

                                               1997
                                               ----
                                    As Reported      As Restated
                                    -----------      -----------
Revenues                            $ 2,324,091      $ 2,324,091
----------------------------------------------------------------

Costs and Expense                     5,124,206        5,382,206

Operating Loss from
Continuing Operations                (2,800,115)      (3,058,115)
-----------------------------------------------------------------

Net Loss                            $(3,614,222)     $(3,872,222)
-----------------------------------------------------------------

Net Loss Per Share, continuing
operations, Basic and Diluted             $(.48)          $ (.52)
=================================================================

Net Loss Per Share, Basic and
Diluted                                  $ (.60)          $ (.64)
=================================================================

Accumulated Deficit at
End of Year                        $(15,443,928)   $ (15,701,929)
=================================================================

Stockholders' Deficit, at
End of Year                           $(444,632)       $(444,632)
=================================================================


NOTE D  ACQUISITIONS
--------------------

Power Media
-----------

In July, 1996, the Company issued 770,000 shares of its restricted common stock, valued at $408,100, in exchange for 18,000 of the 25,000 then issued and outstanding shares of Power Media Communications International, Inc. (Power Media), or 72% ownership. Power Media was a substantially dormant company that had developed the concept of selling infomercial products in kiosks primarily located in retail malls.

The acquisition of Power Media in 1996 was accounted for as a purchase and the purchase price in excess of net assets acquired was allocated to goodwill. Amortization of goodwill was computed on a straight-line basis over 10 years until its write-off in 1997.

In November 1996, a new entity was formed called "The Best Of As Seen on TV", Inc. ("ASOTV") for the purpose of acquiring all of the issued and outstanding common stock of Power Media and to provide original incorporators with ownership in ASOTV. The original incorporators of ASOTV were issued 464,000 shares of ASOTV for par value ($.001 per share), which included 220,800 shares issued to NMG, LLC, an entity owned by the wife of the president of the Company. ASOTV then issued 1,010,000 shares of common stock to the Company for their 18,000 shares of Power Media and issued 325,600 shares to an unrelated party for the remaining 7,000 shares of Power Media and $150,000. In November 1996, ASOTV sold 100,000 shares of its common stock for $50,000. In July 1997, the Company issued 100,000 shares of its common stock in exchange for 100,000 shares of ASOTV owned by NMG, LLC. As a result of the above transactions, ASOTV owned 100% of Power Media and the Company owned approximately 58% of ASOTV as of December 31, 1998 and 1997.

In March 1997, the Company terminated its unmanned kiosk operations, which it started in November 1996, when the leases to its first four locations were not renewed. Sales volumes at the unmanned kiosk locations were not sufficient for profitable operations. The Company turned its efforts to operating manned kiosks in major retail malls. Each kiosk was approximately 250 square feet and sold the top 50 selling infomercial products. Commencing August 1997, the Company opened six manned kiosk locations in six retail malls located in the Denver metropolitan area. The sales volumes for the manned kiosks were less than projected and the operations were terminated January 31, 1998. Although the Company believes the concept is viable, it currently does not have the working capital necessary to further develop the concept. The results of operations of ASOTV for the years ended December 31, 1998 and 1997 are disclosed as discontinued operations.

Global Internet Corp
--------------------

On May 1, 1997, the Company entered into an agreement with Global Casino, Inc. (Global Casino) to acquire 1,500,000 shares of common stock of Global Internet Corp. ("Global Internet") owned by Global Casino and a $375,000 note receivable from Global Internet owed to Global Casino in exchange for 30,000 shares of FEHC Class B Convertible Preferred Stock (Class B Stock). The 1,500,000 shares of common stock represents 50.3% of the issued and outstanding common stock of Global Internet. Each share of Class B stock is convertible into 12.5 shares of FEHC restricted common stock. Global Casino also received warrants to purchase 1,500,000 shares of the Company's common stock at $1 per share. The warrant expires May 1, 2002. At the time FEHC entered into the Agreement, FEHC did not have a sufficient number of authorized but unissued shares of common stock to allow for the conversion of the preferred stock to common stock nor for the exercise of the warrants.

In addition, the acquisition of Global Internet required the approval of the shareholders of FEHC. On December 5, 1997 the shareholders of FEHC approved (i) the increase in the authorized shares of FEHC common stock and (ii) the acquisition of Global Internet Corp. For accounting purposes control of Global Internet did not change until December 5, 1997. December 5, 1997 is considered the acquisition date. The acquisition has been accounted for as a purchase and the excess of purchase price over net assets acquired was allocated to goodwill. The operations of Global Internet from December 5, 1997 have been consolidated with those of the Company.

In June 1997, FEHC also issued 14,080 of Class B convertible preferred stock to two officers of Global Internet, in exchange for $176,000 accrued but unpaid compensation. Global Internet owed the two officers compensation under the terms of long term employment agreements. For accounting purposes, the Class B convertible preferred shares issued were recorded on December 5, 1997, the date the shareholders of FEHC approved an increase in the authorized shares of common stock.

Global Internet was in the process of developing a virtual internet casino and had a Web Site Development and Maintenance Agreement (Development Agreement) with Electronic Data Systems (EDS) and DDB Needham to develop the web site for approximately $1,200,000, of which $300,000 had been expended to date on the web site development. FEHC was unable to obtain the financing needed to complete the web site development and the Development Agreement was terminated.

The ability of the Company to obtain the necessary financing to commence operations of a virtual internet casino is uncertain and as such the Company's investment in Global Internet was determined by management to be impaired. Included in the accompanying consolidated statements of operations for the year ended December 31, 1997 is an impairment write-off of approximately $558,000 representing the Company's investment in Global Internet.

NOTE E  DISCONTINUED OPERATIONS
-------------------------------

In January 1998, the Company determined to discontinue the operations of ASOTV due to losses and lack of working capital to further develop the concept. Accordingly, the assets of ASOTV were written down to their estimated net realizable value resulting in a write down of $490,000 included in the accompanying statement of operations for the year ended December 31, 1997.

Revenues from discontinued operations were $54,300 and $174,800 for 1998 and 1997, respectively.

Summarized balance sheet data for the discontinued operations as of December 31, 1998 and 1997 is as follows:

                                            1998            1997
   ASSETS
   Cash                                     $  1,246        $  9,289
   Accounts receivable                                         6,983
   Inventory                                                  66,482
   Other                                                         100
   -----------------------------------------------------------------
   Total current assets                        1,246          82,854
   Goodwill
   Property, plant and equipment, net                          8,673
   -----------------------------------------------------------------
   Total Assets                                1,246          91,527
   -----------------------------------------------------------------
   LIABILITIES
   Current liabilities                        58,551         144,578
   -----------------------------------------------------------------
   Total Liabilities                          58,551         144,578
   -----------------------------------------------------------------
   Minority Interest                               0               0
   -----------------------------------------------------------------
   Net assets (liabilities)
   of discontinued operations              $ (57,305)     $  (53,051)
======================================================================

The Company is in default under the terms of approximately $386,000 of its debt obligations for non-payment. Substantially all of the Company's assets are pledged as collateral to one or more obligations. Notes that are not in compliance are classified as current liabilities. Notes payable and long term debt is summarized as follows:

                                                December 31,
                                                -----------
                                             1998           1997
                                             ----           ----

  Notes payable, First National
  Bank Gillette (1)                          $ 380,483      $ 422,152
  Note payable to the
  State of Wyoming(2)                          300,000        300,000
  Notes payable, litigation (7)                231,501        275,000
  Mortgage note payable(3)                     139,947        144,665
  Note payable, creditor(5)                     19,224         19,224
  Various notes payable individuals
  and companies(6)                              56,685         66,572
  -------------------------------------------------------------------
                                             1,181,083      1,281,496
  Less current portion                         993,384        850,376
  -------------------------------------------------------------------
  Long-term debt                             $ 187,699      $ 431,120
======================================================================

  Future maturities of debt as of December 31, 1998 are as follows:

     1999                    $ 993,384
     2000                        5,726
     2001                       56,484
     2002                        5,020
     2003                        5,120
     Thereafter                115,349
                               -------
     Total                  $1,181,083
                            ==========


(1) The Notes payable to First National Bank of Gillette are renewed annually in November. Currently the notes bear interest at 9% per annum and require monthly principal and interest of $6,500. The notes are collateralized by substantially all the assets of the radio station in Gillette, Wyoming except for the real estate.

(2) In February 1989, the Company borrowed $300,000 from the State of Wyoming for the purpose of purchasing equipment, inventory and to provide working capital necessary to establish a video duplicating facility. As of December 31, 1998, the Company had not yet established an operating duplicating facility and was in violation of several of the compliance requirements of this note. Although the note, by its original terms, was not due until March 1, 1999, the State of Wyoming deemed the note to be currently due as a result of the violations of the compliance requirements. The note, with default interest at 16.5 percent, is due in daily installments of $150, and is collateralized by the Company's master tape library. No principal and interest payments have been made nor has the State of Wyoming demanded payment on the note.

(3) Note payable, trust; interest at 9.5%; monthly principal and interest of $1,500; final payment due October 2012;
collateralized by real property.

(4) Note payable to mortgage company; interest at 8.015% per annum; monthly principal and interest payments of $403 for 59 months with a balloon payment of $52,300 due May 15, 2000;
collateralized by real estate.

(5) Note payable to a trade creditor dated October 21, 1993;
interest at 10 percent; due on May 1, 1996; collateralized by the Company's master tape inventory and subordinated to previously filed liens.

(6) Various notes payable in default; due to various individuals and companies with interest rates ranging from 10 to 21 percent per annum.

(7) Notes payable due to two individuals in connection with litigation settlements subsequent to December 31, 1997. The first note for $125,000 bears interest at 9.5% per annum and is due March 31, 1999 and are secured by two parcels of land in Gillette, Wyoming on which the Company's radio station operations are located. The second note for $150,000 bears interest at 10% per annum and is payable in installments of $25,000 for the first month and $5,000 per month thereafter until July 15, 1999 at which time all unpaid principal and interest are due. This note is secured by the stock of FEHC wholly owned subsidiary, Quality Communications, Inc, which operates the Company's radio station.

The weighted average interest rate on short-term borrowings was
13.49 for 1998 and 1997, respectively.

NOTE G SHOCKHOLDERS' DEFICIT
------------------------------

On December 15, 1997 First Entertainment, Inc. (FEI) (a Colorado Corporation) was merged into First Entertainment Holding Corp.
(FEHC) (a Nevada Corporation) following a special shareholders meeting on December 5, 1997 in which the shareholders approved a name change and a change in the state of incorporation from Colorado to Nevada. As a result of the merger, all of the issued and outstanding shares of FEI were exchanged for the same amount of shares of FEHC. FEHC is the surviving corporation and, effective with the merger, FEI ceased to exist. FEHC has authorized capital stock consisting of 50,000,000 shares of common stock, $.008 par value and 5,000,000 shares of preferred stock, $.001 par value.
The Board of Directors has the authority to issue preferred shares in series and determine the rights and preferences of each series.

A total of 1,500,000 shares of preferred stock have been designated as Class A, 7% cumulative, non-participating convertible preferred stock, and had a mandatory redemption on November 18, 1996. As of December 31, 1998 the holders of the Class A Preferred Stock have not demanded redemption.

Liquidation preference is approximately $15,000. Each class A share may be converted into two shares of common stock. The Class A Preferred Stock has not been redeemed as of December 31, 1998.

A total of 1,000,000 shares of preferred stock has been designated as Class B, 6% cumulative dividend, paid quarterly, if and when declared, redeemable by the Corporation at face value and each share of class B is convertible into 12.5 shares of common stock. The rights of the Class B shares shall be subordinate to Class A shares.

A total of 1,000,000 shares of preferred stock has been designated as Class C, non-dividend and each share is convertible into common stock at a conversion price equal to the average 30 day bid price of the common stock on the date of conversion. The rights of the Class C shares shall be subordinate to Class A and Class B shares.

In connection with the acquisition of Global Internet Corporation, the Company entered into an agreement with two officers of Global Internet on June 16, 1997 whereby the Company issued 14,080 shares of Class B convertible preferred stock in exchange for $176,000 of debt owed to the two officers by Global Internet.

In 1997, the Company issued 751,600 shares of common stock for consulting and other services valued at $676,215 (includes $252,000 in services from related parties) or an average of $.90 per share. In 1997, the Company also issued 440,000 shares of common stock in settlement of accrued bonuses to consultants and employees and accounts payable totaling $270,800. Stock bonuses accrued for related parties were $168,000.

In 1997, the Company sold 47,067 shares of Class B Convertible Preferred Stock for $262,750, which was net of offering costs of $39,750. The Company also issued 150,000 shares of common stock upon exercise of common stock options receiving proceeds of $75,000.

In 1997, the Company cancelled 221,534 shares of common stock held as treasury of which 144,409 represented shares returned to the Company in connection with a litigation settlement with Image Marketing Group; 50,000 represented the cancellation of common stock held by a bank as collateral on a note payable and 27,125 represented shares previously held by First Films, Inc.

In 1998, the Company sold 16,000 shares of Class B Convertible
Preferred Stock and 771,667 shares of common stock for $213,300 which is net of offering costs.

In 1998, the Company issued 1,116,016 shares of common stock for consulting and other services valued at $399,743 (includes $225,000 in services from related parties) or an average of $.36 per share.

Common Stock Options   In June 1994, the Company adopted a Non-
Qualified Stock Option Plan, under which the Company's Board of Directors are authorized to issue options to purchase up to 62,500 shares of the Company's common stock to qualified employees, officers and directors of the Company. The option price may be changed at the discretion of the Board of Directors. No options have been issued under this plan. During 1998 and 1997, the Company has also issued other non-qualified stock options to non-employees under terms and at prices deemed appropriate by the Board of Directors.


 The following is a summary of the number of shares under option:

                                              Weighted
                                              Average
                             Non-Qualifying   Exercise     Expiration
                             Stock Options    Price        Dates
Balance, January 1, 1997     95,000           $  3.49
Granted                     400,000               .79      1999-2002
Exercised                  (100,000)              .50
Expired/Rescinded          (285,625)             2.39
---------------------------------------------------------------------
Balance, December 31, 1997  109,375            $ 2.91      1998-2002
---------------------------------------------------------------------
Granted                     300,000            $  .40           1999
Exercised
Expired                      (9,375)             3.49
---------------------------------------------------------------------
Balance December 31, 1998   400,000           $ .5175      1999-2002
=======================================================================

The following table summarized information about stock options outstanding and exercisable as of December 31, 1998:

                                            Weighted
                                            Average        Weighted
Range of                   Number           Remaining      Average
Exercise Prices            Outstanding &    Contractual    Exercise
From     To           Exercisable      Life in Years  Price
-------------------------------------------------------------------
$ .40     $ .40            300,000          0.50           $  .40
$ .50     $1.25            100,000          2.50           $  .87
                           --------------------------------------
                           400,000          1.00           $.5175
====================================================================

Options issued to non-employees in 1998 and 1997 resulted in compensation expense of $66,888 and $78,617 respectively, under SFAS 123.

NOTE H COMMON STOCK WARRANTS
----------------------------

In connection with a settlement agreement between the Company and Balzac, Inc, a warrant was issued to Balzac to purchase 500,000 shares of the Company's common stock at $1.00 per share.

The warrant, issued at fair market value, is exercisable for a period of five years and expires April, 2002.The issuance of these warrants to Balzac resulted in compensation expense of $315,453 in 1997 under SFAS 123. In 1998, Balzac exercised their option to purchase 100 shares of common stock.

In connection with the private sale of Class B convertible preferred stock, the Company granted to the Underwriter a warrant to purchase 300,000 shares of the Company's common stock at $1.00 per share. The warrant, issued at fair market value, is for consideration of future consulting services and expires July 1999. The issuance of these warrants to the Underwriter resulted in compensation expense of $33,434 in 1997 under SFAS 123.

In connection with the acquisition of Global Internet on May 1, 1997 Global Casino's was issued warrants to purchase 1,500,000 shares of common stock of the Company for $1.00 per share. The warrants expire on May 1, 2002.

In addition, the two officers of Global Internet have the option, for a period of five years, to exchange any or all of their 600,000 shares of common stock of Global Internet into FEHC common stock at a rate of one share of FEHC for four shares of Global Internet. In addition, for each share exchanged the officers of Global Internet will receive one warrant to purchase one share of FEHC common stock at $1.25 a share.

The Company has elected to continue with the accounting treatment for stock options and warrants issued to employees under APB 25, which is an intrinsic value-based method, and has adopted SFAS 123, which is a fair-value based method of accounting for stock options. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions, dividend yield of 0%, expected volatility of .1%, risk free interest rate of 6%, and expected lives of 5 years for the stock award. No options were issued to employees in 1998. Had compensation costs been determined based on the fair value at the grant date for stock option and stock warrant grants to employees consistent with the method of SFAS No. 123, the Company's net loss from continuing operations and net loss per share from continuing operations would have increased as indicated below for the year ended December 31, 1997.

  Net (loss) from continuing operations,
  as reported                                    ($2,882,769)
  Net (loss) from continuing operations,
  pro-forma                                      ($2,898,513)
      Net (loss) per share, continuing
      operations basic and diluted, as reported            ($.48)
      Net (loss) per share, continuing
      operations basic and diluted, pro-forma              ($.48)


NOTE I   INCOME TAXES
---------------------

The tax effects of temporary differences and carryforward amounts that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 are:

     Deferred tax assets:                  1998            1997
                                           ----            ----
       Net operating loss carryforwards    $6,009,000      $5,554,000
       Property, equipment, other
       assets, net                             (8,000)         (6,000)
       Litigation settlement                                  102,000
       Discontinued operations                (15,000)       (181,000)
       Other                                   24,000          88,000
       --------------------------------------------------------------
       Total gross deferred tax assets      6,010,000       5,557,000
       Less valuation allowance            (6,010,000)     (5,557,000)
       ---------------------------------------------------------------
     Net deferred tax assets               $        0      $        0
     =================================================================

A valuation allowance has been recorded equal to the net deferred tax asset, as management was not able to determine if it is more likely than not that the deferred tax assets will be realized.

The valuation allowance increased $541,000 in 1998 and $1,157,000 in 1997.

The following summary reconciles the income taxes at the statutory rate of 37% in 1998 and 1997 with the actual taxes:

                                            1998         1997
                                            ----         ----
   Benefit computed at the statutory
   rate-continuing operations               $ (232,000)  $ (1,068,000)
   Discontinued operations                      (7,000)       (89,000)
   Valuation allowance                         239,000      1,157,000
   ------------------------------------------------------------------
   Provision for income taxes               $        0   $          0
   ==================================================================

As of December 31, 1998, net operating loss carryforwards were approximately $16 million. Utilization of certain portions of this amount is subject to limitations under the Internal Revenue Code.
Carryforward amounts expire at various dates through 2018.

NOTE J  RELATED PARTY TRANSACTIONS
----------------------------------

The Company contracts out substantial administrative, management and accounting functions to a company wholly owned by the former president and a current director of the Company. Monthly fees for such services were $21,000 for the period January 1, 1997 through August 31, 1998, thereafter the fees were reduced to $14,000. Total annual fees paid by cash and by the issuance of common stock for 1998 and 1997 were $225,000 and $252,000 each year, respectively.

In July 1997, the Company acquired 100,000 shares of common stock of ASOTV from NMG, LLC, an entity owned by the wife of the president, in exchange for 100,000 shares of common stock of the Company. The value of the common stock issued to NMG, LLC, $50,000, has been classified as officer compensation in the accompanying consolidated statements of operations.

Consulting fees were paid to the wife of the President for the year ended December 31, 1997 in the amount of $5,500. The amounts paid to the wife of the President have been classified as officer compensation in the accompanying consolidated statement of operations.

In 1997 and 1998, the President was advanced approximately $25,000 which is being repaid in monthly installment of approximately
$1,000.

NOTE K   COMMITMENTS
--------------------

     Lease Commitments   The Company has long-term operating lease
agreements for office space, building and certain equipment. Future minimum lease payments required under long-term leases in effect at December 31, 1998 are as follows:

            Minimum Rent               SubleaseRent      Net
         1999        $165,109          $81,888           $83,221
         2000         153,541           81,888            71,653
         2001         147,414	          81,888            65,526
         2002         115,769           54,592            61,177
         2003          63,105                             63,105
         Thereafter   257,679                            257,679

Rent expense for continuing operations was $191,795 and $176,765 in 1998 and 1997. Rent expense for discontinued operations was $7,449 in 1998 and $77,365 in 1997.

Commencing September 1998 the Company subleased its executive space under the terms of a four-year sublease. The Company has not been relieved of its primary obligation due under the original lease with the lessor. Monthly payments due under the lease are $6,394. The sublease calls for payments of $6,824 per month for 48 months commencing September 1, 1998. Both the primary lease and the sublease expire August 2002.

In January 1997 the Company completed its expansion of the comedy club which included significant leasehold improvements. The lessor agreed to finance the leasehold improvement totaling $150,000. The $150,000 note payable bear interest at 12% and is due in 108 monthly installments of $2,278 commencing February 1, 1999.



NOTE L   LITIGATION
-------------------

FEHC knows of no litigation pending, threatened, or contemplated, or unsatisfied judgments against it, or any proceedings of which FEHC or any of its subsidiaries is a party, except as specified below. FEHC knows of no legal actions pending or threatened, or judgment entered against any of its officers or directors or any of its subsidiaries in their capacities as such, except as specified below.

In May 1997, David Spolter and Faige Spolter (Spolter) filed a lawsuit against FEHC in the Superior Court of the State of California. The plaintiffs alleged various federal and state securities violations and sought recovery of their $75,000 investment plus damages. On July 1, 1998, Spolter and FEHC entered into a settlement agreement whereby FEHC agreed to pay Spolter $150,000. $25,000 was paid upon execution of the Settlement Agreement and the remaining $125,000 shall be payable in monthly installments of $5,000 a month until July 15, 1999 at which time all unpaid principal and interest shall become due and payable.
The note bears interest of 10% per annum. FEHC agreed to pledge all of its stock of its wholly owned subsidiary, Quality Communications, Inc. and to provide security interest in all assets of Quality Communications, Inc. In the event of default, the amount due shall be $180,000 plus interest at 10% from June 1, 1998, less amounts previously paid. Any unpaid amounts shall be due and payable upon sale of the radio station in Gillette, Wyoming.

In 1997, Sharon K. Doud filed a civil action against FEHC, AB Goldberg and Quality Communications for breach of contract, fraud and misrepresentation for failure to convert Class C Convertible Preferred Stock into 91,240 shares of common stock. In April 1998, a settlement agreement was reached between FEHC and Sharon Doud whereby FEHC was required to pay $6,150 in legal fees, issue a promissory note in the principal sum of $125,000 bearing interest at 9.5% per annum due March 31, 1999 and cancel the Class C Convertible Preferred Shares.

During 1997 and 1998, the Company, certain officers and directors of the Company and other unrelated parties received requests for information from the U.S. Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1997 into various matters. The Company has since been notified by the Central Regional Office of the SEC that it plans to recommend to the Commission that an enforcement action be instituted against the Company, its president and a former director for failure to make required filings and failure to report certain information required by the securities laws. The Company believes it has made all required filings to date and believes it has disclosed all information required by the securities laws. There can be no assurance as to the final outcome of the investigation or the impact, if any, on the operations of the Company.


NOTE M   FOURTH QUARTER ADJUSTMENTS

During the fourth quarters of 1998 and 1997, the Company recorded the following year-end adjustments, which it believes are material to the results of that quarter:

                                         1998          1997
                                        ----          ----
   Write-down of assets, including
   goodwill of discontinued
   operations of ASOTV to net
   realizable value                                   $ 490,000
   Impairment write down of Balzac
   note receivable                     $ 81,000       $ 902,000
   Impairment write down of Global
   Casino's investment                                $ 558,000
   Compensation for issuance of
   common stock options and warrants                  $ 692,025

NOTE N SETTLEMENTS AND RESCISSIONS
----------------------------------

Balzac, Inc.
------------

      In April 1996, the Company acquired certain assets from Balzac, Inc., ("Balzac") a private company, which manufactures and distributes toys, including a product line of toy balls. The assets and rights acquired consisted of an exclusive license for Australia, inventory of Balzac toys and various other rights.

     During 1996, a dispute arose between the Company and Balzac and Balzac asserted a violation of the Purchase Agreement. Balzac seized the inventory valued at $1 million, which was collateral on the fixed obligation due under the Australian Licensing Agreement, to satisfy the $800,000 obligation under the Licensing Agreement.

     In April 1997, Balzac and the Company entered into an agreement whereby Balzac would buy back the Australian Licensing Agreement for $800,000 and would repay the Company $200,000 which was the difference between the value of the seized inventory and the obligation under the licensing agreement. The $1,000,000 was to be repaid over forty months at 8% per annum. The $1,000,000 was to be repaid to the Company through the sale, by Balzac, of 1,000,000 of the Company's shares of common stock owned by Balzac.

      The ability of Balzac to sell all 1,000,000 shares held by Balzac at a price of $1.00 to repay its obligation was determined by management to be unlikely. As of December 31, 1997 the note receivable from Balzac was determined to be impaired and was written down to its net realizable value of $81,344 resulting in an impairment loss of $902,018. As of December 31, 1998 the note receivable was determined to be further impaired and was written down to its net realizable value of $42,000 resulting in a loss of $39,340. Subsequent to year-end Balzac informed the Company that it had filed Chapter 11 Bankruptcy proceedings. Management determined the note receivable was unlikely to be collected and the remaining $42,000 was written off as of December 31, 1998.

NOTE O OTHER BUSINESS DEVELOPMENTS
----------------------------------

On September 15, 1998, the Company entered into a definitive agreement with SportsNet, Inc. (SNI) The effective date of the Agreement will be ten days after the following two events have occurred; (i) SNI has completed a financing of not less than $1,000,000 and (ii) the Company has entered into a contract with a credit card processor for participants in the Games satisfactory to both the Company and SNI. The Agreement, if and when it becomes effective, will continue in effect as long as the Company has a valid internet gaming license issued by the Commonwealth of Dominica or will terminate upon revocation of such license by the Commonwealth of Dominica.

As of March 19, 1999, SNI had not completed a financing of $1,000,000 and the Company terminated the definitive agreement

NOTE P SUBSEQUENT EVENTS
------------------------

In March, 1999 the Board of Directors authorized the issuance of options to the president, each member of the Board of Directors and a consultant to purchase up to 3,050,000 shares of common stock at prices ranging from $.21 per share to $.53 per share. The exercise price is equal to the closing bid price for the Company's common stock on the date of the grant. The exercise of options for 1,200,000 shares is contingent on the closing bid price of the Company's common stock of at lease $1.00 on the last trading day for 1999. The exercise of options for 1,000,000 shares is contingent upon the execution of definitive agreements with two prospective companies that the Company is currently negotiating with. If definitive agreements are not executed by December 31, 1999 the options for 1,000,000 shares expire.

On March 17, 1999 the Company signed a letter of intent with Global Games Corp. (Global Games) for the licensing of Global Games' sports book software and related technology. Under the terms of the agreement Global Games will receive a percentage of the net gaming revenue for the licensing of its software of the Company. Consummation of this transaction is subject to the completion to a definitive agreement and approval by the Board of Directors of both companies. Under the letter of intent, Global Games will provide all technical service and support. The gaming site will be operated from the Commonwealth of Dominica and will be accessible on a play for fun basis from North America. The Company is unable to predict if or when the agreement will be signed and the transaction will be consummated.

On March 20, 1999, the Company signed a letter of intent with EMNet Corp ("EMNet") to form a joint venture and create a significant Internet based website business for "Comedy" products based around the affiliation and content derived from a circuit of the leading comedy clubs in America. Revenue streams would be generated through providing Internet marketing services to member clubs, producing regular sponsored live exclusive programming on the Internet and develop a pay-per-view model, and through the sale of comedy CD's and direct downloads, associated merchandise and admissions to live performances at member clubs. The closing of this transaction will be subject to negotiating a definitive agreement, approval by the Board of Directors of both companies, completion of a detailed business plan, completion of the required agreements with America On Line ("AOL") and the signing of a minimum of 5 member clubs.

NOTE Q    SEGMENT INFORMATION
-----------------------------

Financial information by industry segments for the years ended
December 31, 1998 and 1997 is summarized as follows:

                                                Live
                          Radio       Video  Entertainment
FOR THE YEAR ENDED
DECEMBER 31, 1998
  Revenue   unaffiliated  $ 804,004   $ 213   $1,353,667
  Revenue   affiliated
  Operating income (loss),
  continuing operations     173,883     169      231,442
  Total assets            1,240,090 960,980      444,095
  Depreciation and
  Amortization               78,619                6,597
  Capital expenditures        3,705  24,049
  Interest Expense           50,417   23,771       4,316















FOR THE YEAR ENDED
DECEMBER 31, 1997
  Revenue unaffiliated     $771,992 $ 50,239  $ 1,389,533
  Revenue affiliated
Operating income (loss),
  continuing operations     104,000  (31,732)     193,471
  Identifiable assets     1,317,535        0      337,063
  Depreciation and
  Amortization               87,100   35,525        4,105
  Capital expenditures       10,144        0        5,224
  Interest Expense           54,577   33,206        4,625
                         Other
                         Segments Elimations  Consolidated
FOR THE YEAR ENDED
DECEMBER 31, 1998
  Revenue   unaffiliated $ 75,049            $2,232,933
  Revenue   affiliated     175,956  (175,956)
  Operating income (loss),
  continuing operations (1,056,761)             (651,427)
  Total assets           1,193,262(1,357,597)  1,519,850
  Depreciation and
  Amortization              18,944               104,160
  Capital expenditures                            27,754
  Interest Expense          26,221               104,725

FOR THE YEAR ENDED
DECEMBER 31, 1997
  Revenue unaffiliated     $112,327         0  $2,324,091
  Revenue affiliated        175,956  (175,956)
Operating income (loss),
  continuing operations  (3,323,854)           (3,058,115)
  Identifiable assets     1,318,719 (1,344,585) 1,628,732
  Depreciation and
  Amortization               14,446               141,176
  Capital expenditures        5,252                20,620
  Interest Expense            3,394                95,333

Other segments represent the operations of the parent company, which is primarily responsible for incurring general and administrative expenses. Identifiable assets are essentially investments in subsidiaries, which are eliminated in consolidation.












FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)


                                        September 30,
                                             1999
ASSETS

CURRENT ASSETS
 Cash and cash equivalents              $     232,453
 Accounts receivable trade, net
 of allowance                                 127,827
 Note receivable, officer                      10,710
 Prepaid salaries                               46,635
 Inventories                                   18,299
 Other current assets                          24,529
---------------------------------------------------------------------
                                              460,453
---------------------------------------------------------------------
PROPERTY AND EQUIPMENT
 Equipment and furniture                      758,467
 Building and leasehold improvement           682,257
 Land                                         125,000
----------------------------------------------------------------------
                                            1,565,724
Less accumulated depreciation                 901,589
---------------------------------------------------------------------
                                              664,135
---------------------------------------------------------------------

OTHER ASSETS
 License, net of accumulated
 Amortization                                 657,994
 Licensing fees99,500
 Other                                         24,984
--------------------------------------------------------------------
                                              782,478
--------------------------------------------------------------------

TOTAL ASSETS                             $  1,907,066
====================================================================


"See accompanying notes to consolidated financial statements."





FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET, continued
(Unaudited)
                                        September 30,
                                                1999
LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit):
CURRENT LIABILITIES
 Accounts payable                        $  137,327
 Accrued liabilities                        172,746
 Accrued interest                           440,883
 Notes Payable and current portion
 of long-term debt                          866,541
 Notes payable, related parties               3,000
 Net liabilities of discontinued operations  55,934
--------------------------------------------------------------------
Total current liabilities                 1,676,341
--------------------------------------------------------------------

LONG TERM DEBT, NET OF CURRENT PORTION      320,909
--------------------------------------------------------------------
MINORITY INTEREST                            -
--------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred stock, $.001 par value;
   authorized 5,000,000 shares;
   Class A preferred stock, 10,689 shares
          issued and outstanding                 11
   Class B preferred stock 0 and 11,760
          shares issued and outstanding           0
   Class C preferred stock no shares issued       0
 Common stock, $.008 par value; authorized
   50,000,000 shares;
     11,966,646 and 9,610,170 shares issued  95,855
 Capital in excess of par value          20,079,506
 Accumulated (deficit)                  (18,670,875)
 Deferred compensation                   (1,594,680)
---------------------------------------------------------------------
                                            (90,184)
---------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS
    EQUITY (DEFICIT)                    $ 1,907,066
====================================================================
"See accompanying notes to consolidated financial statements."




FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                For the nine months ended

                                  September 30, September 30,
                                       1999        1998
REVENUE:
 Live Entertainment             $ 1,213,826   $ 941,682
 Radio                              619,508     587,305
 Internet                             9,072           -
 Video                                   -          213
 Other                              106,529      37,161
-----------------------------------------------------------------------
                                  1,948,935   1,566,361
-----------------------------------------------------------------------
COSTS AND EXPENSES:
 Cost of sales -  live
  Entertainment                   1,111,519     813,937
 Cost of sales - radio              444,147     417,861
 Cost of sales- internet            347,214           -
 Cost of products sold - video                       45
 Impairment writedowns               15,000           -
 Depreciation and amortization       92,441      74,897
 Management and
  administrative fees, Affilates    116,000     182,000
 Selling, general and
  Administrative                  1,897,709     550,870
-----------------------------------------------------------------------

                                  4,050,400   2,078,950
-----------------------------------------------------------------------

OPERATING LOSS FROM CONTINUING
    OPERATIONS                   (2,101,465)   (512,589)
OTHER INCOME (EXPENSE)
 Interest expense                   (89,319)    (55,079)
 Other                                3,923       1,059
-----------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS,
  BEFORE MINORITY INTEREST       (2,186,861)   (566,720)

MINORITY INTEREST IN NET LOSS
 OF AFFILIATES
-----------------------------------------------------------------------

LOSS FROM CONTINUING
 OPERATIONS                     (2,186,861)   (566,720)
DISCONTINUED OPERATIONS
 Income (Loss) from
  discontinued operations                      (20,756)
-----------------------------------------------------------------------
NET INCOME (LOSS)             $(2,186,861)   $(587,476)
=======================================================================


PER SHARE DATA: Basic and Diluted
 Net Income (loss) per share,
  continuing operations,
   Basic and Diluted                 (.21)   $    (.08)
 Net Income (loss) per share,
  discontinued operations               *            *
 Net Income (loss) per
  common share,
   Basic and Diluted                 (.21)   $    (.08)

WEIGHTED-AVERAGE NUMBER OF
SHARES OUTSTANDING             10,654,619    7,566,412
=======================================================================
* Less than $.01 per share
"See accompanying notes to consolidated financial statements"



[CAPTION]

FIRST ENTERTAINMENT HOLDING CORP.AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity (Deficit)
For the Nine Months Ended September 30,1999 (Unaudited)


                      Class A            Class B           Class C
                  Preferred Stock    Preferred Stock    Preferred Stock
                   Shares  Amount    Shares  Amount    Shares  Amount
BALANCES,           10,689  $10       11,760  $12       0       $0
JANUARY 1,1999

Common stock issued
For:
  Conversion from                     (11,760) (12)
    Preferred stock
  Consulting services
  Cash, net of offering
    Costs
  Exercise of stock
     Options
  Account Payable
Common stock options
 And warrants issued
Amortization of
 Deferred compen-
       sation
Net (loss)
                ------------------------------------------------------
BALANCES
September 30,1999
(UNAUDITED)        10,689  $10        0      $0         0        $0
                =======================================================
























                                          Capital In
                  Common      Stock         Excess of      Accumulated
                   Shares     Amount       Par Value         (Deficit)
BALANCES,           9,610,170 $76,882    $15,924,087      ($16,484,014)
JANUARY 1,1999

Common stock issued
For:
 Conversion from
    Preferred stock   147,000    1,176         (1,164)
 Consulting services  581,584    4,414        775,299
 Cash, net of offering
    Costs              50,000      400         29,600
 Exercise of stock
     Options          1,312,500 10,500        636,375
 Account Payable      310,392    2,483         91,856
Common stock options
 And warrants issued                        2,623,453
Amortization of
 Deferred compen-
       sation
Net (loss)                                            (2,186,861)
                ------------------------------------------------------
BALANCES
September 30,1999
(UNAUDITED)      11,966,646   $95,855    $20,079,506      ($18,670,875)
                =======================================================































                        Deferred       Treasury
                     Compensation        Stock             Total
BALANCES,            $0                 $0                 ($483,023)
JANUARY 1,1999

Common stock issued
For:
  Conversion from
    Preferred stock                                               0
  Consulting services                                        779,713
  Cash, net offering
    Costs                                                     30,000
  Exercise of stock
     Options                                                 646,875
  Account Payable                                            148,695
Common stock options
 And warrants issued (2,623,453)                                   0
Amortization of
 Deferred compen-
   sation             1,028,773                            1,028,773
Net (loss)                                                (2,186,861)
                ------------------------------------------------------
BALANCES
September 30,1999
(UNAUDITED)         ($1,594,680)        $0                  ($90,184)
                =======================================================

"See accompanying reports of independent certified public accountants and notes to consolidated financial statements."















FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
                              For the nine months    For the nine
months
                               ended September 30,  ended September 30,
                                        1999                 1998
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income (loss)                   $ (2,186,861)      $  (587,476)
  Adjustments to reconcile net
   income (loss) to net cash
    from operations
  Depreciation and
    Amortization                           92,441            74,897
   Impairment writedowns                   15,000            39,340
  Common stock issued
   for services                           627,225           396,566
   Common stock options                 1,028,773            66,888
   Loss on disposal of property                               7,714
 Changes in operating assets
  and liabilities
  (Increase) decrease in
   Receivables                            (21,959)           10,927
   Inventories                             (3,567)            9,777
    Other current assets                    3,979            (7,650)
    Other assets                          (20,858)            2,983
    Increase (decrease) in
     Accounts payable                      42,746           (93,532)
      Accrued liabilities                  41,064            (7,168)
         Cash provided by
           discontinued operations         (1,371)           38,714
-------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES:                    (383,388)          (48,020)
-------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures - net               (49,142)           (8,658)
 Investments and other                     22,381
-------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN)
  INVESTING ACTIVITIES                    (26,761)           (8,658)
-------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on debt              (143,723)          (75,187)
 Proceeds from issuance of common stock         -            25,000
 Proceeds from issuance of common stock
   and preferred stock                    676,875           213,400
-------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                    533,152           163,213
-------------------------------------------------------------------







NET INCREASE (DECREASE) IN CASH         $  123,003        $ 106,535
CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                      109,450           18,049
-------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                         $  232,453        $ 124,584
===================================================================
"See accompanying notes to consolidated financial statements."

Supplemental Schedule of Noncash
Investing and Financing Activities           1999          1998
Accounts payable converted to common stock   $ 94,339     $  50,163
===================================================================
Accounts payable issued for Web site
 Development                                 $ 90,000
====================================================================
Note payable issued for Leasehold
 Improvements                                $ 150,000
===================================================================
Common stock issued for services             $ 627,225    $ 396,566
===================================================================
Common stock options issued
 for services                              $ 1,028,773    $  66,888
===================================================================

Common stock issued for life
 insurance premiums                         $        -    $  30,000
===================================================================
Issuance of preferred stock for
   License                                                   13,500
===================================================================





















FIRST ENTERTAINMENT HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.  Basis of Presentation and Significant Accounting Policies:

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying financial information is Unaudited but includes all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary to present fairly the information set forth. The consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements which are included in the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1998.

The results for the interim period are not necessarily indicative of results to be expected for the fiscal year of the Company ending December 31, 1999. The Company believes that the three month and nine month report filed on Form 10-QSB is representative of its financial position and its results of operations aand changes in cash flows forthe periods ended September 30, 1999 and 1998.

In June 1999, the Company amended and refiled its Form 10KSB for the year ended December 31, 1998 restating certain amounts in 1998 and 1997 due to an accounting error discovered in 1997. This Form 10-QSB includes the restated balances from December 31, 1998. The restatement did not impact the net loss for the three months or nine months ended September 30, 1999.

New Accounting Standards

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS No. 130 for 1998 and it did not have a material effect on its financial position or result of operations.

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" is effective for financial statements with fiscal years beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of interim and annual periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, geographic areas in which they operate and their major customers. The Company has adopted SFAS No. 131 in 1998; but, it did not have a material effect on its results of operation for 1998 and 1997.

Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits" is effective for financial statements with fiscal years beginning after December 31, 1997. Earlier application is permitted. The new standard revises employers' disclosures about pension and other post retirement benefit plans but does not change the measurement or recognition of those plans. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of the plan assets that will facilitate financial analysis, and eliminates certain disclosures previously required but no longer useful. The Company adopted SFAS No. 132 in 1998 and it did not have a material impact on its results of operation.

The FASB has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements.

The FASB recently issued Statement of Financial Accounting Standards No. 134. "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises." (SFAS No. 134) SFAS No. 134 establishes new reporting standards for certain activities of mortgage banking enterprises that conduct operations that are substantially similar to the primary operations of mortgage banking enterprises. This statement is effective for the fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no impact on the Company's consolidated financial statements.

"YEAR 2000 PROBLEM". The Company is aware of the issues associated with the programming code in existing computer systems as the millenium(Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize properly date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company has determined to purchase new accounting software which is Year 2000 compatible and has evaluated all other computer and computer related systems to ensure they will operate beyond December 31, 1999. The new software will be in place by December 31, 1999 and will cost less than $10,000.

2.   Impairment Writedowns

Balzac, Inc.

In April 1996, the Company acquired certain assets of Balzac, Inc. ("Balzac") a private company which manufactures and distributes toys, including a product line of toy balls. The assets and rights acquired consisted of: an exclusive license for Australia, inventory of Balzac toys and various other rights.

During 1996, a dispute arose between the Company and Balzac and Balzac asserted a violation of the Purchase Agreement.

In April 1997, Balzac and the Company entered into an agreement whereby Balzac will buy back the Australian Licensing Agreement for $800,000 and will repay the Company $200,000 which was the difference between the value of the seized inventory and the obligation under the licensing agreement. The $1,000,000 will be repaid over forty months at 8% annum. The $1,000,000 was to be repaid to the Company through sale, by Balzac, of 1,000,000 shares of the Company's common stock owned by Balzac.

The ability of Balzac to sell all 1,000,000 shares held by Balzac at a price of $1.00 to repay its obligation was determined by management to be unlikely. As of December 31, 1997 the note receivable from Balzac was determined to be impaired and was written down to its net realizable value of $81,344 resulting in an impairment loss of $902,018. As of December 31, 1998 the note receivable was determined to be further impaired and was written down to its net realizable value of $42,000 resulting in a loss of $39,340. Subsequent to December 31, 1998 the Company was informed by Balzac that it had filed Chapter 11 Bankruptcy proceedings. Management determined the note receivable was unlikely to be collected and the remaining $42,000 was written off as of December 31, 1998.

Pursuant to a Bankruptcy Court Order dated April 13, 1999 Balzac sold 885,000 shares of the Company's common stock between May, 1999 and July, 1999 receiving proceeds of approximately $2,056,000. The shares sold by Balzac pursuant to the Court Order are the shares subject to the April, 1997 Agreement between Balzac and the Company. As of July 19,1999 Balzac is still in possession of 90,1000 shares of the Company's common stock and warrants to purchase 500,000 shares of common stock at $1.00 per share.

Pursuant to the Bankruptcy Court Order, the proceeds from the sales of the common stock is held in escrow subject to a later determination by the Bankruptcy Court as to the respective extent, priority and validity of claims to the proceeds. The Company believes that it is a secured creditor and has secured rights to the proceedings from the sale of the common stock. The ultimate disposition of the Company's claim will depend on the outcome of bankruptcy proceeds, which is uncertain at this time.

3. Stockholders Equity

In November, 1999 the Board of Directors approved the name change of the Company to F2 Network Group, Inc. The name change is subject to shareholder approval.

During the nine months ending September 30, 1999, the Company issued 846,976 shares of common stock for consulting services and employee compensation valued at approximately $673,861 of which $94,339 was for prior accrued services and $41,508 was for prepaid services. In addition, the Company sold 50,000 shares restricted common stock in a private placement offering resulting in net proceeds of $30,000 and received $646,875 from the exercise of 1,312,500 common stock options.

In March, 1999 the Board of Directors authorized the issuance of options to the president, each member of the Board of Directors and a consultant to purchase up to 3,050,000 shares of common stock at prices ranging from $.21 per share to $.53 per share. The exercise price was equal to the closing bid price for the Company's common stock on the date of the grant. The exercise of options for 1,200,000 shares was contingent on the closing bid price of the Company's common stock of at least $1.00 on the last trading day for 1999 and the exercise of options for 950,000 shares was contingent upon the execution of two separate definitive agreements by December 31, 1999. In September 1999, the Board of Directors determined to cancel 2,075,000 options issued in March, 1999. Mr. Goldberg, a director, opposed this resolution by the Board. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's, position that the Company does not have the right to cancel options previously issued to Mr. Goldberg and that Mr. Goldberg does not intend to relinquish those options. Of the total 2,075,000 options cancelled, 1,000,000 were issued to Mr. Goldberg.

In May 1999, the Board of Directors authorized the issuance of stock options to each Board of Director as Director compensation. Each Director has options to purchase 250,000 shares of common stock at $1.34 on January 1, 2000, January 1, 2001 and January 1, 2002. For the options to vest each current Director must be a Director on the anniversary dates noted above. In August 1999, a new director was elected to the Board of Directors and he was granted options to purchase 250,000 shares of common stock at $1.89 per share on January 1, 2000, 2001 and 2002.

The Company has elected to continue with the accounting treatment for stock options and warrants issued to employees under APB 25 which is an intrinsic value-based method, and has adopted SFAS 123, which is a fair value based method of accounting for stock options.

For the period ended September 30, 199 the Company recognized compensation of $1,028,773 for options granted during that period that were accounted for in accordance with SFAS 123 and APB 25 and deferred compensation of $1,594,680 for option compensation attributable to future periods.

4.   Income Taxes

The tax effects of temporary differences and carryforward amounts that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 are:

 Deferred tax assets:                       1998          1997
 Net operating loss carryforwards       $ 6,009,000     $ 5,466,000
 Property and Equipment                      (8,000)         (6,000)
Litigation Settlement                                       102,000
 Discontinued operations                    (15,000)        181,000
 Other                                       24,000          88,000
--------------------------------------------------------------------
 Total gross deferred tax assets          6,010,000       5,469,000
 Less valuation allowance                (6,010,000)     (5,469,000)
--------------------------------------------------------------------
 Deferred tax liabilities:
 Property and equipment
--------------------------------------------------------------------
Net deferred taxes                       $       -0-    $       -0-
====================================================================

A valuation allowance has been established to reflect management's evaluation that it is more likely than not that all of the deferred tax assets will not be realized.

The valuation allowance increased $541,000 in 1998 and $1,069,000 in 1997.

As of December 31, 1998, net operating loss carryforwards were approximately $16 million. Utilization of certain portions of this amount is subject to limitations under the Internal Revenue Code.
Carryforward amounts expire at various dates though 2018.

5.     Other Business Developments





EMNet Corp.

On March 20, 1999, the Company signed a letter of intent with EMNet
Corp ("EMNet") to form a joint venture and create a significant
Internet based website business for "Comedy" products based around the affiliation and content derived from a circuit of the leading comedy clubs in America. Revenue streams would be generated through providing Internet marketing services to member clubs, producing regular sponsored live exclusive programming on the Internet and develop a pay-per-view model, and through the saale of comedy CD's and directdownloads, associated merchandise and admissions to live performances at member clubs.

Under the terms of the letter of intent EMNet would be responsible for supplying all necessary internet requirements including but not limited to i) building and maintaining the "Comedy" website, ii) providing an account executive to drive the business online, run the AOL advertising and promotion and live entertainment programming,
iii) develop and implement the online advertising and iv) provide all necessary technology requirements.

The Company would be responsible for supplying all necessary content for the website which shall include but not be limited to i) providing a minimum of five member comedy clubs as members sufficient to provide critical mass, ii) a high profile comic to host the site as spokesperson, iii) a series of live events which could be broadcast on Internet radio or video cast and iv) supply comedy news and other content.

The closing of this transaction will be subject to negotiating a definitive agreement by May 31, 1999 and commencing business by June
30, 1999, approval by the Board of Directors of both companies, completion of a detailed business plan, completion of the required agreements with America On Line ("AOL") and the signing of a minimum of 5 member clubs. The Company is unable to predict if or when the agreement will be signed and the transaction will be consummated.
As of the date of this filing the parties hhave not been able to come toterms of a definitive agreement and it seems unlikely that they will.

Softec Systems Caribbean, Inc,

On March 23, 1999 a wholly owned subsidiary of the Company, Kensington Investments, Inc., entered into an agreement with Softec
Systems Caribbean Inc, (Softec) a wholly owned subsidiary of Starnet
Communications International Inc., to license its internet casino software to the Company.

The Company will be supplied with a customized, full service
Internet gaming system, including virtual casino games, a sportsbook with real-time odds feed from Las Vegas and Europe, and simulated horse and dog racing. The Company's customers will be able to place wagers via a secure, on line financial transaction system. Softec will supply all hardware, software, that is Year 2000 complaint, and an appropriate connection to the Internet with sufficient bandwidth to properly operate the licensed software.

The Agreement commenced March 30, 1999 upon payment of $10,000 by the Company. The Company is required to pay Softec a one time set up fee of $100,000, of which $10,000 was paid upon signing of the Agreement, $10,000 is due May 30, 1999 and $10,000 is due for eight consecutive months commending August 30, 1999. The Company shall pay Softec a licensing fee ranging from 25% of net monthly revenue to 12.5 % of net monthly revenue but not less than $25,000 a month.
The Company has not made the payment required on May 30,1999.

The Agreement shall be in effect for one year and shall be automatically renewed indefinitely with additional one year terms unless the Company gives written notice of termination at least 45 days prior to the end of any one year period.

The Company is responsible for obtaining and maintaining all necessary licenses, as required by the Antigua Free Trading Zone, Antigua, West Indies, for all the operations of an Internet Casino and an Internet Sportsbook operation. As of October 15 Company's subsidiary has not yet been issued its internet gaming license from Antigua, West Indies, which is required to commence wagering on its internet site.

Since the Company has not received a favorable opinion from outside legal counsel regard internet gaming the Company has decided to terminate this licensing agreement.


Global Games-Bingo

On August 2, 1999 the Company entered into a limited use software license agreement whereby the Company would be permitted to use the software to allow Bingo to be played for free on the internet.
Revenues generated from advertising on the Bingo for free web site would be split whereby the Company would receive 75% and Global
Games Corp would receive 25%.  In addition, the Company would issue
10,000 shares for consulting fees related to software set-up and installation. The code required to run the software has not been transferred to the Company as such the Company is unable to complete the transaction.

ET&T

On May 3, 1999 the Company entered into a joint venture agreement with eConnect and Electronic Transaction Technologies (ET&T) to bring to market its patented ATM smart card devices for electronic e-commerce transactions, taking internet transactions from credit to cash.

The name of the joint venture is Intragate.com and the sole purpose shall be to develop and exploit the e-commerce cash transfer technology and to arrange for necessary financing.

In accordance with the joint venture agreement each joint venture partner shall contribute a best efforts financing commitment for up to
50% of the costs to develop, produce, and exploit the technology which is estimated to be $200,000. In addition, ET&T will contribute its rights, title and interest in and to the technology.
The joint venture net profits and losses shall be allocated 50% to each joint venture partner.

The Company was granted a non-exclusive license to use the ET&T technology for e-connect sites that the Company owns, operates or licenses and all fees associated with the non-exclusive license shall be waived.

As part of the Agreement the Company granted an option to ET&T to purchase 500,00 shares of the Company's common stock at $.83 per share and ET&T has granted an option to the Company to purchase
500,00 shares of ET&T at $.63 per share. Both options shall expire on December 31, 2000.

As of the date of this filing the joint venture has had no activity in either development, exploitation or fund raising activities.

Uproar Entertainment

On May 5, 1999 the Company entered into an agreement with Uproar
Entertainment (Uproar) for the production and maintenance of a web site and the sale of Uproar products on the web site.
The Company shall design and construct, at its own expense, a web site and provide hosting and marketing for the site and will offer
Uproars products for sale. Uproar will be responsible for fulfilling and shipping all sales order generated through the web site. The Company will pay $8.00 per CD and $6.00 per cassette ordered to Uproar. The Company will receive all proceeds from the sale of products on the web site and remit to Uproar on a monthly basis the cost of products sold. The agreement shall be for a period of five years and is renewable by mutual consent of both parties.

All That Media

On May 10, 1999 the Company entered into an agreement with a newly formed rich media development company called "All That Media" to acquire a controlling interest in that All That Media by issuing a option to its shareholders that allow the former shareholders to purchase 500,000 shares of common stock of the Company at $.75 per share. The option to acquire All That Media was exercisable commencing January 1, 2000 and will expire April 30, 2000. In
June, 1999 the Company exercised its option to acquire "All That
Media". The consideration for the acquisition was the option given to its shareholders for 500,000 shares of the Company's common stock at $.75 per share. The options expire on October 10, 2001. The value of the options pursuant to FAS 123 was $355,000 which has been recorded as compensation in the accompanying statement of operations as "All That Media" was a start-up company with no revenue, proprietary rights or any other assets for which the acquisition costs could be attributable to pursuant to APB 16.

All That Media was a company that specialized in rich media development, internet portal development and internet advertising.
The Company had contracted with the principals of All That Media for web site development, internet portal development and internet advertising for the various new internet businesses the Company intended to commence.

In June 1999, the Company acquired a start-up retail website development company called EDRON Associates by issuing options to its former shareholders to purchase 300,000 shares of common stock of the Company at $1.03. The options are exercisable for a period of two years. EDRON was a start-up company with little revenue, but significant relationships with local ISP's for hosting and site development.

Concurrent with the acquisition of EDRON the Company formed a new entity called First 2 Market, Inc. and both EDRON and All That Media were merged into First 2 Market. The value of the options to acquire EDRON pursuant to FAS 123 was $152,400 of which $114,300 has been recorded as compensation in the accompanying statement of operations and $38,100 has been recorded as deferred compensation in the accompanying balance sheet. EDRON was a start-up company with little revenue and no proprietary or intangible assets for which the acquisition costs could be attributable to pursuant to APB 16.

Poker Races Joint Venture

On May 16, 1999 the Company signed a letter of intent with Poker
Races (a partnership) to form a joint venture. The closing of this transaction is subject to completion of due diligence procedures, negotiation and execution of a definitive joint venture agreement and approval of the transaction by the Board of Directors of the Company and the partners of Poker Races.

In accordance with the letter of intent, the Company would be obligated to provide a prominent link on the Company's home page linked to a URL designated by Poker Races. The Company will promote and advertise Poker Races throughout the Company's portal and related sites. Poker Races would be obligated to provide all software to play Poker Races and track all financial transactions.
All profits and expenses shall be allocated 25% to the Company and 75% to Poker Races.

As of the date of this filing the letter of intent had terminated.

Air Travel E-Commerce

On  May 24, 1999 the Company entered into an agreement with Air
Travel Discounts, Inc. (ATD) to provide the business of selling travel over the internet.

Per the terms of the Agreement, ATD will include content and products, the domain name, airdisc.com, and would fulfill and process all orders generated through the web site. The Company would provide banner advertising from its internet site promoting
ATD. Commissions earned from fulfillment originated from the Company's sites will be allocated 75% to ATD and 25% to the Company.

As of the date of this filing ATD has not provided the content and products as required by the Agreement, as such the agreement is not in effect.

Healthnet International

On May 18, 1999 the Company entered into a letter of intent with Healthnet International, Inc. (Healthnet) to provide health related products over the internet.

Under the terms of the letter of intent, Healthnet would be responsible for a health related e-commerce site, pricing and commissions for all health related products. The Company would provide space on the Company Go2Market web page, and banner advertising on the Company's web pages.

Consummation of this transaction is subject to a number of conditions including completion of due diligence procedures, completion of a definitive agreement, completion of a web site by Healthnet and approval of the transaction by the Board of Directors of both companies.

As of the date of this filing the letter of intent had expired.

Fighting Bull

On June 14, 1999 the Company and Fighting Bull Technologies, LLC
(FTB) entered into a letter of intent whereby FTB would license 3D software to create a virtual internet community. The Company would test and market the 3-D technology.

Consummation of this transaction is subject to a number of conditions consisting of completion of the development of the 3-D technology, completion of a definitive agreement, completion of a licensing agreement and approval by the Board of Directors of both
Companies.

In August, 1999 the letter of intent expired and the parties have not moved forward to negotiate a definitive agreement.

E-Commerce Partners

In May and June, 1999 the Company signed agreements with various e-commerce partners whereby the Company would provide a link from its web site to the e-commerce partners web site. The Company would also provide space on its Go2Market web page that would represent banner advertising for the e-commerce partner. The Company would retain a portion of the revenues from the orders fulfilled by the e-commerce partners from traffic originating from the Company's web site. All e-commerce partner agreements are for a period of one year.

Coleman and Company Securities, Inc.

On July 7, 1999 the Company signed an agreement with Coleman and Company Securities, Inc. to act as the Company's exclusive investment advisor, exclusive private placement agent and investment banker for a period of one year.

As compensation for these services Coleman would receive a commission of 13% for any public or private placement financing and a warrant to purchase 500,000 shares of the Company's common stock at $.875 per share. The warrants are exercisable for a period of five years and would have certain registration rights for a period of two years. In addition, Coleman would earn a fee in connection with a merger, acquisition or sale of the Company.

First 2 Interviews

On July 7, 1999 the Company entered into an agreement with Krutchie, Inc. whereby Krutchie would provide a minimum of 2 edited celebrity interviews for the Company's web site on a weekly basis. The agreement is for a period of two years. As compensation, Krutchie will receive options to purchase 100,000 shares of common stock at $1.63. The option is exercisable for a period of two years and will carry piggy-back registration rights for a period of six months from the date of the agreement.

E-Commerce Web-Site Development

In July 1999 the Company signed an agreement with Smith-Gardner, a developer of e-commerce software to build web sites for Smith-
Gardner clients that license their e-commerce software.  Smith-
Gardner has subsequently decided to produce these websites themselves.










Dealer Prospectus Delivery Obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                  FIRST ENTERTAINMENT HOLDING CORP.


  1,591,650 Shares of Common Stock
        TABLE OF CONTENTS

PROSPECTUS SUMMARY

RISK FACTORS

PRICE RANGE OF COMMON STOCK

DIVIDEND POLICY

THE COMPANY

MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

MANAGEMENTS

EXCUTIVE COMPENSATION

BENEFICIAL OWNERS OF SECURITIES

TRANSACTIONS BETWEEN THE
 COMPANY AND RELATED PARTIES
DESCRIPTION OF SECURITIES

INACTIVE TRADING OF THE
 COMMON STOCK

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION
RESCISSION OFFER

SECURITIES AND EXCHANGE
 COMMISSION POSITION ON
 CERTAIN INDEMNIFICATION

LEGAL MATTERS

EXPERTS

DISCLOSURE REGUARDING FORWARD-
 LOOKING STATEMENTS AND
 CAUTIONARY STATEMENTS

FINANCIAL INFORMATION



                      SELLING STOCKHOLDER
                  AND COMPANY RESCISSION OFFER
                         PROSPECTUS






                               PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification Of Directors And Officers.

     Section 78.7502(3) of the Nevada General Corporation Law (the
"Nevada Code") provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

     In addition, Section 78.7502(1) of the Nevada Code permits a corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation (a "Derivative Action"), because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     In a Derivative Action or threatened Derivative Action, Section
78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada
Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

Item 25.  Other Expenses Of Issuance And Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered. The
Selling Security Holders will not pay any of the following expenses.


   Registration and filing fee                                 $    463
   Printing(1)                                                 $  5,000
   Accounting fees and expenses(1)                             $  2,500
   Legal fees and expenses(1)                                  $ 10,000
   Miscellaneous(1)                                            $  1,037
     Total(1)                                                  $ 19,000


(1)   Estimated



Item 26.  Recent Sales Of Unregistered Securities.

     The Company completed the offering of 47,067 shares of its Class B
Convertible Preferred Stock in September 1997 to a limited number of persons pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or
Rule 506 of Regulation D under the Securities Act. The Company received aggregate proceeds of $262,750 in this offering.

     The Company issued options to purchase 150,000 shares of Common
Stock in December 1996 and January 1997 to two persons pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act. The Company received proceeds of $75,000 in this offering.

     The Company issued 16,000 shares of Class B Convertible Preferred
Stock to one person in June 1998 pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Company received proceeds of $45,000 in this transaction.

     The Company completed an offering of 771,667 shares of Common
Stock to a limited number of offerees in September 1998 pursuant to an exemption from registration pursuant to Section 4(2) of the Securities
Act and/or Rule 506 of Regulation D under the Securities Act.  The
Company received proceeds of $168,300 in this offering.

     The Company completed an offering of 280,000 shares of Common
Stock to a limited number of offerees in August 1999 pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities
Act.  The Company received total proceeds of $220,000 in this offering.

     At various times during 1999, the Company issued a total of 1,082,500 shares of Common Stock to a limited number of persons upon the exercise of stock options previously granted to those persons. The issuance of these shares and the previous grant of the options were made pursuant to exemptions from registration under Section 4(2) of the Securities Act. The Company received total proceeds of $448,215 in these transactions from the exercise of the options.

Item 27.  Exhibits.

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.


Number       Description

3.1          Articles Of Incorporation (A)

3.3          Bylaws (A)

5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered

10.1 Form of Agreement between the Company and the shareholders of All That Media, Inc.


10.2        Agreement dated July 7, 1999 between the Company and
Coleman and Company Securities, Inc.

10.3        Form of Agreement between the Company and Yahoo, Inc.

10.4 Asset Purchase Agreement Inc. dated September 21, 1999 between W3, Inc. (a subsidiary of the Company) and Brian M.
Encke.

23.1        Consent of Patton Boggs LLP (included in Opinion in Exhibit
5.1)

23.2        Consent of Gordon, Hughes & Banks, LLP

24.1        Power of Attorney (included in Part II of Registration
            Statement)



(A) A complete copy of the Company's Articles of Incorporation as currently in effect and all amendments thereto was filed as Exhibit
89.3.1 to the Registrant' Form 10-K for the fiscal year ended December 31, 1989, and a complete copy of the Company's Bylaws as currently in effect was filed as Exhibit 86-3(c) to the Company's Registration Statement on Form S-18 (Registration No. 33-9163-D) and are incorporated herein by reference thereto.

Item 28.  Undertakings.

1.    The Company hereby undertakes:

       (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in Registration Statement (or the most recent post-effective amendment thereof); and

(3) to include any additional or changed material information on the plan of distribution.

       (b) That for determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

       (c) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the option of the Securities And Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on

                                  FIRST ENTERTAINMENT HOLDING CORP.


Dated:  December  1, 1999           By: /s/Douglas R. Olson
                                           Douglas R. Olson
                                           President

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures appearing below to this Registration Statement hereby constitute and appoint Douglas R. Olson or Howard Stern, and each or either of them, with full power of substitution, as attorney-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorney-in-fact and each of them or his substitutes may do by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates indicated.


Dated:  December 1, 1999
                             A.B. Goldberg
                             Director


Dated:  December 1, 1999 /s/Michael Marsowicz
                            Michael Marsowicz
                            Director


Dated:  December 1, 1999 /s/Douglas R. Olson
                            Douglas R.Olson
                            President, Principal Executive
                            Officer, Principal Financial Officer, and
                            Director


Dated:  December 1, 1999  /s/Philip C. Puccio
                             Philip C.Puccio
                             Director


Dated:  December 1 , 1999  /s/William Rubin
                              William Rubin
                              Director


Dated:  December 1, 1999   /s/Howard Stern
                              Howard Stern
                              Director



                           EXHIBIT INDEX

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Number      Description

3.1         Articles Of Incorporation (A)

3.3         Bylaws (A)

5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered

10.1 Form of Agreement between the Company and the shareholders of All That Media, Inc.

10.2        Agreement dated July 7, 1999 between the Company and
            Coleman and Company Securities, Inc.

10.3        Form of Agreement between the Company and Yahoo, Inc.

10.4 Asset Purchase Agreement Inc. dated September 21, 1999 between W3, Inc. (a subsidiary of the Company) and Brian M.
            Encke.

23.1        Consent of Patton Boggs LLP (included in Opinion in Exhibit
            5.1)

23.2        Consent of Gordon, Hughes & Banks, LLP

24.1        Power of Attorney (included in Part II of Registration
            Statement)



(A) A complete copy of the Company's Articles of Incorporation as currently in effect and all amendments thereto was filed as Exhibit
89.3.1 to the Registrant' Form 10-K for the fiscal year ended December
31, 1989, and a complete copy of the Company's Bylaws as currently in effect was filed as Exhibit 86-3(c) to the Company's Registration
Statement on Form S-18 (Registration No. 33-9163-D) and are incorporated herein by reference thereto.



EXHIBIT 5.1
                               Patton Boggs LLP
                              1660 Lincoln Street
                                 Suite 1900
                            Denver, Colorado  80264

                               (303) 830-1776


                              November 30, 1999

First Entertainment Holding Corp.
5495 Marion Street
Denver, CO 80216

Gentlemen and Ladies:

     We have acted as counsel for First Entertainment Holding Corp., a Nevada corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form SB-2 (the "Registration
Statement") under the Securities Act of 1933, as amended, concerning registration of the transfer of 1,884,935 shares of the Company's $.008 par value common stock (the "Common Stock") by certain stockholders of the Company (the "Selling Stockholders"). These shares consist of (1)
575,000 shares of Common Stock issued by the Company to Selling
Stockholders in private placement transactions pursuant to exemptions from federal and state registration requirements, (2) 868,285 shares issuable upon the exercise of options and warrants to purchase Common
Stock, and (3) 441,650 shares of Common Stock that may be issued in a rescission offer (the "Rescission Offer") to five persons who previously received shares in transactions that were not registered.

     We have examined the Certificate Of Incorporation and the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement have been legally issued and are fully paid and non-assessable and that the shares to be issued upon the exercise of the options and warrants and pursuant to the Rescission
Offer, if any, will have been legally issued, and will constitute fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration
Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

      This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                    Very truly yours,

                                    /s/ PATTON BOGGS LLP
                                    PATTON BOGGS LLP

PB: ALT/FBB


EXHIBIT 10.1
                                AGREEMENT
     THIS AGREEMENT, consisting of three (3) pages, is made and entered this _____ day of June, 1999, by and between All That Media, Inc., a
Florida corporation ("All That Media"), and First Entertainment.Com, a
Nevada corporation ("FTET").
     WHEREAS, All That Media, by and through its principals, Michael
Marsowicz ("Marsowicz") and Robert Fuchs ("Fuchs"), provides creative, marketing, promotion, and public relations services and materials, and desires to provide such services and materials to FTET for a fee; and
     WHEREAS, FTET desires to engage All That Media to provide such services and materials on the terms and conditions hereinafter stated
and desires to purchase all shares, rights, and interests in All That
Media, Inc., a Florida Corporation;
     NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.  All That Media will provide services and materials to or for FTET in connection with the construction, development, operation, promotion, and marketing of FTET's Portal and its Interactive Website, or as FTET
and All That Media may otherwise agree in writing.
2.  FTET agrees that on or before December 26, 1999, FTET will transfer to or authorize the issuance of 250,000 options of common stock with a strike price of $.75.  These shares shall carry a legend endorsement restricting their sale under Rule 144.  The 250,000 options represent consideration for 100% of all stock in All That Media.
3.  All services and materials of any nature to be provided by All That
Media to or for FTET shall be approved in advance, orally or in writing, by an authorized representative of FTET.  Any service or material of any nature provided or obtained by All That Media for FTET which will result in a charge to FTET in excess of $500.00 shall require prior approval by FTET.
4.  All services and materials reasonably required by All That Media for its services to or for FTET hereunder, and which All That Media does not maintain or provide in-house, shall be billed directly to FTET at the net rate to All That Media from the vendor(s), when and as such services and materials are provided.
5.  On the 15th day of May, June, and July 1999, FTET shall fund a service and material cost retainer, in Shares of S-8 Stock of FTET equal to the sum of $5,000.00, payable to the principals of All That
Media, Marsowicz and Fuchs, to whom FTET shall deliver the Certificates for the said Shares of Stock of FTET.  All That Media and FTET shall establish a normal billing cycle, and all charges incurred by FTET for
Services and materials provided by All That Media shall be charged against the retainer balance at the time of billing.  If and when the retainer balance is exhausted, FTET shall be liable to pay the said principals of All That Media, in S-8 stock of FTET, for the outstanding balance due, when and as All That Media normally bills FTET.
6.  Although letterhead, copies, drafts, reports paste-ups, and other such documents with the name of FTET are the property of FTET, it is understood and agreed that any resulting, underlying creative and technical products, processes and systems developed by All That Media for FTET hereunder shall be, and remain, the property of All That
Media.
7.  This Agreement commences as of the date hereof, and continues until terminated by either Party upon thirty (30) days written notice to the other Party.  In the event and at the time that FTET becomes the sole shareholder of all of the issued and outstanding shares of the Common
Stock of All That Media, this Agreement shall be null and void.
8.  All That Media may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of FTET.
9.  This Agreement shall bind and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.
10.  This Agreement supercedes all prior agreements, written or oral, by and between the Parties hereto relating to the subject matter of this Agreement.  This Agreement may not be modified, amended or discharged, in whole or in part, except by an agreement in writing signed by the Parties.
     IN WITNESS WHEREOF, the Parties hereto have executed this
Agreement, by and through their authorized undersigned representatives, the day and year first above-written.
FIRST ENTERTAINMENT.COM                     ALL THAT MEDIA, INC.
By:__________________________________By:____________________________
Title:                                Title:



EXHIBIT 10.2

July 7, 1999

First Entertainment Holding Corp.
7887 East Belleview Avenue
Suite 1100
Englewood, Colorado 80111
ATTN:  Mr. A.B. Goldberg, President/CEO

Dear Mr. Goldberg:

     This letter sets forth the Agreement by and among First
Entertainment Holding Corp. and its subsidiaries and its affiliates
("FTET") (the "Company") and Coleman and Company Securities, Inc. and its affiliates ("Coleman") with respect to the engagement of Coleman to act as the Company's exclusive investment advisor, exclusive private placement agent and exclusive investment banker.

     In connection with its engagement hereunder, this letter Agreement shall serve as Coleman's intention to utilize its best efforts to effect the following:

   1. Attempt to introduce the Company and act as a liaison to the financial community.
   2. Attempt to raise capital for the Company through a "best efforts" Regulation D Private Placement Offering of securities in a debt or equity structure to fulfill the Company's overall business plan, including but not limited to funding of possible acquisition candidates.
   3. Introduce to the Company possible merger & acquisition candidates.
   4.  Evaluate the Company's possible merger & acquisition candidates.
   5. Review the business and operation of the Company and its historical and projected financial condition.
   6. Assist the Company in listing its public shares on larger exchanges.
   7. Provide such other investment banking and advisory services to the Company as requested, throughout the term of this Agreement.
   8. Assist in the efficient dissemination of the Company's information to the investment community.
   9.  Follow the Company through stock research analysis.

Notwithstanding the foregoing, the intent herein described shall not obligate Coleman to effect any public or private financing for the Company. Any such obligation shall be conditioned in its entirety upon the execution and delivery by Coleman of an Agency or Underwriting Agreement satisfactory to Coleman.

     Term of Engagement. Coleman and Company will act as the exclusive placement agent, exclusive investment advisor and exclusive investment banker for a period of twelve (12) months from the date of the execution of this engagement agreement.



     Compensation.

        1.  As compensation for being an advisor to FTET, Coleman will receive from the Company, upon execution of this Agreement a non-
refundable retainer of Ten thousand dollars ($10,000.00) to be paid directly to Coleman from the Company and then an additional non-
refundable retainer of five thousand dollars ($5,000.00) every thirty
(30) days from the date of the effective date of this Agreement for a period of six (6) months.  Coleman will receive, within 30 days from the effective date of this Agreement, a warrant (the "Warrant") with a cashless exercise feature that permits Coleman to acquire 500,000 shares of FTET's common stock at a purchase price of $.875 per share at any time during the five (5) year period commencing on the effective date of this Agreement.
        2a.   Coleman shall be entitled, 90 days after the execution of
this Agreement, to "piggy back" registration rights for a period of two
(2) years from the date of this Agreement, pursuant to which the
Company agrees to register the shares underlying the FTET Warrants detailed herein, on any registration statement filed by FTET.  The
Company shall send to Coleman all of Coleman's warrants aforementioned above within thirty (30) days of effective date of this Agreement, together with a "piggy back" registration rights agreement therefor.
All of the common stock issuable upon exercise of the Warrants of
Coleman's total common stock compensation will be proportionately adjusted for stock splits, stock dividends and reclassifications.
These same warrants discussed above, will have anti-dilution protection against the issuance of additional stock (with the exception of stock issued for employee stock option plans) up until the effectiveness of the registration statement covering the shares of the common stock issuable from Coleman's Warrants.
        2b.   Coleman shall be entitled to one demand registration
right on Form S-3 or other suitable form with respect to all shares of the Company's common stock issuable upon exercise of the Warrants.
Such demand registration rights shall obligate the Company to file a registration statement for such shares upon written notice from
Coleman, within 30 days after the 12th month of the effective date of this Agreement if such common stock and the shares underlying the warrants detailed herein have not already been registered, at Coleman's expense.
        3.   The Company agrees to pay to Coleman at each full or
incremental closing of any public or private placement financing undertaken by the Company during the term of this Agreement (i) a cash
Transaction Fee in the amount of 10% of the amount raised by Coleman,
(ii) a 3% non-accountable expense allowance, and (iii) placement agent warrants, whose terms are subject to negotiation but in any event, at an exercise price no more favorable as given to the investors in such transaction, equal to 10% of the ownership given to any equity raised.
All funds shall be deposited in an escrow account to be designated by
Coleman, and released to the Company at the same time as payment of the above stated fees and expenses are made to Coleman.  Coleman retains the right to sub-engage other placement agents and to pay, from
Coleman's compensation, any finder's fees.
     M/A In the event that the Company enters into a merger,
acquisition, or sale transaction, with a party, who has not already entered into merger and acquisition discussions with FTET prior to
Coleman's introduction, and is introduced by Coleman, Coleman shall be entitled to receive a fee in the same form of consideration on the same terms over the same period (i.e. if Coleman's introduction results in a cash transaction, then Coleman will be compensated in cash; if
Coleman's introduction results in a stock transaction, then Coleman will be compensated in stock) equal to the following formula:

      5% of the first $2 Million;
      4% of the following $2 Million;
      3% of the following $2 Million;
      2% of the following $2 Million;
      and 1% of the balance of the value of the transaction

     Access to Premises. In connection with the performance of services hereunder, the Company shall make its facilities, management and employees available to Coleman and its representatives, during normal working hours, and shall be responsive to any and all reasonable requests for information made by Coleman, with reasonable notice and with confidentiality. In performing its services hereunder, Coleman shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from public sources and of all information that has been furnished to it by the Company and shall have no obligation to verify the accuracy or completeness of any such information or to conduct any appraisal of any assets.

     Future Financing. If the Company were to receive any further capital within twenty four months from the closing of any financing from sources introduced by Coleman or Coleman affiliates during the term of this Agreement, the Company will pay to Coleman a cash fee of 10% of the amount raised at the closing of any such financing. The
Company hereby grants to Coleman a right of first refusal on any financing undertaken or to be undertaken within the term of this Agreement.

     Expenses. The Company hereby agrees to pay all actual documented costs and expenses incurred by Coleman in connection with its obligations and duties hereunder, including but not limited to travel, telephone, mailing and expenses of Coleman's counsel. These expenses incurred may add up to Two Thousand Dollars ($2,000.00) per month.
Anything over this amount shall be agreed to in writing.

      Indemnification. The Company agrees to indemnify Coleman and certain other entities and persons and Coleman agrees to indemnify the Company as set forth in Schedule I.

      Disclosure. a) The Company recognizes and confirms that Coleman in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Coleman does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that all of its public filings, including but not limited to, reports filed under the Securities Exchange Act of 1934 as amended, and any other information relating to the Company which has been publicly disseminated or delivered to Coleman, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to provide
Coleman with (i) prompt notice of any material development affecting the Company; (ii) copies of any financial reports as soon as reasonably and financial condition of the Company as coleman may from time to time reasonably request provided that such information is maintained by Coleman pursuant to a confidentiality Agreement.

      b) The Company agrees that any information or advise rendered by Coleman or its representatives in connection with this engagement is for the confidential use of the Company only and, except as otherwise required by law, The Company has not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without Coleman's prior written consent, unless such information becomes part of the public domain through no fault of the Company.

      c) Coleman agrees that any information, plans or data regarding FTET and its activities is for the confidential use of Coleman only and, except as otherwise required by law or otherwise in the public domain, Coleman will not permit any third party to disclose or otherwise permit any third party to disclose or otherwise refer to, use or act upon such information, plans or data without FTET's prior written consent.

     Termination. Any termination of this Agreement by the Company shall not affect or limit (i) the rights of Coleman or any other indemnified person (as defined in schedule I hereto) to receive indemnification, (ii) rights to receive fees accrued prior to such termination, including but not limited to, the Warrant to acquire
500,000 shares of FTET's common stock.

      Miscellaneous. a) The Company has not taken, and will not take, any action, directly or indirectly, that would prevent the Company from utilizing any form of Registration Statement under the Securities Act of 1933 as amended or that would limit the availability of any federal or state exemption from Registration.

      b) Coleman may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder, provided that the same shall comply with securities laws and shall be approved by the Company prior to dissemination.

     Governing Law. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of New York and the Parties agree that any dispute, claim or controversy relating to or arising out of this Agreement or the performance of its terms shall be resolved by arbitration before the American Arbitration Association and shall be conducted in the County and State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist hereto, (c) may not be amended or modified except in writing executed by the Company and Coleman and (d) shall be binding upon or inure to the benefit of the Company, Coleman, and other indemnified Parties and their respective successors and assigns.

     If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter in the space below provided for that purpose and deliver it to the undersigned, whereupon the terms hereof shall become a binding agreement between us.

     The investment banking staff of Coleman and Company and its affiliates look forward to working with you on this Agreement.

Very truly yours,



/s/Philip Puccio
Coleman & Co. Securities, Inc.
Philip Puccio
President/CEO


AGREED TO AND ACCEPTED
THIS 8th DAY OF July, 1999



/s/A.B. Goldberg
By:  A.B. Goldberg, President/CEO
First Entertainment Holding Corp.





                                 Schedule I

      The Company (the "Company") referred to in the attached agreement
(the "Agreement") agrees to indemnify and hold harmless Coleman and Company Securities Inc. ("Coleman") and its affiliates, and the respective directors, officers, agents and employees of Coleman and its affiliates and each other entity or person, if any, controlling Coleman or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended, (Coleman and each such entity or person being referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities (or actions in respect thereof) relating to or arising out of activities performed pursuant to the Agreement, the transactions contemplated thereby or Coleman's role in connection therewith, and will reimburse Coleman and any other
Indemnified Person for all expenses (including, without limitation, fees and disbursements of counsel) incurred by Coleman or any such other Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which Coleman (or any other
Indemnified Person) is a party, in each case, as such expenses are incurred or paid. The Company will not, however, be responsible for any such losses, claims, damages, liabilities or expenses of any Indemnified Person that are determined by final judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith, intentional misconduct, or from such Indemnified Person's gross negligence. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Agreement, any transactions contemplated thereby or Coleman's role in connection therewith, expect for any such liability for losses, claims, damages liabilities or expenses incurred by the Company that are determined by final judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified
Person in bad faith, intentional misconduct, or from such Indemnified
Person's gross negligence.

      Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company after any action is commenced by way of service with a summons or other legal process (giving information as to the nature and basis of the claim) against such Indemnified Person.
In any event, failure so to notify the Company shall not relieve the Company from any liability that the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company will, if requested by an Indemnified Person, assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to Coleman and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding.
In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impeded parties) include the Company and such Indemnified Person and representation of both parties by the same counsel would in the opinion of counsel to such Indemnified
Person, be inappropriate due to actual or potential differing interests between the Company and such Indemnified Person. The Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If the Company assumes the defense of any litigation or proceeding, the Company will not settle such litigation or proceeding without Coleman's written consent, which shall not be unreasonably withheld.

     If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold it harmless, the Company shall contribute to the amount paid or payable by the Indemnified
Person as a result of such loss, claim, damage or liability in proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other hand. Notwithstanding the foregoing, under no circumstances shall any Indemnified Person's aggregate contribution to any losses, claims, damages and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received hereunder.

     The provisions contained in this Schedule I shall remain operating and in full force and effect regardless of the expiration of any termination of the Agreement.




EXHIBIT 10.3
                    YAHOO!  ADVERTISING INSERTION ORDER
                              http://www.yahoo.com


Order #                      Sales Contact

Customer Order               Phone

Revision                     Email

Date                         Fax

Advertiser                   Agency

Campaign                     Address

Url


Address



Contact                      Contact

Phone                        Phone

Fax                          Fax

Email                        Email

Start Date                   End Date

Contract Length              Bill to

                             Total Impressions      Total Amount
Order Totals:

Net Cost:


                             Terms       Pending Credit Approval
                             Billing                   Monthly

MATERIALS: Banners: Banner requirements are posted at http://www.yahoo.com/docs/advertising.
DELIVERY: All materials and any changes must be delivered at least 4 business days in advance to the email address specified for your region at http://www/yahoo.com/docs/advertising.
A Yahoo! insertion order number and flight dates must be referenced in all correspondence. Yahoo! will not issue any credit or makegood due to late or incorrectly submitted banners and/or late or incomplete information.

TERMS AND CONDITIONS: The insertion order is subject to the terms and conditions ("Standard Terms") attached hereto as Exhibit A of this Insertion Order, and such Standard Terms are made a part of this insertion order by reference. The signatory of this Insertion Order represents that he has read and agrees to such Standard Terms.

This Insertion order is valid for three (3) business days from the date of this order. This agreement is non-cancelable.

Authorized By: _______________________  Phone:_________________
Date:_______________________

Production Contact:                Phone:
Email:

Please return to Yahoo Sales Operations Dept
Fax #408-616-3751


YAHOO! INC. SANTA CLARA (PC)
3400 Central Expressway
Suite 201
SANTA CLARA, CA 95051



Line #     Line Type  Start Date End date   Page Views  Amount

1.
2.
Total for network property:
                                 Total Impressions      Total
Amount

Order Total:



Net Cost:

Comments:

YAHOO!       Advertising Insertion Order
http://www.yahoo.com

Standard Terms and Conditions for Yahoo! Advertising

The following terms and conditions (the "Standard Terms") shall be deemed to be incorporated into the attached insertion order(the "Insertion Order"):

1. Terms of Payment. Advertiser must submit completed credit application to determine terms of payment. If no credit application is submitted or the request for credit is denied by Yahoo! Inc. ("Yahoo")in its sole discretion, the Insertion Order must be paid in advance of the advertisement start date. Major credit cards (VISA, M/C and American Express) are accepted. If Yahoo approves credit, Advertiser will be invoiced on the first day of the contract period set forth on the Insertion Order and payment shall be made to Yahoo within thirty (30) days from the date of invoice("Due Date"). Amounts paid after the Due Date shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event Advertiser fails to make timely payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo in collecting such amounts. Yahoo reserves the right to suspend performance of its obligations hereunder (or under any other agreement with Advertiser) in the event Advertiser fails to make timely payment hereunder or under any other agreement with Yahoo.

2. Positioning. Except as otherwise expressly provided in the Insertion Order, positioning of advertisements within the Yahoo properties or on any page is at the sole discretion of Yahoo. Yahoo may, at its sole discretion, remove from the insertion order (and substitute with similar inventory) any keyword or category page that it believes to be a trademark, trade name, company name, product name or brand name belonging to or claimed by a third party.

3. Usage Statistics. Unless specified in the Insertion Order, Yahoo makes no guarantees with respect to usage statistics or levels of impressions for any advertisement. Advertiser acknowledges that delivery statistics provided by Yahoo are the official, definitive measurements of Yahoo's performance on any delivery obligations provided in the Insertion Order. The processes and technology used to generate such statistics have been certified and audited by an independent agency. No other measurements or usage statistics (including those of Advertiser or a third party ad server) shall be accepted by Yahoo or have bearing on the Insertion Order.

3. Renewal. Except as expressly set forth in the Insertion Order, any renewal of the Insertion Order and acceptance of any additional advertising order shall be at Yahoo's sole discretion.
Pricing for any renewal period is subject to change by Yahoo from time to time.

4. No Assignment or Resale of Ad Space. Advertiser may not resell, assign or transfer any of its rights hereunder, and any attempt to resell, assign or transfer such rights shall result in immediate termination of this contract, without liability to Yahoo.

5. Limitation of Liability. In the event (i) Yahoo fails to publish an advertisement in accordance with the schedule provided in the Insertion Order, (ii) Yahoo fails to deliver the number of total page views specified in the Insertion Order (if any) by the end of the specified period, or (iii) of any other failure, technical or otherwise, of such advertisement to appear as provided in the Insertion Order, the sole liability of Yahoo to Advertiser shall be limited to, at Yahoo's sole discretion, a pro rata refund of the advertising fee representing undelivered page views, placement of the advertisement at a later time in a comparable position, or extension of the term of the Insertion Order until total page views are delivered. In no event shall Yahoo be responsible for any consequential, special, punitive or other damages, including, without limitation, lost revenue or profits, in any way arising out of or related to the Insertion Order/Standard Terms or publication) of the advertisement, even if Yahoo has been advised of the possibility of such damages. Without limiting the foregoing, Yahoo shall have no liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of Yahoo affecting production or delivery in any manner.

6. Advertisers Representations; Indemnification. Advertisements are accepted upon the representation that Advertiser has the right to publish the contents of the advertisement without infringing the rights of any third party and without violating any law. In consideration of such publication, Advertiser agrees, at its own expense, to indemnify, defend and hold harmless Yahoo, and its employees, representatives, agents and affiliates, against any and all expenses and losses of any kind (including reasonable attorneys' fees and costs) incurred by Yahoo in connection with any claims, administrative proceedings or criminal investigations of any kind arising out of publication of the advertisement and/or any material of Advertiser to which users can link through the advertisement (including without limitation, any claim of trademark or copyright infringement, defamation, breach of confidentiality, privacy violation, false or deceptive) advertising or sales practices.

7. Provision of Advertising Materials. Advertiser will provide all materials for the advertisement in accordance with Yahoo's policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the lead-time prior to publication of the advertisement. Yahoo shall not be required to publish any advertisement that is not received in accordance with such policies and reserves the right to charge Advertiser, at the rate specified in the Insertion Order, for inventory held by Yahoo pending receipt of acceptable materials from Advertiser which are past due. Advertiser hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the advertisement (and the contents, trademarks and brand features contained therein) in accordance herewith.

8. Right to Reject Advertisement. All contents of advertisements are subject to Yahoo's approval. Yahoo reserves the right to reject or cancel any advertisement, insertion order, URL link, space reservation or position commitment, at any time, for any reason whatsoever (including belief by Yahoo that placement of advertisement, URL link, etc., may subject Yahoo to criminal or civil liability).

9. Cancellations. Except as otherwise provided in the Insertion
Order, the Insertion Order is non-cancelable by Advertiser.

10. Construction. No conditions other than those set forth in the Insertion Order or these Standard Terms shall be binding on Yahoo unless expressly agreed to in writing by Yahoo. In the event of any inconsistency between the Insertion Order and the Standard Terms, the Standard Terms shall control.

11. Miscellaneous. These Standard Terms, together with the Insertion Order, (i) shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law; (ii) may be amended only by a written agreement executed by an authorized representative of each party; and (iii) constitute the complete and entire expression of the agreement between the parties, and shall supersede any and all other agreements, whether written or oral, between the parties. Advertiser shall make no public announcement regarding the existence or content of the Insertion Order without Yahoo's written approval, which may be withheld at Yahoo's sole discretion. Both parties consent to the jurisdiction of the courts of the State of California with respect to any legal proceeding arising in connection with the Insertion Order/Standard Terms.




EXHIBIT 10.4

ASSET PURCHASE AGRREMENT


     This Asset Purchase Agreement (the "Agreement") dated as of
September 21,1999,by and between Brain M. Encke ("Seller") and W3, Inc. ("Buyer"), a Wyoming Corporation.
                            RECITALS:
    1.   Seller is the permittee of FM radio Station Channel 232C
(94.3 Mhz), Lead, South Dakota, and holds the authorization issued by the Federal Communications Commission (the "FCC") for the operation of the station.
    2. Buyer desires to acquire some of the assets of the Seller, and Seller is willing to convey such assets to the Buyer, subject to the terms and conditions set forth in this Agreement.
    3. The purchase and sale contemplated herein is subject to the approval by the FCC.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

                               ARTICLE I
                              TERMINOLOGY
      1.1.   Act.  The Communications Act of 1934, as amended.
      1.2   Closing Date.  The date determined as the Closing
Date as provided in
Section 7.1
      1.3   FCC.  Federal Communication Commission.
      1.4 FCC Licenses. The authorizations of the FCC for the operations of the Station as listed in Schedule 2.1(a).
      1.5 FCC Order. An order or decisions of the FCC granting its consent to the assignment of the FCC Licenses to Buyer.
      1.6 Final Action. An action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.
      1.7   Station.  FM radio station Channel 232C (94.3 Mhz),
Lead, South Dakota.

                                ARTICLE II
                        PURCHASE AND SALE OF ASSETS
      2.1 Transfer of Assets. On the terms and conditions here set forth, at the Closing, Seller shall sell, assign, transfer, and convey to Buyer, and Buyer shall purchase and acquire from Seller, the assets described below, free and clear of all liens (expect as herein expressly permitted).
          (a) FCC Licenses. All FCC permits necessary to operate the Station as set forth in Schedule 2.1(a).
     2.2 Excluded Assets. The following are expressly excluded from the Station assets to be purchased and sold:
          (a)  Cash on hand as of the Closing Date;
          (b)  Deposit accounts as of the Closing Date;
          (c)  All other assets not specifically included in
Schedule 2.1.
     2.3  No Assumption of Liabilities.   Buyer shall assume no
liabilities or obligations of Seller, including, without limitation, accounts payable, debts, liabilities, and other obligations , whether pursuant to a contract or otherwise, except as otherwise specifically provided in this Agreement.

     2.4 Purchase Price and Terms of Payment. The purchase price (the "Purchase Price") to be paid by Buyer to Seller shall be (THREE HUNDRED THOUSAND DOLLARS) ($300,000) payable as follows:
        (a) TWENTY THOUSAND DOLLARS ($20,000) in cash, as earnest money, to be paid simultaneously with the execution of this Asset Purchase Agreement pursuant to an Escrow Agreement in the form attached as Schedule 2.4(a). The Buyer shall be entitled to all accrued interest earned on the earnest money until the Closing Date, except on the default of Buyer in which event Seller shall be entitled to the earnest money and interest earned thereon as liquidated damages. In the event said earnest money deposit is not timely made, Seller may at his option terminate this Agreement.
        (b) TWO HOUNDRED AND EIGHTY THOUSAND DOLLARS ($280,000) Promissory Note in the form attached as Schedule 2.4(b) delivered on the Closing Date and payable in monthly installments of $1,555.56.
                          ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
     3.1 Seller has made and makes no representations inducement, affirmation, or warranty whatsoever with regard to the Station. Seller represents FCC approved construction Permit is transferable and valid until January 20, 2001.
      3.2  Buyers represents and warrants to Seller as follows;
           (a) Organization, Standing and Authority. Buyer is a duly organized, validly existing, and in good standing under the laws of the State of Wyoming. Buyer has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.
           (b) Authorization and Binding Obligation. The execution, delivery and performance of the Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting creditors' fights generally, or by principles governing the availability of equitable remedies.
          (c) Absence of Conflicting Agreement. The execution, delivery, and performance of this Agreement and the documents contemplated hereby (with, or without the giving of notice, the lapse of time , or both): (i)does not require the consent of any third party;(ii)will not conflict with the governing documents of Buyer;(iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses or permit to which Buyer is a party or by which Buyer may be bound.
          (d) FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify buyer as an assignee of the licenses, permits and authorizations listed on
Schedule 2.1(a) hereto. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement.
                               Article IV
                            OTHER COVENANTS
     4.1   Governmental Consents   Seller and Buyer shall file
with the FCC within five (5) business days after the execution of this Agreement such application and other documents in the name of Seller and Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable. Seller shall not knowingly take, nor knowingly permit the Seller to take, and Buyer covenants that neither Buyer nor any shareholder, officer or director of Buyer shall knowingly take, any action that such party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action unless such action is requested or required by the FCC or its staff. Should Buyer or Seller become aware of any facts not disclosed which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order or delay its becoming a Final Action, such party shall promptly notify the other party thereof in writing.
      4.2   Reasonable Efforts.   Subject to the terms and
conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

                               ARTICLE V
                      CONDITIONS PRECEDENT TO THE
                     OBLIGATIONS OF BUYER TO CLOSE
     Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:
       5.1   Performance of Agreement.  Seller shall have
preformed in all material respects all of its obligations
required by this Agreement to be performed or complied with by it prior to or upon the Closing Date.
       5.2   FCC and Other Consents.
             (a)   The FCC Order shall have been issued by the
FCC and shall have become a Final Action under the rules of the
FCC and applicable law without a material adverse condition
affecting Buyer.
             (b)   Conditions which the FCC Order or any order,
ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of control of the Station to Buyer shall have been satisfied.
       5.3   Delivery of Closing Documents.   Seller shall have
delivered or caused to be delivered to Buyer on the Closing Date each of the documents required to be delivered pursuant to
Section 7.2.
                               ARTICLE VI
                      CONDITIONS PRECEDENT TO THE
                    OBLIGATIONS OF THE SELLER TO CLOSE
      The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, or each of the following conditions, unless waived by Seller in writing:
       6.1   Accuracy of Representations.  The representations of
Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing
Date with the same effect as though made at such time, except for changes that are not materially adverse to Seller.
       6.2 Performance of Agreements. Buyer shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement or referenced by this Agreement to be performed or complied with by it prior to or upon the Closing Date.
       6.3   FCC and Other Consents.
            (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action under the rules of the FCC and applicable law without a material adverse condition affecting Seller.
            (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of control of the Station to Buyer shall have been satisfied.
      6.4 No Adverse Proceeding. No suit, action or governmental proceeding shall be pending against, and no order, decree or judgement of any court, agency or other governmental authority shall have been rendered against, Seller that would make it unlawful for Seller to consummate the transaction contemplated by this Agreement in accordance with the terms hereof.
                               ARTICLE VII
                                 CLOSING
       7.1   Time and Place.
            (a)   The Closing shall take place a Gammon & Grange,
P.C., 8280 Greensboro Drive, 7th Floor, McLean, VA 22102-3807, or a mutually agreed location on the date (the "Closing Date") that is the latter of :
                    i.   The fifth business day after the FCC
Order becomes a Final Action, or
                    ii.   The date as soon as practicable
following satisfaction or waiver of the conditions precedent hereunder to Closing.
       7.2   Seller's Performance.  At the Closing hereunder the
Seller will:
            (a)  License Assignments.  Deliver to Buyer
assignments of the construction permit and authorizations transferring the same to Buyer in customary form and substance;
            (b) Bill of Sale. Deliver to Buyer a bill of sale and all other appropriate documents and instruments in a form and substance reasonably acceptable to counsel for Buyer assigning good and marketable title to the assets to be sold, free and clear of any liens.
            (c) Additional Documents. Deliver to Buyer such other documents as counsel for Buyer may reasonably request for the purpose of consummating the transactions described herein.
     7.3 Deliveries to Seller by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following, in each case in form and substance reasonable satisfactory to Seller;
            (a) TWENTY THOUSAND DOLLARS ($20,000) by wire transfer or cashier's check. The earnest money paid into escrow at the time of execution of the Asset Purchase Agreement shall be credited toward the amount due at Closing.
            (b) Promissory Note. An executed Promissory Note in the form as attached Schedule 2.4(b).
            (c) Additional Documents. Deliver to Seller such other documents as may reasonable by requested.
            (d)  Pledge and Security Agreement.  Pledge and
Security Agreement in the form as attached Schedule 7.3(d)
            (e)  Certificate.  Certificate of the President of
Buyer that all necessary corporate actions and approvals by Buyer have been obtained to enter into and consummate this Agreement and that all warranties and representations of Buyer are true as of the date of Closing.
                             ARTICLE VIII
                    TERMINATION; LIQUIDATED DAMAGES
     8.1 Termination This Agreement may be terminated any time prior to the Closing Date (except as otherwise provided below):
	            (a)  With the mutual consent of Buyer and Seller;
           (b) By either party, if by March 1, 2000, the Closing is not consummated;
           (c)  By Seller, if there has been a material
misrepresentation or breach of warranty by buyer, a material breach of Buyer's covenants, or a failure by Buyer to perform its obligations hereunder and the same has not been cured within thirty (30) days after notice thereof. In the event of any termination pursuant to this Section 8.1(c), written notice setting forth the reasons therefore shall be given by Seller to Buyer;
          (d) By Buyer if there has been a material breach of covenants or failure to perform Seller's obligations hereunder and the same has not been cured within thirty (30) days after notice thereof. In the event of any termination pursuant to this Sections 8.1(d), written notice setting forth the reasons therefore shall be given by Buyer to Seller;
           (e) Notwithstanding anything herein to the contrary, the right to terminate this Agreement under paragraphs (b), (c), or (d) of this Section 8.1 shall not be available to any party if such party is in breach of any covenant or of its obligations under this Agreement or has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.
     8.2 Effect of Termination. In the event of the termination of this Agreement by Seller pursuant to Section 8.1
(c) hereof, the Escrow Deposit and any interest earned thereon shall be paid to Seller as liquidated damages. In the event of the termination of this Agreement for any reason other than as provided in the preceding sentence, the Escrow Deposit shall be returned to Buyer, together with any and all interest earned thereon. In the event that the Closing takes place, the Escrow
Deposit shall be paid to Seller as a portion of the Purchase
Price in accordance with Section 2.3. Any interest earned shall be paid to Buyer. Seller and Buyer shall deliver to the Escrow
Agent joint written instructions directing the Escrow Agent to pay the Escrow Deposit in accordance with this Section 8.2.
                                 ARTICLE IX
                             CONTROL OF STATION
     Between the date of this Agreement and the Closing Date, Seller shall control and supervise the Station or the conduct of its business, all of which shall remain the sole responsibility and under the control of Seller. Seller may take any and all action necessary to protect and preserve the construction permit, including filing engineering amendments and construction of the Station.

                                 ARTICLE X

     10.1 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order to more effectively consummate the transactions contemplated hereby.
     10.2  Payment of Expenses.
         (a)  Any fees assessed by the FCC in connection with
the filing contemplated by this Agreement or consummation of the transaction contemplated hereby shall be paid 50 percent by
Buyer and 50 percent by Seller.
          (b) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by the party primarily liable under applicable law to pay such tax.
          (c) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transaction contemplated herein.
     10.3 Notices All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, or by facsimile addressed as follows:
        If to Seller:         Mr. Brian M. Encke
                              433 Driftwood Avenue, #4
                              Estes Park, CO 80517
                              FAX: (970) 586-9561
        With a copy to :      A. Wray Fitch III
                              Gammon & Grange, P.C.
                              8280 Greensboro Drive, 7th Floor
                              McLean, VA 22102
                              FAX: (703) 761-5023

        If to Buyer           W3, Inc.
                              5495 Marion Street
                              Denver, CO 80216
                              FAX: (303) 292-1128

        With a copy to        Francis Baron, Esq.
                              Patton Boggs
                              1660 Lincoln Street, Suite 1900
                              Denver, CO 80264
                              FAX: (303) 894-9239

                              Richard J. Hayes, Jr., Esq.
                              8404 Lee's Ridge Road
                              Warrenton, VA 20186
                              FAX: (202) 478-0048

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given if personally delivered or otherwise sent as provided above, on the date received.
     10.4 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.
     10.5 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     10.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Wyoming including all matters of construction, validity and performance, without regard to its principles of conflicts of laws.
     10.7 Amendment and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with is express terms and conditions.
     10.8 Severability. Any provision of this Agreement which is unenforceable in any jurisdictions shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, any such unenforceability in any jurisdiction shall not invalidating or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.
     10.9 Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provision hereof.
     10.10 Counterparts. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     10.11 Attorneys' Fees. If either Seller or Buyer brings suit against the other in connection with this Agreement, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and other costs and expenses incurred by such party in connection with such suit regardless of whether such suit is prosecuted to judgment. As used herein, "prevailing party" shall mean in the case of a claimant , one who is successful in obtaining substantially all of the relief sought, and in the case of a defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.
     10.12 Assignment. The rights and interest of Buyer may not be assigned to any entity without the prior express written consent of Seller.
          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

                        SELLER:
                        BRIAN M. ENCKE
                        By: /s/Brian M Encke
_________________       _____________________
Attest
                        BUYER:
                        W3, INC.
                        By: /s/Doug R. Olson
__________________      _____________________
Attest





EXHIBIT 23.2

                      INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of First Entertainment Holding Corp. of our report dated March 17,1999, except for Note C as to which the date is June 11, 1999, relating to the financial statements of First Entertainment Holding Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                      /s/ GORDON, HUGHES & BANKS, LLP
                                          GORDON, HUGHES & BANKS, LLP


Denver, Colorado
November 12, 1999